Execution Version
INDENTURE

among

Walkers Fiduciary Limited

as trustee of the CT Trust established pursuant to
the Declaration of Trust, dated January 12, 2022
as Issuer
Comunicaciones Celulares, S.A.,
Cloud2Nube, S.A.,
Comunicaciones Corporativas, S.A.,
Distribuidora Central de Comunicaciones, S.A.,
Distribuidora de Comunicaciones de Occidente, S.A.,
Distribuidora de Comunicaciones de Oriente, S.A.,
Distribuidora Internacional de Comunicaciones, S.A.,
Navega.com, S.A.,
Servicios Especializados en Telecomunicaciones, S.A. and
Servicios Innovadores de Comunicación y Entretenimiento, S.A.
as Note Guarantors
and
The Bank of New York Mellon
as Indenture Trustee, Note Registrar, Paying Agent and Transfer Agent

5.125% Senior Notes due 2032
Dated as of February 3, 2022

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TABLE OF CONTENTS
    i

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SECTION 9.19 Force Majeure	108
SECTION 9.20 Waiver of Damages	109
SECTION 9.21 Rights Applicable to Agents	109
ARTICLE X CONCERNING THE HOLDERS
SECTION 10.1 Acts of Noteholders	109
ARTICLE XI PARTICIPATION AGREEMENT
SECTION 11.1 Certain Rights of the Noteholders with Respect to the Participation Agreement and the Guarantees; Remedies Available under the Participation Agreement and Guarantees	110
ARTICLE XII AMENDMENTS
SECTION 12.1 With Consent of Noteholders	112
SECTION 12.2 Without Consent of Noteholders	113
SECTION 12.3 Execution of Supplemental Indentures	114
SECTION 12.4 Effect of Supplemental Indentures	115
SECTION 12.5 Reference in Notes to Supplemental Indentures	115
SECTION 12.6 Notification of Luxembourg Stock Exchange	115
ARTICLE XIII DEFEASANCE AND DISCHARGE
SECTION 13.1 Satisfaction and Discharge of Indenture	115
SECTION 13.2 Legal Defeasance	116
SECTION 13.3 Covenant Defeasance	117
SECTION 13.4 Application of Trust Money	118
SECTION 13.5 Repayment to Issuer	118
SECTION 13.6 Reinstatement	118
ARTICLE XIV NOTE GUARANTEES
SECTION 14.1 Guarantees	118
SECTION 14.2 Release of Note Guarantors	120
SECTION 14.3 Future Note Guarantors	120
SECTION 14.4 Guarantees Absolute	122
SECTION 14.5 Waivers and Acknowledgments	123
SECTION 14.6 Subrogation	124
SECTION 14.7 Payments Free and Clear of Taxes, Etc	125
SECTION 14.8 Representations and Warranties	125
SECTION 14.9 Covenants	127
SECTION 14.10 [Reserved]	127

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EXHIBIT A-1    Form of Rule 144A Restricted Global Note
EXHIBIT A-2    Form of Regulation S Unrestricted Global Note
EXHIBIT B    Form of Authentication and Delivery Order
EXHIBIT C    Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S
EXHIBIT D    Form of Transfer Certificate for Transfer to Qualified Institutional Buyers (QIBs) who are also Qualified Purchasers
EXHIBIT E    Form of Qualified Institutional Buyer/Qualified Purchaser Certification
EXHIBIT F    Form of Section 3(c)(7) Reminder Notice
EXHIBIT G    Form of Rule 144A Bloomberg Request Letter
    v

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EXHIBIT H    Request to the Depository Trust Company

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This INDENTURE (the “Indenture”), dated as of February 3, 2022, among Walkers Fiduciary Limited, an ordinary company incorporated with limited liability duly incorporated under the laws of the Cayman Islands, as trustee (the “Cayman Trustee”) of the CT Trust (the “Trust”) established under the Declaration of Trust, dated January 12, 2022 (the “Declaration of Trust”), as issuer hereunder (the Cayman Trustee acting hereunder in its capacity as trustee of the Trust pursuant to the Declaration of Trust and in relation to the assets forming part of the Trust, being the “Issuer”), Comunicaciones Celulares, S.A. (“Comcel”), Cloud2Nube, S.A., Comunicaciones Corporativas, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Navega.com, S.A., Servicios Especializados en Telecomunicaciones, S.A. and Servicios Innovadores de Comunicación y Entretenimiento, S.A., as guarantors (the “Loan Guarantors” and together with Comcel the “Parent Note Guarantors,” and together with the Subsidiary Guarantors, as defined below, the “Note Guarantors”), The Bank of New York Mellon, a New York banking corporation, as indenture trustee (the “Indenture Trustee”), note registrar, paying agent and transfer agent.
W I T N E S S E T H:
WHEREAS, Comunicaciones Celulares, S.A., a stock corporation (sociedad anónima) organized under the laws of Guatemala, as borrower (in such capacity, the “Borrower”), the Loan Guarantors, JPMorgan Chase Bank, N.A., as lender (the “Lender”), and The Bank of New York Mellon, as administrative agent (in such capacity, the “Administrative Agent”) entered into a credit and guaranty agreement dated as of the date hereof (the “Credit and Guaranty Agreement”) pursuant to which the Lender agreed to extend on the date hereof a senior unsecured loan (the “Loan”) to the Borrower guaranteed by the Loan Guarantors in an amount equal to U.S.$900,000,000 in the aggregate, the net proceeds of which to be used to repay the existing debt of the Borrower and the Note Guarantors and to lend the balance of the proceeds of the Loan to the shareholders of the Borrower and the remainder for general corporate purposes;
WHEREAS, the syndication of the Loan has been arranged pursuant to (a) the establishment of the Trust, (b) the sale of a 100% participation interest in the Loan and certain rights relating thereto pursuant to that certain participation agreement dated the date hereof by and among the Lender, the Administrative Agent and the Cayman Trustee, acting as trustee of the Trust (the “Participation Agreement”), (c) the issuance by the Issuer of the Notes (as defined below) pursuant to this Indenture, and (d) the listing of the Notes on the Luxembourg Stock Exchange;
WHEREAS, the Issuer has duly authorized the issue of its 5.125% Senior Notes due 2032, substantially in the form hereinafter set forth in such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture (the “Notes”) and is on the date hereof issuing U.S.$900,000,000 of its Notes (the “Initial Notes”);
WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the authentication and delivery of the Notes by the Indenture Trustee;

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WHEREAS, the Issuer, in connection with the issuance of the Notes, will grant a security interest in all of the Trust Assets (as defined below) to the Indenture Trustee on behalf of the Noteholders (as defined below); and

WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee as provided in this Indenture, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done;
NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained and of the purchase of the Notes by the Noteholders, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Noteholders, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.1    Definitions. The following capitalized terms shall have the meanings set forth below:
“Acceleration Redemption Event” has the meaning set forth in Section 4.1(a)(vii).
“Acquired Debt” means Debt of the Parent Note Guarantors or their respective Subsidiaries:
(i)    Incurred and outstanding on the date on which a Subsidiary (a) was acquired by any Parent Note Guarantor or any of the Restricted Subsidiaries or (b) is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) any Parent Note Guarantors or the Restricted Subsidiary; or
(ii)    Incurred to provide all or part of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Subsidiary of any Parent Note Guarantor or was otherwise acquired by a Parent Note Guarantor or its Subsidiary;
provided that, after giving pro forma effect to the transactions by which such Person became a Subsidiary of any Parent Note Guarantor or is merged, consolidated, amalgamated or otherwise combined with any Parent Note Guarantor or its Subsidiary, (a) the Parent Note Guarantors would have been able to Incur $1.00 of additional Debt pursuant to Section 7.1; or (b) the Leverage Ratio would not be greater than such ratio before giving effect to such transactions.
Acquired Debt shall be deemed to have been Incurred, with respect to clause (i) on the date such Person becomes a Subsidiary and, with respect to clause (ii) on the date of consummation of such acquisition of assets.

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“Act” when used with respect to any Noteholder, has the meaning set forth in Section 10.1.

“Additional Amounts” has the meaning set forth in the Credit and Guaranty Agreement.
“Additional Notes” has the meaning set forth in Section 2.3.
“Administrative Agent” has the meaning set forth in the recitals hereto.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Procedures” has the meaning set forth in Section 2.13.
“Asset Disposition” means any transfer, conveyance, sale, lease or other disposition by any Parent Note Guarantor or any Restricted Subsidiary (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary to a Parent Note Guarantor or Restricted Subsidiary which is an 80% or more owned Subsidiary of one or more Note Guarantors or by any Parent Note Guarantor to a Restricted Subsidiary which is an 80% or more owned Subsidiary of any Parent Note Guarantor or by any Parent Note Guarantor to another Parent Note Guarantor) of
(i)    shares of Capital Stock (other than directors’ qualifying shares and shares to be held by third parties to satisfy applicable legal requirements) or other ownership interests of a Restricted Subsidiary,
(ii)    substantially all of the assets of any Parent Note Guarantor or any Restricted Subsidiary representing a division or line of business, or
(iii)    other assets or rights of the Parent Note Guarantors or any Restricted Subsidiary outside of the ordinary course of business;
provided that the term “Asset Disposition” shall not include
(1)    any disposition of Tower Equipment, including any Sale/Leaseback Transaction;
(2)    a transfer of assets between or among the Parent Note Guarantors and any Restricted Subsidiaries;

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(3)    the issuance of Capital Stock by a Subsidiary to the Parent Note Guarantors or to another Subsidiary of the Parent Note Guarantors;

(4)    dispositions of assets of any Parent Note Guarantor or any Restricted Subsidiary, or the issuance or sale of Capital Stock of any Restricted Subsidiary in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than the greater of $50,000,000 and 3.0% of Combined Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year);
(5)    any disposition of Capital Stock of a Subsidiary pursuant to an agreement or other obligation with or to a Person (other than a Parent Note Guarantor or its Subsidiary) from whom such Subsidiary was acquired or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(6)    the sale, lease or other transfer of products, services, accounts receivable, inventory or other assets in the ordinary course of business and any sale or other disposition of damaged, surplus, worn-out or obsolete assets;
(7)    dispositions in connection with Permitted Liens;
(8)    disposals of assets, rights or revenue not constituting part of the Related Business and other disposals of non-core assets acquired in connection with any acquisition permitted hereunder;
(9)    licenses and sublicenses of the Parent Note Guarantors or any of their Subsidiaries in the ordinary course of business;
(10)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(11)    the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;
(12)    the granting of Liens not prohibited by the covenant described under Section 7.5;
(13)    a transfer or disposition of assets described in Section 7.15;
(14)    a transfer or disposition of assets described in Section 7.2;
(15)     the sale or other disposition of cash or Cash Equivalents;

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(16)    the foreclosure, condemnation or any similar action with respect to any property or other assets;

(17)    sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity, and Investments in a Receivables Entity consisting of cash or Securitization Obligations;
(18)    any disposition or expropriation of assets or Capital Stock which any Parent Note Guarantor or any Subsidiary is required by, or made in response to concerns raised by, a regulatory authority or court of competent jurisdiction;
(19)    any disposition of Capital Stock, Debt or other securities of an Unrestricted Subsidiary;
(20)    any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by any Parent Note Guarantor or any Subsidiary to such Person;
(21)    any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements; provided that any cash or Cash Equivalents received in such disposition is applied in accordance with the requirements set forth in Section 7.7;
(22)    contractual arrangements under long-term contracts with customers entered into by a Parent Note Guarantor or a Restricted Subsidiary in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement;
(23)    any sale or disposition with respect to property built, repaired, improved, owned or otherwise acquired by the Parent Note Guarantors or any Subsidiary pursuant to customary Sale/Leaseback Transactions, asset securitizations and other similar financings permitted by the Indenture;
(24)    any dispositions constituting the surrender of tax losses by Parent Note Guarantors or their Subsidiaries (1) to another Parent Note Guarantor or a Subsidiary; (2) in order to eliminate, satisfy or discharge any tax liability of any Person that was formerly a Subsidiary of a Parent Note Guarantor which has been disposed of pursuant to a disposal permitted by the terms of this Indenture, to the extent that such Parent Note Guarantor or a Subsidiary would have a liability (in the form of an indemnification obligation or otherwise) to one or more Persons in relation to such tax liability if not so eliminated, satisfied or discharged;
(25)    leases or subleases to third parties of real property owned in fee or leased by a Parent Note Guarantor or a Restricted Subsidiary or a disposition or assignment (as

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lessor) of a lease of real property or right of way, in each case, in the ordinary course of     business; or

(26)    Permitted Asset Swaps.
“Asset Sale Notice” has the meaning set forth in the Credit and Guaranty Agreement.
“Asset Sale Offer” has the meaning set forth in Section 7.7(d).
“Asset Sale Payment Date” means a Business Day no earlier than 30 days nor later than 60 days subsequent to the date on which the Asset Sale Notice is delivered by the Borrower to the Lender and the Administrative Agent (other than as may be required by applicable law) under the Credit and Guaranty Agreement.
“Asset Sale Prepayment Amount” means the principal amount of the Loan the Borrower is required to offer to the Lender to prepay as a result of an Asset Sale Prepayment Event.
“Asset Sale Prepayment Event” means the Borrower has become obligated to make an offer to the Lender to prepay any portion of the principal amount of the Loan as a result of a covenant of the Borrower and Note Guarantors pursuant to Section 7.7.
“Authenticating Agent” means the Person acting as Authenticating Agent hereunder pursuant to Section 9.11(b).
“Authorized Agent” means any Paying Agent, Authenticating Agent, Note Registrar, Transfer Agent or other agent appointed by the Issuer or Indenture Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Indenture Trustee or such agent to perform.
“Authorized Representative” of the Issuer or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity, including, for the avoidance of doubt, any duly appointed attorney-in-fact of the Issuer.
“Authorized Signatory” means any officer of the Indenture Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Indenture Trustee to authenticate Notes.
“Bankruptcy Case” has the meaning set forth in Section 15.21.
“Bankruptcy Law” has the meaning set forth in Section 14.1(c).
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any

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particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have Beneficial Ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means the board of directors of the Borrower or any Parent Note Guarantor.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the President Chief Executive Officer, any Director, the Secretary or an Assistant Secretary of the Board of Directors or sole administrator (administrador único) of such Person to have been duly adopted by the Board of Directors or by the sole administrator (administrador único) of such Person and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.
“Borrower” has the meaning set forth in the recitals to this Indenture.
“Business Day” means a day (other than a Saturday or Sunday) that is not (i) a day on which banking institutions in New York, New York, Guatemala City, Guatemala or the Cayman Islands generally are authorized or obligated by law, regulation or executive order to close, or (ii) a day on which banking and financial institutions in New York, New York Guatemala City, Guatemala or the Cayman Islands are closed for business with the general public.
“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of real or personal property of such Person which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person in accordance with IFRS. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of Debt represented by such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with IFRS.
“Capital Stock” of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock or other equity participation, including partnership interests, whether general or limited, of such Person.
“Cash Equivalents” means, with respect to any Person:
(i)    (a) United States dollars, Euros, Quetzales or money in other currencies received in the ordinary course of business and (b) any direct obligations of, or obligations guaranteed by, the United States of America (or by any agency thereof), the United Kingdom or any member of the European Union to the extent such obligations or guarantees are backed by the full faith and credit of the United States, the United

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Kingdom or such member of the European Union and which have a remaining Weighted Average Life to Maturity of not more than one year from the date of Investment therein;

(ii)    term deposit accounts (excluding current and demand deposit accounts), certificates of deposit, time deposits and money market deposits, bankers’ acceptances and overnight bank deposits, in each case, issued by or with (a) BAC Guatemala, Banco G&T Continental, Banco Agricola Mercantil, Banco del Desarrollo Rural, Banco Industrial, Bank of America, BBVA, BNP Paribas, Citigroup (including Citibank, N.A. Guatemala Branch), Credit Suisse, DNB, Goldman Sachs, J.P. Morgan, Morgan Stanley, Santander Scotiabank or any of the lenders under the Revolving Credit Facility and their respective Affiliates, (b) any bank or trust company which is organized under the laws of the United States of America, any state thereof, the United Kingdom, Switzerland, Canada, Australia or any member state of the European Union, or Guatemala, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of US$100,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated no less than Investment Grade (or such similar equivalent rating) or higher by at least one Rating Agency, or (c) any money market funds rated at least AAA by at least one Rating Agency;
(iii)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i)(a) and (b) entered into with any financial institution meeting the qualifications specified in clause (i)(b) above;
(iv)    commercial paper having one of the two highest ratings obtainable from Fitch or Moody’s and in each case maturing within 365 days after the date of acquisition;
(v)    money market mutual funds at least 95% of the assets of which constitute Cash Equivalents of the types described in clauses (i) through (iii) of this definition;
(vi)    with respect to any Person organized under the laws of, or having its principal business operations in, a jurisdiction outside the United States, the United Kingdom or the European Union, those Investments that are of the same type as investments in clauses (i), (iii) and (iv) of this definition except that the obligor thereon is organized under the laws of the country (or any political subdivision thereof) in which such Person is organized or conducting business; and
(vii)    up to US$2,000,000 (or the equivalent in other currencies) in aggregate of other Investments held by any of the Parent Note Guarantors or the Restricted Subsidiaries.
“Cash Management Loans” means Debt arising in connection with cash management and cash pooling arrangements between the Note Guarantors and their respective Subsidiaries, on the one hand, and Millicom and its Subsidiaries, on the other hand, in the ordinary course of business.
“Cayman Trustee” has the meaning set forth in the preamble to this Indenture.

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“Change of Control” has the meaning set forth in the Credit and Guaranty Agreement.

“Change of Control Notice” has the meaning set forth in the Credit and Guaranty Agreement.
“Change of Control Offer” has the meaning set forth in the Credit and Guaranty Agreement.
“Change of Control Payment” has the meaning set forth in the Section 4.2(a).
“Change of Control Payment Date” means a Business Day no earlier than 35 days nor later than 65 days subsequent to the date on which the Change of Control Notice is delivered by the Borrower to the Lender and the Administrative Agent (other than as may be required by applicable Law) under the Credit and Guaranty Agreement.
“Change of Control Prepayment Event” means the occurrence of both a Change of Control and a Rating Decline.
“Change of Control Remainder Event” has the meaning set forth in the Credit and Guaranty Agreement.
“Clearstream” means Clearstream Banking, société anonyme.
“Collateral” has the meaning set forth in Section 5.1.
“Combined EBITDA” means, for any period, the combined operating profit or loss of the Restricted Group (or the Person or group or Persons indicated), as such amount is determined in accordance with IFRS, plus the sum of the following amounts, in each case, without double counting (losses shall be added (as a positive number) and gains shall be deducted, in each case, to the extent such amounts were included in calculating operating profit):
(i)    depreciation and amortization expenses;
(ii)    the net loss or gain on the disposal and impairment of assets;
(iii)    share-based compensation expenses;
(iv)    at the Parent Note Guarantors’ option, other non-cash charges reducing operating profit (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce operating profit to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing operating income (excluding any such non-cash item of income to the extent it represents (a) a receipt of cash payments in any future period, (b) the reversal of an accrual or reserve for a potential cash item that reduced operating income in

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any prior period and (c) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase operating income in such prior period);

(v)    any material extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events);
(vi)    at the Parent Note Guarantors’ option, the effects of adjustments in its consolidated financial statements pursuant to IFRS (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or joint venture Investment or the amortization or write-off or write-down of amounts thereof, net of taxes;
(vii)    any reasonable expenses, charges or other costs related to any Equity Offering, Investment, acquisition, disposition, recapitalization or the Incurrence of any Debt, in each case, as determined in good faith by a responsible financial or accounting officer of the Parent Note Guarantors;
(viii)    any gains or losses on associates;
(ix)    any unrealized gains or losses due to changes in the fair value of equity Investments;
(x)    any unrealized gains or losses due to changes in the fair value of Interest Rate, Currency or Commodity Price Agreements;
(xi)    any unrealized gains or losses due to changes in the carrying value of put options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary, joint venture or associate;
(xii)    any unrealized gains or losses due to changes in the carrying value of call options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary, joint venture or associate;
(xiii)    any net foreign exchange gains or losses;
(xiv)    at the Parent Note Guarantors’ option, any adjustments to reduce the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;

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(xv)    accruals and reserves that are established or adjusted within twelve months after the closing date of any acquisition that are so required to be established or adjusted as a result of such acquisition in accordance with IFRS;

(xvi)    any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Parent Note Guarantors have made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period);
(xvii)    the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets;
(xviii)    any net gain (or loss) realized upon any Sale/Leaseback Transaction that is not sold or otherwise disposed of in the ordinary course of business, determined in good faith by a responsible financial or accounting officer of the Parent Note Guarantors;
(xix)    the amount of loss on the sale or transfer of any assets in connection with an asset securitization program, receivables factoring transaction or other receivables transaction (including, without limitation, a Qualified Receivables Transaction); and
(xx)    Specified Legal Expenses.
For the purposes of calculating Combined EBITDA for any period, as of such date of determination:
(1)    if, since the beginning of such period any Parent Note Guarantor or any Restricted Subsidiary has made any Asset Disposition or disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), including any Sale occurring in connection with a transaction causing a calculation to be made hereunder, then Combined EBITDA for such period will be reduced by an amount equal to the Combined EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Combined EBITDA (if negative) attributable thereto for such period;
(2)    if, since the beginning of such period any Parent Note Guarantor or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a “Purchase”), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, then

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Combined EBITDA for such period will be calculated after giving pro forma effect     thereto as if such Purchase occurred on the first day of such period;

(3)    if, since the beginning of such period any Person (that became a Restricted Subsidiary or was merged with or into any Parent Note Guarantor or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clauses (1) or (2) above if made by a Parent Note Guarantor or a Restricted Subsidiary since the beginning of such period, Combined EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period, including anticipated synergies and cost savings as if such Sale or Purchase occurred on the first day of such period;
(4)    whenever pro forma effect is applied, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Parent Note Guarantors (including in respect of anticipated synergies and cost savings) as though the full effect of synergies and cost savings were realized on the first day of the relevant period and shall also include the reasonably anticipated full run rate cost savings effect (as calculated in good faith by a responsible financial or chief accounting officer of the Parent Note Guarantors) of cost savings programs that have been initiated by the Parent Note Guarantors or their Subsidiaries as though such cost savings programs had been fully implemented on the first day of the relevant period; provided that if the aggregate amount of such anticipated synergies and cost savings exceed 5.0 % of the Combined EBITDA (calculated without reference to the applicable Purchase or Sale), such amounts are confirmed by a reputable, independent third party advisor;
(5)    for the purposes of determining the amount of Combined EBITDA under this definition denominated in a foreign currency, the Parent Note Guarantors may, at its option, calculate the U.S. Dollar Equivalent amount of such Combined EBITDA based on either (i) the weighted average exchange rates for the relevant period used in the combined financial statements of the Parent Note Guarantors for such relevant period or (ii) the relevant currency exchange rate in effect on the Issue Date; and
(6)    the amount of any fees payable by any person in the Restricted Group to another person in the Restricted Group or Millicom or any of its Subsidiaries in connection with any services rendered (including, without limitation, any Value Creation Fees and similar fees) shall be excluded.
For the purpose of calculating the Combined EBITDA of the Restricted Group, any Joint Venture EBITDA shall be added to the amount determined in accordance with the foregoing.
“Combined Interest Expense” means for any period the combined interest expense included in a combined income statement (without deduction of interest income) of the Parent Note Guarantors and their Restricted Group for such period calculated on a combined basis in

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accordance with IFRS, including without limitation or duplication (or, to the extent not so included, with the addition of):

(1)    the amortization of Debt discounts;
(2)    any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities;
(3)    fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;
(4)    Preferred Stock dividends (other than with respect to Redeemable Stock) declared paid or payable;
(5)    accrued Redeemable Stock dividends whether or not declared or paid;
(6)    interest on Debt guaranteed by any Parent Note Guarantors or any member of their Restricted Group; and
The term “Combined Interest Expense” shall not include:
(i)    interest on Capital Lease Obligations; or
(ii)    interest on Debt owed to Millicom or any Subsidiary of Millicom.
“Combined Total Assets” means, as of any date of determination, the total assets shown on the combined balance sheet of the Parent Note Guarantors and the Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a combined basis in accordance with IFRS, calculated to give pro forma effect to any acquisition (including through mergers or consolidations) and dispositions that have occurred subsequent to such period, including any such acquisitions to be made with the proceeds of Debt giving rise to the need to calculate Combined Total Assets.
“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
“Corporate Trust Office” means the office of the Indenture Trustee at which the corporate trust business of the Indenture Trustee under the Indenture is administered, which office is currently located at 240 Greenwich Street, New York, New York 10286, Attn: Corporate Trust Administration.
“Credit Facility” means, a debt facility, arrangement, instrument, trust deed, note purchase agreement, indenture, purchase money financing, commercial paper facility or overdraft facility with banks or other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such

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institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Debt, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended, in whole or in part from time to time, and in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including, but not limited to, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (i) changing the maturity of any Debt Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Note Guarantors as additional borrowers or guarantors thereunder, (iii) increasing the amount of Debt Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Credit and Guaranty Agreement” has the meaning set forth in the recitals to this Indenture.
“Credit and Guaranty Agreement Information” has the meaning set forth in the Participation Agreement.
“Custodian” has the meaning set forth in Section 2.5(d).
“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:
(1)    the principal of and premium, if any, in respect of every obligation of such Person for money borrowed;
(2)    the principal of and premium, if any, in respect of every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (but only to the extent such obligations are not reimbursed within 30 days following receipt by such Person of a demand for reimbursement); and
(4)    the principal component of every obligation of the type referred to in clauses (1) through (3) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise to the extent not otherwise included in the Debt of such Person.
The “amount” or “principal amount” of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with IFRS, (b) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and (c) any amount of Debt that has been cash-collateralized, to the

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extent so cash-collateralized, shall be excluded from any calculation of Debt. Notwithstanding anything else to the contrary, for all purposes under the Indenture, the amount of Debt Incurred, repaid, redeemed, repurchased or otherwise acquired by a Restricted Subsidiary of the Parent Note Guarantors shall equal the liability in respect thereof determined in accordance with IFRS and reflected on the Parent Note Guarantors’ combined statement of financial position.

The term Debt shall not include:
(i)    Cash Management Loans;
(ii)    any liability of the Note Guarantors or any of their Subsidiaries attributable to a synthetic instrument or any other arrangement or agreement to the extent such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with IFRS and recorded as a current liability on such Note Guarantors’ consolidated statement of financial position;
(iii)    any Restricted MFS Cash;
(iv)    any liability of the Note Guarantors attributable to a put option or similar instrument, arrangement or agreement entered into after the Issue Date granted by any Note Guarantor relating to an interest in any other entity, in each case to the extent such option has not been exercised or such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with IFRS, and recorded as a current liability on such Note Guarantor’s consolidated statement of financial position;
(v)    any standby letter of credit, performance bond or surety bond provided by a Note Guarantor or any Subsidiary that is customary in the Related Business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon, are honored in accordance with their terms;
(vi)    any deposits or prepayments received by the Parent Note Guarantors or a Subsidiary from a customer or subscriber for its service and any other deferred or prepaid revenue;
(vii)    any obligations to make payments in relation to earn outs;
(viii)    Debt which is in the nature of equity (other than Redeemable Stock) or equity derivatives;
(ix)    Capital Lease Obligations or operating leases;
(x)    Receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt any debt in respect of Qualified Receivables Transactions, including without limitation guarantees by a Receivables Entity of the obligations of another Receivables Entity;

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(xi)    pension obligations or any obligation under employee plans or employment agreements;

(xii)    any “parallel debt” obligations to the extent that such obligations mirror other Debt;
(xiii)    any payments or liability for assets acquired or services supplied deferred (including trade payables) in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied;
(xiv)    the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock or, with respect to any Subsidiary, any Preferred Stock (including, in each case, any accrued dividends);
(xv)    any Debt (contingent or otherwise) which, when incurred, is without recourse to any Parent Note Guarantor or any Restricted Subsidiary, as applicable; and
(xvi)    the net obligations of such Person under any Interest Rate, Currency or Commodity Price Agreement.
“Declaration of Trust” has the meaning set forth in the preamble to this Indenture.
“Default” means an event that with the passing of time or the giving of notice, or both would constitute an Event of Default.
“Denomination Currency” has the meaning set forth in Section 15.10(b).
“Distribution Compliance Period” means, with regard to Notes offered and sold in their initial distribution outside the United States in reliance on Regulation S, the period of 40 consecutive days beginning on the later of (a) the date on which the Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S (according to a written notice to the Indenture Trustee by the Initial Purchasers thereof) and (b) the date on which the Notes are initially issued, authenticated and sold.
“DTC” means The Depository Trust Company.
“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Indenture Trustee, or another method or system specified by the Indenture Trustee as available for use in connection with its services hereunder.
“Enforcer” means GTCS Enforcers Limited.
“Equity Offering” means a sale of Qualified Capital Stock of any Parent Note Guarantor or a Holding Company of any Parent Note Guarantor pursuant to which the Net Cash

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Proceeds are contributed to such Parent Note Guarantor in the form of a subscription for, or a capital contribution in respect of, Qualified Capital Stock of such Parent Note Guarantor.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, N.V.
“Event of Default” has the meaning specified in Section 8.1.
“Excess Proceeds” has the meaning set forth in Section 7.7 herein.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended and in effect from time to time.
“Excluded Contributions” means Net Cash Proceeds received by any Parent Note Guarantor from:
(i)    contributions to its common equity capital;
(ii)    Net Cash Proceeds from any stockholder loans; or
(iii)    the sale (other than to a Subsidiary of any Parent Note Guarantor or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of any Parent Note Guarantor or any Subsidiary) of Capital Stock (other than Redeemable Stock) of any Parent Note Guarantor;
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the relevant Parent Note Guarantor on the date such capital contributions are made or the date such equity interests are sold, as the case may be, and delivered to the Indenture Trustee.
“Expense Reimbursement and Indemnity Agreement” means the Expense Reimbursement and Indemnity Agreement, dated as of February 3, 2022, by and among the Borrower, the Loan Guarantors, the Lender, the Cayman Trustee, the Enforcer, the Indenture Trustee and the Authorized Agents.
“Financing Statement” has the meaning specified in Section 9-102(a)(39) of the UCC.
“Fitch” means Fitch Ratings Ltd., and its successors.
“GAAP” means generally accepted accounting principles in the United States.
“Global Note” means any Note issued in fully-registered certificated form to the Registered Depositary (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Exhibit A.

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“Governmental Approval” means any authorization, consent, approval, order, license, franchise, ruling, permit, certification, waiver, exemption, filing or registration by or with any Governmental Authority (including, without limitation, environmental approvals, zoning variances, special exceptions and non-conforming uses) relating to the execution, delivery or performance of any Transaction Document.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein.
“Governmental Authority” means the government of Guatemala or of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Gradation” means a gradation within a Rating Category or a change to another Rating Category, which shall include: (i) “+” and “-” in the case of Fitch’s current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one Gradation), (ii) 1, 2 and 3 in the case of Moody’s current Rating Categories (e.g., a decline from Ba1 to Ba2 would constitute a decrease of one Gradation), or (iii) the equivalent in respect of successor Rating Categories of Fitch or Moody’s or Rating Categories used by Rating Agencies other than Fitch and Moody’s.
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person
(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt;
(2)    to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt; or
(3)    to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.
“Guaranteed Obligations” has the meaning set forth in Section 14.1.

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“Note Guarantors” has the meaning set forth in the preamble to this Indenture.

“Holding Company” means any Person (other than a natural person) which legally and Beneficially Owns more than 50% of the Voting Stock and/or Capital Stock of another Person, either directly or through one or more Subsidiaries.
“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board or any successor board or agency as in effect on the Issue Date; provided that the Parent Note Guarantors may, at any time, irrevocably elect by written notice to the Indenture Trustee to use IFRS as in effect from time to time, and, upon such notice, references herein to IFRS shall thereafter be construed to mean IFRS as in effect from time to time. The Parent Note Guarantors also may, at any time, irrevocably elect by written notice to the Indenture Trustee to use GAAP as in effect from time to time in lieu of IFRS and, upon such notice, references herein to IFRS shall thereafter be construed to mean GAAP as in effect from time to time.
“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation, including by acquisition of Subsidiaries (the Debt of any other Person becoming a Subsidiary of such Person being deemed for this purpose to have been incurred at the time such other Person becomes a Subsidiary), or the recording, as required pursuant to IFRS or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in IFRS that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.
“Indenture” has the meaning set forth in the preamble to this Indenture.
“Indenture Trustee” means the Person named as the “Indenture Trustee” in the preamble to this Indenture and its successors and assigns.
“Initial Notes” has the meaning set forth in the recitals to this Indenture.
“Initial Purchasers” means Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BNP Paribas Securities Corp. and Scotia Capital (USA) Inc. with respect to the initial issuance of the Initial Notes hereunder and such other parties as may be identified in a supplemental indenture with respect to any Additional Notes.
“Interest Rate” has the meaning set forth in Section 2.8.
“Interest Rate, Currency or Commodity Price Agreement” of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

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“Interest Payment Date” has the meaning set forth in Section 2.8.

“Intergroup Subordinated Loans” means (a) Debt of the Restricted Group owed to Millicom or any of its Subsidiaries (other than the Restricted Group), and (b) Debt of Millicom or any of its Subsidiaries (other than the Restricted Group) owed to any of the Restricted Group that, in each case, (1) it will not have the benefit of any negative pledge covenant, collateral or security interest, (2) the terms of which provide that, in the event that (a) an installment of interest with respect to such Debt is not paid on the applicable interest payment date or (b) the principal of, or premium, if any, on any such Debt is not paid on the stated maturity or other date set for redemption, then the obligation to make such payment on such interest payment date, maturity date or other redemption date will not be a default under such Debt until after the maturity date of the Notes, and (3) the terms of which provide that no amount will be payable in bankruptcy, liquidation or any similar proceeding with respect to the Person Incurring such Debt until all claims of senior creditors of such Person, including, without limitation, the Noteholders, admitted in such proceeding have been satisfied.
“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include (a) trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person, or (b) commission, travel, payroll, entertainment, relocation and similar advances to officers and employees and profit sharing and other employee benefit plan contributions made in the ordinary course of business.
“Investment Company Act” means the United States Investment Company Act of 1940, as amended.
“Investment Grade” means (i) BBB- or above in the case of Fitch (or its equivalent under any successor Rating Categories of Fitch), (ii) Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), and (iii) the equivalent in respect of the Rating Categories of any other Rating Agencies.
“Issue Date” has the meaning set forth in Section 2.8.
“Issuer” has the meaning set forth in the preamble to this Indenture.
“Issuer Order” means a written request or order signed in the name of the Issuer by one or more of its Authorized Representatives and, in the case of an Issuer Order given pursuant to Section 2.2, substantially in the form of Exhibit B.
“Joint Venture EBITDA” means an amount equal to the product of (i) the Combined EBITDA of any joint venture (determined in good faith by a responsible financial or accounting officer of the Parent Note Guarantor on the same basis as provided for in the

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definition of “Combined EBITDA” (with the exception of clause (i) and the last sentence thereof) as if each reference to the “Parent Note Guarantor” in such definition was to such joint venture) whose financial results are not consolidated with those of any Parent Note Guarantor in accordance with IFRS and (ii) a percentage equal to the direct equity ownership percentage of the Parent Note Guarantor and/or their respective Subsidiaries in the Capital Stock of such joint venture and its Subsidiaries.

“Judgment Currency” has the meaning set forth in Section 15.10(b).
“Law” means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof.
“LCT Election” has the meaning set forth in Section 7.9.
“LCT Test Date” has the meaning set forth in Section 7.9.
“Lender” has the meaning set forth in the recitals to this Indenture.
“Leverage Ratio,” when used in connection with any Incurrence (or deemed Incurrence) of Debt, means the ratio of (i) the principal amount of Debt of the Note Guarantors and their Restricted Group on a combined basis outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to (a) the Incurrence of such Debt and any other Debt Incurred since such balance sheet date, (b) the receipt and application of the proceeds thereof and (c) (without duplication) the repayment, redemption or repurchase of any other Debt since such balance sheet date, to (ii) Combined EBITDA for the last four full fiscal quarters prior to the Incurrence of such Debt for which combined financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied, or such other Debt had been repaid, redeemed or repurchased, as applicable, at the beginning of such four fiscal quarter period.
“Lien” means, with respect to any property or assets, any mortgage, pledge, security interest, lien, charge, encumbrance, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means (i) any Investment or acquisition, in each case, by one or more of the Parent Note Guarantors and their Subsidiaries of any assets, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.
“Loan” has the meaning set forth in the recitals to this Indenture.

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“Loan Collection Account” has the meaning set forth in Section 3.1.

“Loan Event of Default” has the meaning assigned to the term “Event of Default” under Section 10 of the Credit and Guaranty Agreement.
“Loan Guarantee” has the meaning set forth under “Guaranty” in Section 1.01 of the Credit and Guaranty Agreement.
“Loan Guarantors” has the meaning set forth in the preamble to this Indenture.
“Material Adverse Effect” means a material adverse effect on (a) the ability of the Issuer to perform its material obligations under this Indenture or any other Transaction Document, or (b) the rights of the Indenture Trustee, acting on behalf of the Noteholders, or such Noteholders, under any of the Transaction Documents.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Borrower on the date of the declaration of the relevant dividend, multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend.
“Maturity” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Maturity Date” has the meaning set forth in Section 2.7.
“Millicom” means Millicom International Cellular S.A.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Non-U.S. Person” means any Person who is not a “U.S. Person” as defined in Regulation S under the Securities Act.
“Net Available Proceeds” from any Asset Disposition means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any Related Assets and other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by any Parent Note Guarantor or any Restricted Subsidiary, net of:
(1)    all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;
(2)    all payments made by any Parent Note Guarantor or any Restricted Subsidiary, on any Debt which is secured by such assets in accordance with the terms of

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any Lien upon or with respect to such assets or which must by the terms of such Debt or Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)    all distributions and other payments made to other equity holders in the Parent Note Guarantors’ Restricted Subsidiaries, or joint ventures as a result of such Asset Disposition; and
(4)    appropriate amounts to be provided by the Parent Note Guarantors or any Restricted Subsidiary, as the case may be, as a reserve in accordance with IFRS, against any liabilities associated with such assets and retained by the Parent Note Guarantors or any Restricted Subsidiary, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a Board Resolution filed with the Indenture Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.
“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or any Incurrence of Debt, means the cash proceeds of such issuance or sale or such Incurrence net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees, expenses and charges actually Incurred in connection with such issuance or sale or such Incurrence and net of taxes paid or payable (in the good faith determination of the Parent Note Guarantors) in connection with such issuance or sale or such Incurrence (including any repatriation of the proceeds of such sale or Incurrence).
“Note Additional Amounts” has the meaning set forth in Section 2.16.
“Notes Asset Sale Offer” has the meaning set forth in Section 7.7(e).
“Note Guarantee” has the meaning set forth in Section 14.1(a).
“Note Interest” means interest on the Notes at a fixed rate of 5.125% per annum.
“Note Redemption Event” has the meaning set forth in Section 4.1(a).
“Note Register” has the meaning set forth in Section 2.13.
“Note Registrar” means any Person acting as note registrar pursuant to Section 2.13.
“Noteholder” means a Person in whose name a Note is registered in the Note Register.

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“Notes” has the meaning set forth in the recitals to this Indenture.

“Notes Change of Control Offer” has the meaning set forth in Section 4.2(b).
“Obligations” has the meaning set forth in Section 5.1.
“Offering Memorandum” means the final offering memorandum dated January 27, 2022 relating to the Notes.
“Officer’s Certificate” means a certificate signed by the President, Chairman of the board of directors, any Vice Chairman of the board of directors, any Director, the Chief Executive Officer, the Chief Financial Officer, any Senior Vice President, or the Secretary of the board of directors of any Person, or in the case of the Issuer, by any authorized representative thereof, and delivered to the Indenture Trustee.
“Opinion of Counsel” means a written opinion of counsel in compliance with the requirements of Section 15.1 hereof from any Person either expressly referred to herein or otherwise reasonably satisfactory to the Indenture Trustee which may include, without limitation, counsel for such Person, whether or not such counsel is an employee of such Person.
“Optional Redemption Event” has the meaning set forth in Section 4.1(a).
“Other Taxes” has the meaning set forth in the Credit and Guaranty Agreement.
“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(i)    Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;
(ii)    Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than a Note Guarantor) in trust or set aside and segregated in trust by a Note Guarantor (if such Note Guarantor shall act as its own Paying Agent) for the Noteholders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and
(iii)    Notes which have been paid or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Indenture Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Parent Note Guarantors;
provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by any Note Guarantor or any other

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obligor upon the Notes or any Affiliate of any Note Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Indenture Trustee receives written notice confirming that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not any Note Guarantor or any other obligor upon the Notes or any Affiliate of any Note Guarantor or of such other obligor.

“Parent Note Guarantor” has the meaning set forth in the preamble to this Indenture.
“Parent Note Guarantor Expenses” means (A) the reasonable fees and expenses actually incurred in connection with servicing of the Loan and the Notes or any exchange of securities or tender for outstanding Notes, (B) fees, taxes and expenses required to maintain the corporate existence of the Note Guarantors, and (C) any other fees and expenses relating to (A) or (B).
“Participation” means a 100% interest in all of the Lender’s rights under the Credit and Guaranty Agreement, the Loan, and all guarantees, security agreements, mortgages, deeds of trust, letters of credit, reimbursement agreements, waivers, amendments, modifications, supplements, forbearances, intercreditor agreements, subordination agreements and all other agreements, documents or instruments executed and delivered in connection therewith acquired by the Issuer pursuant to the Participation Agreement.
“Participation Agreement” has the meaning set forth in the recitals to this Indenture.
“Pari Passu Debt” means any Debt of the Note Guarantors that ranks pari passu in right of payment to the Loan and the Guarantees.
“Paying Agents” mean the Persons named as paying agents in the preamble to this Indenture, each other paying agent appointed pursuant to this Indenture and each of their respective successors and assigns.
“Payment Account” means the account contemplated in Section 3.2 hereof.
“Payment Date” means any of the Interest Payment Dates, the Maturity Date or any other date on which payments on the Notes in respect of principal, interest or other amounts are required to be paid pursuant to this Indenture and the Notes.
“Permitted Asset Swap” means the concurrent purchase and sale or exchange of related business assets or a combination of related business assets, cash and Cash Equivalents between the Parent Note Guarantors or any of their Subsidiaries and another Person.
“Permitted Debt” has the meaning set forth in Section 7.1(b).

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“Permitted Investments” means:

(1)    Investments in (i) Cash Equivalents or (ii) deposit accounts, certificates of deposit and time deposits and money market deposits, bankers’ acceptances and overnight bank deposits, in each case issued by or with a bank or trust company which is organized under the laws of the jurisdiction in which the Note Guarantor or Restricted Subsidiary which makes such Investment operates; provided that the Parent Note Guarantors shall use their reasonable efforts to ensure that any such bank or trust company described in this clause (ii) is a credit-worthy institution;
(2)    Investments by any Parent Note Guarantor or any Restricted Subsidiary in a Note Guarantor or a Restricted Subsidiary that is primarily engaged in a Related Business;
(3)    Investments by a Parent Note Guarantor or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary that is primarily engaged in a Related Business or (ii) such Person is merged, consolidated or amalgamated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, a Note Guarantor or a Restricted Subsidiary that is primarily engaged in a Related Business;
(4)    Investments acquired as consideration as permitted under “Limitation on Asset Dispositions”;
(5)    Restricted Payments directly or indirectly to a Parent Note Guarantor to fund permitted Parent Note Guarantor Expenses;
(6)    Reasonable and customary payments to or on behalf of any of the directors, officers or employees of the Restricted Group or Millicom or any of its Subsidiaries, or in reimbursement of reasonable and customary payments or reasonable and customary expenditures made or Incurred by such Persons as directors, officers or employees;
(7)    Investments in customers and suppliers in the ordinary course of business which either (A) generate accounts receivable or (B) are accepted in settlement of bona fide disputes;
(8)    loans or advances to employees and officers (or loans to any direct or indirect parent, the proceeds of which are used to make loans or advances to employees or officers, or Guarantees of third-party loans to employees or officers) in the ordinary course of business;
(9)    stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement or otherwise);
(10)    any Investment existing on the Issue Date;

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(11)    Investments in Interest Rate, Currency or Commodity Price Agreements not otherwise prohibited under the Indenture;

(12)    Investments in Millicom or any Subsidiary of Millicom for the purpose of acquiring any property so long as such acquired property is transferred to the Parent Note Guarantor or a Restricted Subsidiary within 60 days of such Investment;
(13)    Investments made pursuant to Section 7.7(a)(3)(i)(D), (E) and (F);
(14)    Cash Management Loans;
(15)    Intergroup Subordinated Loans; and
(16)    other Investments in Persons primarily engaged in a Related Business in an aggregate cumulative amount at any time outstanding not to exceed US$50,000,000.
“Permitted Liens” means:
(1)    Liens for taxes, assessments or governmental charges or levies on the property of any Parent Note Guarantor or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceeds promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with IFRS shall have been made therefor;
(2)    Liens imposed by law, such as statutory Liens of landlords’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of any Parent Note Guarantor or any Restricted Subsidiary arising in the ordinary course of business or Liens arising solely by virtue of any statutory or common law (but not contractual) provisions relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;
(3)    Liens on the property of any Parent Note Guarantor or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit performance or return-of-money bonds, surety bonds, obligations in connection with a bid or other process for the award or acquisition of a telecommunications license or usufruct right, or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Parent Note Guarantors and the Restricted Group taken as a whole;
(4)    Liens on property at the time any Parent Note Guarantor or any Restricted Subsidiary acquired such property, including any acquisition by means of a merger or

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consolidation with or into any Parent Note Guarantor or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of any Parent Note Guarantor or any Restricted Subsidiary;

(5)    Liens on the property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of any Parent Note Guarantor, any other Restricted Subsidiary that is not a direct or, prior to such time, indirect Subsidiary of such Person, other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition of property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisitions;
(6)    pledges or deposits by any Parent Note Guarantor or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which any Parent Note Guarantor or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of any Parent Note Guarantor or any Restricted Subsidiary or deposits for the payment of rent, in each case Incurred in the ordinary course of business;
(7)    utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;
(8)    Liens in favor of a credit card processor arising in the ordinary course of business under any processor agreement;
(9)    any provision for the retention of title to any property by the vendor or transferor of such property which property is acquired by any Parent Note Guarantor or a Restricted Subsidiary in a transaction entered into in the ordinary course of business of any Parent Note Guarantor or a Restricted Subsidiary and for which kind of transaction it is customary market practice for such retention of title provision to be included;
(10)    Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in a Default hereunder so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order have not been fully terminated or the period within which such proceedings may be initiated has not expired and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceeding in the ordinary course of business;
(11)    Liens securing any Credit Facility permitted under Section 7.1(b)(iii) or any Interest Rate, Currency or Commodity Price Agreement;
(12)    Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary;

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(13)    mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which any Parent Note Guarantor or any Restricted Subsidiary has easement rights or on any real property leased by any Parent Note Guarantor or any Restricted Subsidiary or similar agreements relating thereto and any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;
(14)    Liens existing on the date of the Indenture;
(15)    Liens in favor of any Parent Note Guarantor or any Restricted Subsidiary;
(16)    Liens on insurance policies and the proceeds thereof, or other deposits, to secure insurance premium financings in respect of any Parent Note Guarantor or any of its Restricted Subsidiaries;
(17)    Liens arising from financing statement filings (or other similar filings in any applicable jurisdiction) regarding operating leases entered into by any Restricted Subsidiary of the Parent Note Guarantors in the ordinary course of business;
(18)    Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit issued to facilitate the purchase, shipment or storage of such inventory or other goods;
(19)    Liens for the purpose of securing the payment of all or a part of the purchase price of Capital Lease Obligations or payments Incurred by the Parent Note Guarantors or their respective Subsidiaries to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that such Liens do not encumber any other assets or property of any Parent Note Guarantor or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
(20)    Liens on property of any Parent Note Guarantor or any Restricted Subsidiary to secure Debt Incurred by any Parent Note Guarantor or such Restricted Subsidiary pursuant to clauses (viii), (ix), (x), and (xi) of the definition of Permitted Debt set forth in Section 7.1(b);
(21)    Liens on the property of any Parent Note Guarantor or any Restricted Subsidiary to replace in whole or in part, any Lien described in the foregoing clauses (1) through (19); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or in respect of property that is the security for a Permitted Lien hereunder;
(22)    Any interest or title of a lessor under any Capital Lease Obligation or operating lease;

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(23)    Liens on any escrow account used in connection with an acquisition of property or Capital Stock of any Person or pre-funding a refinancing of Debt otherwise permissible by the Indenture;
(24)    Liens on any Parent Note Guarantor’s and any of their respective Subsidiaries’ deposits in favor of financial institutions arising from any netting or set-off arrangement substantially consistent with its current practice for the purpose of netting debt and credit balances substantially consistent with the Parent Note Guarantor’s or the Subsidiaries existing future cash pooling arrangements;
(25)    Liens Incurred in the ordinary course of business of the Parent Note Guarantors or any Restricted Subsidiary with respect to obligations that do not exceed the greater of US$100,000,000 or 6% of the Combined Total Assets at any one time outstanding and that do not in the aggregate materially detract from the value of the property of the Parent Note Guarantors and the Restricted Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of business by such Parent Note Guarantor or such Restricted Subsidiary;
(26)    Liens over cash or other assets that secure collateralized obligations Incurred as Permitted Debt; provided that the amount of cash collateral does not exceed the principal amount of the Permitted Debt;
(27)    Liens on Receivables and related assets of the type described in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction, and Liens on Investments in Receivables Entities;
(28)    Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Transaction;
(29)    Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Transaction;
(30)    Liens arising in connection with other sales of Receivables permitted hereunder without recourse to any Parent Note Guarantor or any of the Restricted Subsidiaries;
(31)    Liens securing Debt or other obligations of a Restricted Subsidiary owing to any Parent Note Guarantor or another Restricted Subsidiary;
(32)    Liens in respect of the ownership interests in, or assets owned by, any joint ventures or similar arrangements, other than joint ventures and similar arrangements that are Restricted Subsidiaries, securing obligations of such joint ventures or similar agreements;
(33)    any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

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(34)    Liens for the benefit of the Lender or the Noteholders; and
(35)    Liens over rights under loan agreements relating to, or over notes or similar instruments evidencing, the on-loan of proceeds received by a Restricted Subsidiary from the issuance of Debt, which Liens are created to secure payment of such Debt.
“Permitted Refinancing Debt” means any renewals, extensions, substitutions, defeasances, discharges, refinancings or replacements (each, for purposes of this definition and clause (vii) of the definition of Permitted Debt, a “refinancing”) of any Debt of the Note Guarantors or the Restricted Subsidiaries or pursuant to this definition, including any successive refinancings, as long as:
(i)    such Permitted Refinancing Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of: (a) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value plus all accrued interest) then outstanding of the Debt being refinanced; and (b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;
(ii)    such Permitted Refinancing Debt has (a) a Stated Maturity that is either (1) no earlier than the Stated Maturity of the Debt being refinanced or (2) after the Stated Maturity of the Notes and (b) a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Debt being refinanced;
(iii)    if the Debt being refinanced is subordinated in right of payment to the Note Guarantee and the Loan, such Permitted Refinancing Debt is subordinated in right of payment to the Note Guarantee and the Loan on terms at least as favorable to the Noteholders as those contained in the documentation governing the Debt being refinanced; and
(iv)    if a Note Guarantor was the obligor on the Debt being refinanced, such Permitted Refinancing Debt is Incurred by such Note Guarantor.
Permitted Refinancing Debt in respect of any Credit Facility or any other Debt may be Incurred from time to time after the termination, discharge or repayment of all or any part of such Credit Facility or other Debt.
“Person” means any natural person, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
“Place of Payment”, when used with respect to the Notes, means the offices or agencies maintained pursuant to Section 9.11 and such other place or places, if any, specified by the Issuer for such purpose; provided, however, that so long as the Notes are held in the name of the Registered Depositary or its nominee, the Indenture Trustee or such Paying Agent will make

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such payments to the Registered Depositary or its nominee, as the case may be, in accordance with the Registered Depositary’s Applicable Procedures.

“Predecessor Notes”, with respect to any particular Note, means any previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; for the purposes of this definition, any Note authenticated and delivered under Section 2.14 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.
“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, provisional liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
“Prepayment Amount” means all amounts paid by the Borrower to the Lender pursuant to the Credit and Guaranty Agreement as a result of a Note Redemption Event.
“Process Agent” has the meaning set forth in Section 15.15.
“Promissory Note” has the meaning set forth in the Credit and Guaranty Agreement.
“Purchase Money Obligations” means any Debt Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.
“QIB” means a qualified institutional buyer as defined in Rule 144A under the Securities Act.
“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Stock.
“Qualified Purchaser” means a qualified purchaser as defined in Section 2(a)(51) of the Investment Company Act.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by any Parent Note Guarantor or any of the Restricted Subsidiaries pursuant to which any Parent Note Guarantor or any of the Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Entity (in the case of a transfer by any Parent Note Guarantor or any of the Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Entity), or may grant a Lien in, any Receivables (whether now existing or arising in the future) of any Parent Note Guarantor or any of the Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all Guarantees or other obligations in respect of such

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accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which Liens are customarily granted, in connection with asset securitization involving Receivables and any Interest Rate, Currency or Commodity Price Agreement entered into by any such Parent Note Guarantor or any such Restricted Subsidiary in connection with such Receivables.

“Rating Agency” means each of (i) Fitch, Moody’s and S&P or (ii) if any of Fitch, Moody’s or S&P are not making ratings of the Notes publicly available, an internationally recognized rating agency or agencies as the case may be, selected by the Borrower, which will be substituted for such Rating Agency that is not making ratings of the Notes publicly available.
“Rating Category” means (i) with respect to Fitch, any of the following categories (any of which may include a “+” or “—”): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories (any of which may include a “1,” “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories), and (iii) the equivalent of any such categories of Fitch or Moody’s used by another Rating Agency, if applicable.
“Rating Decline” means the occurrence if at any time within the earlier of (i) 90 days after the date of public notice of a Change of Control, or of any Parent Note Guarantors’ intention or the intention of any Person to effect a Change of Control and (ii) the occurrence of the Change of Control (which period shall in either event be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency), the rating of the Notes is decreased by a Rating Agency by two or more Gradations expressly stated to be due to a Change of Control.
“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.
“Receivables Entity” means a Wholly Owned Subsidiary of any of the Parent Note Guarantors (or another Person in which the Parent Note Guarantors or any Subsidiary make an Investment or to which a Parent Note Guarantor or any Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors or senior management of a Parent Note Guarantor (as provided below) as a Receivables Entity:
(i)    no portion of the Debt or any other obligations (contingent or otherwise) of which:

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    (a)    is Guaranteed by any Parent Note Guarantor or any of their Subsidiaries (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);
    (b)    is recourse to or obligates any Parent Note Guarantor or any of their Subsidiaries in any way other than pursuant to Standard Securitization Undertakings; or
    (c)    subjects any property or asset of any Parent Note Guarantor or any of their Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings except, in each such case, Permitted Liens as defined in clauses (26) through (29) of the definition thereof;
(ii)    with which neither the Parent Note Guarantors nor any of their Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Obligation or Qualified Receivables Transaction) other than on terms not materially less favorable to such Parent Note Guarantor or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Note Guarantors, other than fees payable in the ordinary course of business in connection with servicing Receivables; and
(iii)    to which neither the Parent Note Guarantors nor any of their Subsidiaries have any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Qualified Receivables Transaction).
Any such designation by the Board of Directors or senior management of the Parent Note Guarantors shall be evidenced to the Indenture Trustee by promptly filing with the Indenture Trustee a certified copy of the Board Resolutions of the applicable Parent Note Guarantor giving effect to such designation or an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Receivables Repurchase Obligation” means any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Record Date” means the January 18 or July 18, as the case may be, immediately preceding an interest payment date.
“Redeemable Stock” of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to

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be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes or the Loan.

“Registered Depositary” means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.
“Regulation S” means Regulation S promulgated under the Securities Act, as amended and in effect from time to time.
“Regulation S Note” means a Note sold in reliance on Regulation S, including a Regulation S Unrestricted Global Note, required to bear the Restrictive Legend provided for in Exhibit A-2.
“Regulation S Unrestricted Global Note” has the meaning set forth in Section 2.5(b)
“Related Assets” means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible (including ownership interests), used or intended for use in connection with a Related Business.
“Related Business” means any business in which any Parent Note Guarantor or their Subsidiaries are engaged, directly or indirectly, that consists primarily of, or are related to, operating, acquiring, developing or constructing any telecommunications, media or financial services (including, without limitation, fixed and mobile telephony, broadband internet, network- related services, cable television, satellite television, broadcast, music and video related content, software, applications, value-added services (VAS), network-neutral services, electronic transactional, financial and commercial services related to the remittance of money, including licensed banking operations, or provision of telephony or internet services) and related businesses.
“Related Person” of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.
“Relevant Taxing Jurisdiction” means Guatemala, the Cayman Islands, the United States, or any other jurisdiction from or through which payments under the Credit and Guaranty Agreement, the Participation Agreement, the Expense Reimbursement and Indemnity Agreement, this Indenture or the Notes are made, or any political subdivision thereof or any authority therein having power to tax.
“Required Holders” means Noteholders of more than 50% of the aggregate principal amount of the Outstanding Notes.

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“Responsible Officer” means, any officer of the Indenture Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Indenture Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Cash” means the amount of cash that would be stated as “restricted cash” on the combined statement of financial position of the Parent Note Guarantors as of such date in accordance with IFRS.
“Restricted Group” means the Parent Note Guarantors and the Restricted Subsidiaries, taken together on a combined basis.
“Restricted MFS Cash” means, as of any date of determination, an amount equal to any cash paid in or deposited by or held on behalf of any customer or dealer of, or any other third party in relation to, one or more of the Note Guarantors’ Subsidiaries engaged in the provision of mobile financial services and designated as “restricted cash” on the consolidated statement of financial position of such Note Guarantor, together with any interest thereon.
“Restricted Note” means a Note sold in reliance on Rule 144A, including a Rule 144A Restricted Global Note, required to bear the Restrictive Legend provided for in Exhibit A-1.
“Restricted Payment” has the meaning set forth in Section 7.2(a).
“Restricted Subsidiary” means any Subsidiary of any Parent Note Guarantor or any other Restricted Subsidiary, other than an Unrestricted Subsidiary.
“Restrictive Legend” means the legends required by the forms of Note attached hereto as Exhibits A-1 and A-2.
“Revolving Credit Facility’ means the $600,000,000 revolving credit facility agreement dated October 15, 2020 entered into by Millicom and a consortium of banks, which may be increased in an additional $300,000,000, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part).
“Rule 144” means Rule 144 promulgated under the Securities Act, as amended and in effect from time to time.
“Reversion Date” has the meaning set forth in Section 7.14(b).
“Rule 144A” means Rule 144A promulgated under the Securities Act, as amended and in effect from time to time.
“Rule 144A Restricted Global Note” has the meaning set forth in Section 2.5(a).

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“S&P” means S&P Global Ratings (a division of S&P Global Inc.) and its successors.
“Sale and Lease-back Transaction” means any direct or indirect arrangement relating to assets or property now owned or hereafter acquired whereby any Parent Note Guarantor or a Restricted Subsidiary transfers such assets or property to another Person and such Parent Note Guarantor or such Restricted Subsidiary leases it from such Person.
“Section 3(c)(7) Reminder Notice” means a notice from the Issuer to the Noteholders to be delivered in accordance with Section 9.1 and in the form of Exhibit F.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Securitization Obligations” means any Debt or other obligation of any Receivables Entity.
“Senior Secured Debt” means, as of any date of determination, any Debt of a Parent Note Guarantor or any Restricted Subsidiary that is secured by a security interest in any assets of a Parent Note Guarantor or any of its respective Subsidiaries.
“Shareholder Loans” means Debt of the Parent Note Guarantor or a Subsidiary of Parent Note Guarantor that is issued to and held by an equity owner of such the Parent Note Guarantor or such Subsidiary, other than any the Parent Note Guarantor or a Subsidiary of a Parent Note Guarantor, that, in each case, (1) will not have the benefit of any negative pledge covenant, collateral or security interest, (2) the terms of which provide that, in the event that (a) an installment of interest with respect to such Debt is not paid on the applicable interest payment date or (b) the principal of, or premium, if any, on any such Debt is not paid on the stated maturity or other date set for redemption, then the obligation to make such payment on such interest payment date, maturity date or other redemption date will not be a default under such Debt until after the maturity date of the Loan, and (3) the terms of which provide that no amount will be payable in bankruptcy, liquidation or any similar proceeding with respect to the Person Incurring such Debt until all claims of senior creditors of such Person, including, without limitation, the Noteholders and the Lender under the Loan, admitted in such proceeding have been satisfied.
“Significant Subsidiary” means any Restricted Subsidiary that would be, in respect of the Note Guarantors and their Subsidiaries taken as a whole, a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.
“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any

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threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by any Parent Note Guarantor or any Subsidiary which are reasonably customary in a securitization of Receivables transactions, including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity”, when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.
“Subsidiary Guarantor” has the meaning set forth in Section 14.3(a).
“Suspended Covenants” has the meaning set forth in Section 7.14(a).
“Taxes” means all taxes, withholdings, duties, levies, assessments, value-added taxes or other governmental charges (including interest and penalties) imposed or levied by or on behalf of any Relevant Taxing Jurisdiction.
“Tax Reimbursement Payments” has the meaning set forth in the Expense Reimbursement and Indemnity Agreement.
“Tower Equipment” means passive infrastructure related to telecommunications services, excluding telecommunications equipment, but including, without limitation, towers (including tower lights and lightning rods), power breakers, deep cycle batteries, generators, voltage regulators, main AC power, rooftop masts, cable ladders, grounding, walls and fences, access roads, shelters, air conditioners and BTS batteries owned by any Parent Note Guarantor or any Restricted Subsidiary of a Parent Note Guarantor.
“Transaction Documents” means the Notes, this Indenture (including the Note Guarantees provided for herein), the Credit and Guaranty Agreement, the Promissory Note, the Participation Agreement and the Expense Reimbursement and Indemnity Agreement.

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“Transfer Agent” means the Person named as transfer agent in the preamble to this Indenture, each other transfer agent appointed pursuant to this Indenture and each of their respective successors and assigns.
“Trust” has the meaning set forth in the preamble to this Indenture.
“Trust Assets” means the Issuer’s Participation interest in the Loan and all its right, title and interest in, to and under the Participation Agreement, its right to receive cash and all other distributions and proceeds under the Participation Agreement, all cash and other distributions and proceeds received in respect of this Indenture, the Credit and Guaranty Agreement, the Expense Reimbursement and Indemnity Agreement and any other Transaction Documents, as applicable, and all rights, title and interest in, to, under and related to the foregoing.
“UCC” means the Uniform Commercial Code as in effect in the State of New York or, if different, the state of the United States that governs the perfection of the relevant security interest, in each case, as amended from time to time.
“United States” or “U.S.” means the United States of America.
“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by translating such other currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable other currency as published in the Financial Times on the date that is two Business Days prior to such determination.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
“Value Creation Fees” means any fees, royalties, management, consultancy or stewardship fees, service fees and any other fees paid by any of the Restricted Group to Millicom or any of its subsidiaries (other than the Restricted Group).
“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.
“Weighted Average Life to Maturity” means, when applied to any Debt or Preferred Stock at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Debt or liquidation preference of such Preferred Stock, as the case may be, into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or upon mandatory redemption, including payment at final maturity, in respect thereof, by (y) the

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number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means (i) in respect of any Person, a Person, all of the Capital Stock of which (other than (a) directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, regulation or to ensure limited liability and (b) in the case of a Receivables Entity, shares held by a Person that is not an Affiliate of any Parent Note Guarantor solely for the purpose of permitting such Person (or such Person’s designee) to vote with respect to customary major events with respect to such Receivables Entity, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events) is owned by that Person directly or (ii) indirectly by a Person that satisfies the requirements of clause (i).
“Withholding Tax Event” has the meaning set forth in the Credit and Guaranty Agreement.
SECTION 1.2    Construction. For all purposes of this Indenture (and for all purposes of any other Transaction Document or any other instrument or agreement that incorporates provisions of this Indenture by reference), except as otherwise expressly provided or unless the context otherwise requires:
(a)    the terms defined in this Article have the meanings assigned to them in this Article I, and include the plural as well as the singular;
(b)    unless otherwise specified, all references in this Indenture (including the appendices and schedules hereto) to designated “Articles”, “Sections” and other subdivisions are to the designated articles, sections and other subdivisions of this Indenture;
(c)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(d)    unless the context clearly indicates otherwise, pronouns having a masculine or feminine gender shall be deemed to include the other;
(e)    unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Transaction Documents and shall include any agreement, contract, instrument or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the other Transaction Documents;
(f)    any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents

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including, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

(g)    unless the context clearly requires otherwise, references to “Law” or to any particular Law shall include Laws or such particular Law as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, modifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this Indenture;
(h)    the use of the word “or” shall not be exclusive; and
(i)    “including” means without limitation.
SECTION 1.3    Actions of the Cayman Trustee. The Trust is an equitable obligation binding the Cayman Trustee to deal with the trust property in a particular way in accordance with the terms of the Declaration of Trust. The Noteholders are not, and shall not be, beneficiaries under the Declaration of Trust, and the Cayman Trustee does not owe the Noteholders any fiduciary duties. When used herein, the term “Trust” shall not refer to a separate legal entity but shall, unless the context otherwise requires, refer to the Cayman Trustee acting as trustee of the Trust in accordance with the Declaration of Trust and in relation to the assets forming part of the Trust.
ARTICLE II
THE NOTES
SECTION 2.1    Designation.
(a)    There is hereby created a series of “5.125% Senior Notes due 2032” which shall initially be issued in the aggregate principal amount of U.S.$900,000,000 and which are to be issued pursuant to this Indenture.
(b)    The Notes shall be direct, senior, secured and limited recourse Debt of the Issuer and shall at all times rank pari passu, without any preference among themselves and equal in right of payment with all of the Issuer’s other present and future obligations (for the avoidance of doubt, being solely those obligations which are assumed by the Cayman Trustee in its capacity as trustee of the Trust and in relation to the Trust Assets) that are not, by their terms, expressly subordinated in right of payment to the Notes or which rank senior thereto by operation of Law.
SECTION 2.2    Authentication and Delivery of Notes.
(a)    Any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Indenture Trustee shall thereupon authenticate and make available for delivery such Notes in accordance with such Issuer Order, without any further action by the Issuer.

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(b)    No Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, in the form provided for in Section 2.4 hereof, executed by the Indenture Trustee by the manual or electronic signature of any Authorized Signatory, and such certificate upon any Notes shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered thereunder.
(c)    The Indenture Trustee shall have the right to decline to authenticate and deliver the Notes under this Section 2.2 if the Indenture Trustee, upon the advice of counsel, determines that such action may not lawfully be taken by the Issuer or the Indenture Trustee or if the Indenture Trustee shall determine in good faith that such action does not comply with the provisions of this Indenture or any document or instrument delivered in connection herewith, or could expose the Indenture Trustee to personal or financial liability. Prior to the authentication and delivery of the Notes, the Indenture Trustee shall also receive such other funds, accounts, documents, certificates, instruments or opinions as may be required thereunder or it may request in order to provide it with assurances that all action necessary in connection therewith has been taken.
(d)    Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued or sold by the Issuer, and the Issuer shall deliver such Note to the Indenture Trustee for cancellation as provided in Section 2.18 together with a written statement (which need not comply with Section 15.2 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued or sold by the Issuer, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.
SECTION 2.3    Aggregate Amount; Additional Notes.
(a)    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
(b)    Additional notes of the same series as the Notes (such additional notes being “Additional Notes”) may be issued from time to time under this Indenture so long as, on the date of issuance of such Additional Notes: (i) the requirements of this Section 2.3 have been complied with, (ii) the Lender has made an additional disbursement under the Credit and Guaranty Agreement equal to the aggregate face amount of the Additional Notes to be issued, (iii) the Participation Agreement has been amended to reflect the additional disbursement, (iv) no Default or Loan Event of Default shall have occurred and then be continuing or shall occur as a result of the issuance of such Additional Notes, (v) such Additional Notes shall rank pari passu with the Notes referred to in Section 2.1 and shall have substantially identical terms, conditions and benefits as the Notes (except as otherwise expressly provided in Section 2.3(d)), (vi) the Issuer and the Indenture Trustee shall have executed and delivered a supplemental indenture to this Indenture providing for the issuance of such Additional Notes and reflecting such amendments to this Indenture as may be required to reflect the increase in the aggregate principal amount of the Notes resulting from the issuance of the Additional Notes, (vii) each of the Rating Agencies that has rated the Notes has confirmed to the Issuer in writing (with a copy to the Indenture Trustee), prior to the issuance of such Additional Notes, that the issuance of such

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Additional Notes will not result in a lowering or a withdrawal of the then existing rating of the Outstanding Notes, and (viii) the Indenture Trustee shall have received all such opinions and other documents as it shall have reasonably requested.

(c)    All Additional Notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take benefit of all the terms, conditions and provisions of this Indenture.
(d)    The Additional Notes shall have the same terms in all respects as the Notes, except that such Additional Notes may have a different issue price or first payment date, provided, however, that unless such Additional Notes are issued under a separate CUSIP number, such Additional Notes must be fungible with the Notes for U.S. federal income tax purposes. The Notes offered hereby and any Additional Notes shall be treated as a single class for all purposes hereunder and will vote together as one class on all matters with respect to the Notes. For purposes of this Indenture, whether or not expressly stated, reference to the Notes includes Additional Notes except as otherwise indicated.
SECTION 2.4    Form of Indenture Trustee’s Authentication. The Indenture Trustee’s certificate of authentication on all Notes shall be in substantially the following form:
“This Note is one of the Notes referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON,
as Indenture Trustee
By:
Authorized Signatory”
SECTION 2.5    Form of the Notes.
(a)    Notes offered and sold in reliance on Rule 144A will be initially represented by one or more, permanent Global Notes (in substantially the form of Exhibit A-1) in definitive, fully registered book entry form without interest coupons (collectively, the “Rule 144A Restricted Global Note”) which will be registered in the name of a nominee of the Registered Depositary and deposited on behalf of the purchasers of the Notes represented thereby with the Indenture Trustee, as a custodian for DTC [ADD TO DEFINITIONS] for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at direct or indirect participants of DTC. The aggregate principal amount of the Rule 144A Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Registrar and the Registered Depositary as hereinafter provided.
(b)    Notes offered and sold in reliance on Regulation S will be initially represented by one or more permanent Global Notes without interest coupons (in substantially the form of Exhibit A-2) in definitive, fully registered book entry form (collectively, the “Regulation S Unrestricted Global Note”) which will be registered in the name of a nominee of the Registered Depositary and deposited on behalf of the purchasers of the Notes represented

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thereby the Indenture Trustee, as a custodian for DTC for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at direct or indirect participants of DTC. The aggregate principal amount of the Regulation S Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Registrar and the Registered Depositary as hereinafter provided.

(c)    The Notes shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon as may be required to comply with the rules of any securities exchange upon which the Notes are to be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Issuer or by the Authorized Representative executing such Notes, such determination by said Authorized Representative to be evidenced by its signing the Notes.
(d)    The Notes may be issued in the form of (a) certificated Notes under the circumstances described in Section 2.13(c) hereto or (b) one or more Global Notes. The Notes shall not be issuable in bearable form. Notes issued in certificated form shall be registered in the name or names of such Persons and for the principal amounts as the Issuer may request. The Issuer has initially appointed the Registered Depository to act as depositary for the Global Notes. Notes issued in the form of a Global Note shall be registered in the name of the Registered Depositary or its nominee. In the event any of the Notes are issued in a transaction under Rule 144A of the Securities Act, any such Person shall purchase such Notes in transactions complying with Rule 144A under the Securities Act. The Indenture Trustee, as custodian (“Custodian”), will act as custodian of each Global Note for the Registered Depositary or appoint a sub custodian to act in such capacity. So long as the Registered Depositary or its nominee is the registered owner of the Global Note, it shall be considered the Noteholder of the Notes represented thereby for all purposes hereunder and under the Global Note. None of the Indenture Trustee, or any Authorized Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any agent member or other member of, or a participant in, the Registered Depositary or other Person with respect to the accuracy of the records of the Registered Depositary or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any agent member or other participant, member, beneficial owner or other Person (other than Registered Depositary) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders in respect of the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Registered Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Registered Depositary, subject to its applicable rules and procedures. The Indenture Trustee, and the Authorized Agents may rely and shall be fully protected in relying upon information furnished by the Registered Depositary with respect to its agent members and other members, participants and any beneficial owners.
(e)    Interests in the Global Note shall be transferred on the Registered Depositary’s book entry settlement system.

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(f)    At such time as all beneficial interests in a particular Global Note have been exchanged for Notes in certificated form or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, such Global Note shall be returned to or retained and cancelled by the Indenture Trustee in accordance with Section 2.18. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or in the form of Notes in certificated form, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Indenture Trustee or by the Registered Depositary at the direction of the Indenture Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Indenture Trustee or by the Registered Depositary at the direction of the Indenture Trustee to reflect such increase.
(g)    The forms of Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be applicable thereto or determined by officers of the Issuer executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereof on the face of the Note. If the Notes conflict or are inconsistent with the provisions of this Indenture, then this Indenture shall control.
(h)    At such time as all beneficial interests in a particular Global Note have been exchanged for Notes in certificated form or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, such Global Note shall be returned to or retained and cancelled by the Indenture Trustee in accordance with Section 2.18. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or in the form of a certificated Note, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Indenture Trustee or by the Registered Depositary at the direction of the Indenture Trustee to reflect such reduction and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Indenture Trustee or by the Registered Depositary at the direction of the Indenture Trustee to reflect such increase.
SECTION 2.6    Limited Recourse; Payments from Trust Assets.
(a)    Notwithstanding any other provision of this Indenture, all payments to be made by, and all liabilities of, the Cayman Trustee under this Indenture or any of the documents to which the Cayman Trustee is a party shall be made only from, and shall be limited to, the income and proceeds of the Trust Assets and only to the extent that the Cayman Trustee shall have received income or proceeds from the Trust Assets sufficient to make such payments or satisfy such liabilities in accordance with the terms hereof. No recourse shall be had to the assets

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of the Cayman Trustee which are owned by it beneficially or held by it as trustee for any other trust. The Cayman Trustee shall not sell or otherwise dispose of any of the Trust Assets unless otherwise specifically permitted under this Indenture, and the Cayman Trustee shall not take any actions under the Participation Agreement except as authorized by the Noteholders in accordance with Section 11.6 or Article VII herein. The Cayman Trustee shall not sell or otherwise dispose of the Participation without the consent of all of the Noteholders and payment of all amounts owing to the Indenture Trustee and agents appointed pursuant to this Indenture.

(b)    Subject to the rights of the Indenture Trustee and the Authorized Agents under the Expense Reimbursement and Indemnity Agreement, following the application of the income and proceeds of the Trust Assets in accordance with this Indenture, none of the Noteholders, the Indenture Trustee, the Trust, the Cayman Trustee, the Administrative Agent, the Lender or any other party to the Transaction Documents will be entitled to take any action to recover any sums due but remaining unpaid under this Indenture or the Notes and all remaining claims in respect of this Indenture and the Notes will be extinguished.
SECTION 2.7    Maturity of the Notes. The Issuer shall pay the principal amount of the Notes in full in a single payment on February 3, 2032 (the “Maturity Date”) to the extent the Notes have not been redeemed or repurchased prior thereto as provided under Article IV hereof. No payments in respect of the principal of the Notes shall be paid prior to the Maturity Date except upon redemption prior to the Maturity Date pursuant to Article IV hereof.
SECTION 2.8    Interest; Interest Periods. The Notes will accrue interest from and including the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including February 3, 2022 (the “Issue Date”) to but excluding the Maturity Date (to the extent the Notes have not been redeemed or repurchased prior thereto as provided under Article IV hereof ) at a rate per annum equal to 5.125% (the “Interest Rate”), payable semi-annually in arrears on February 3 and August 3 of each year, commencing on August 3, 2022 (each an “Interest Payment Date”). The Interest Rate will be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 2.9    Record Date. The Indenture Trustee shall treat the Person in whose name any Note is registered on the applicable Record Date as the Noteholder for all payments of interest with respect to the Notes.
SECTION 2.10    Issuance. No Note may be offered, sold or delivered as part of the distribution by the Initial Purchasers at any time, or otherwise, within the United States or to, or for the benefit of, U.S. Persons except to Persons that are both (i) QIBs and (ii) Qualified Purchasers. The Notes may be sold or resold, as the case may be, outside the United States to Non-U.S. Persons in accordance with Regulation S under the Securities Act. The Notes shall be subject to restrictions on transfer and resale as provided in Section 2.13 hereof.
SECTION 2.11    Denominations, etc. The Notes shall be issued only in fully registered form, without coupons and as otherwise provided herein. Notes sold pursuant to Rule 144A shall be issued in the form of beneficial interests in one or more Global Notes in minimum

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denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. Notes sold pursuant to Regulation S shall be issued in the form of beneficial interests in one or more Global Notes in minimum denominations of $200,000 and integral multiples of U.S.$1,000 in excess thereof. Beneficial interests in any Global Notes shall be shown on, and transfers thereof shall be effected only through, the book-entry records maintained by the Registered Depositary and its participants. Notes issued in physical, certificated form shall not be permitted to be traded through the facilities of the Registered Depositary, except in connection with a transfer of a Note in certificated form to a transferee that takes delivery in the form of beneficial interests in a Global Note pursuant to Rule 144A or Regulation S, as the case may be.

SECTION 2.12    Execution of Notes.
(a)    The Notes shall be executed on behalf of the Issuer by one of its Authorized Representatives. The signature of any such Authorized Representatives on the Notes may be manual, facsimile or Electronic Means. Notes bearing the manual, facsimile or Electronic Means signatures of individuals who were, at the time such signatures were affixed, the proper Authorized Representatives of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to be Authorized Representatives prior to the authentication and delivery of such Notes or were not Authorized Representatives at the date of such Notes.
(b)    Pending the preparation of certificated Notes as contemplated in Section 2.13, the Issuer may execute, and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the certificated Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Representatives executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
(c)    Following the issuance of temporary Notes, the Issuer will cause certificated Notes to be prepared without unreasonable delay. The certificated Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Authorized Representatives executing such certificated Notes. After the preparation of certificated Notes, the temporary Notes shall be exchangeable for certificated Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuer for such purpose pursuant to Section 9.11, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, in exchange therefor the same aggregate principal amount of certificated Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as certificated Notes.
SECTION 2.13    Registration; Restrictions on Transfer and Exchange.

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(a)    The Issuer shall cause to be kept at the Corporate Trust Office of the Note Registrar a register which, subject to such reasonable regulations as the Issuer may prescribe, shall provide for the registration of Notes and for the registration of transfers and exchanges of Notes. This register and, if there shall be more than one Note Registrar, the combined registers maintained by all such note registrars, are herein sometimes referred to as the “Note Register”. The Indenture Trustee is hereby appointed the initial Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor, or in the absence of such appointment, assume the duties of such Note Registrar. The Issuer may appoint one or more co-registrars.
(b)    If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon such Note Register as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.
(c)    Any Global Note deposited with the Registered Depositary shall be exchanged for certificated Notes, without coupons, and delivered to and registered in the name of Persons named by the Registered Depositary, rather than to the nominee for the Registered Depositary, only if an Event of Default has occurred and is continuing or if at any time the Registered Depositary ceases to be a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Issuer within 90 calendar days.
(d)    Upon the occurrence of any of the events in the paragraph (c) above, the Indenture Trustee shall, by forwarding any notice received from the Issuer to the Registered Depositary, be deemed to have notified all Persons who hold a beneficial interest in the Global Note through participants in the Registered Depositary or indirect participants through participants in the Registered Depositary of the availability of certificated Notes. Any Global Note that is transferable to the beneficial owners thereof pursuant to paragraph (c) above shall be surrendered by the Registered Depositary to the Note Registrar, to be so transferred, in whole or from time to time in part, without charge, and the Indenture Trustee shall, upon provision by the Issuer of certificates therefor and receipt by the Indenture Trustee of an Issuer Order, authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Notes of authorized denominations. Any portion of a Global Note transferred pursuant to paragraph (c) above and this paragraph shall be executed, authenticated and delivered only in the denominations specified in the form of Note and registered in such names as the Registered Depositary shall direct. Any certificated Note delivered in exchange for an interest in the Rule 144A Restricted Global Note shall bear the Restrictive Legend regarding transfer restrictions applicable to the Rule 144A Restricted Global Note set forth on the form of Note attached as Exhibit A-1 hereto. Any certificated Note delivered in exchange for an interest in the Regulation S Unrestricted Global Note shall bear the Restrictive Legend regarding transfer restrictions applicable to the Regulation S Unrestricted Global Note set forth on the form of Note attached as Exhibit A-2 hereto. In the event of the occurrence of any of the events specified in

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Section 2.13(c), the Issuer will promptly make available to the Indenture Trustee a reasonable supply of certificated Notes in certificated, fully registered form without interest coupons.

(e)    Notwithstanding any provisions to the contrary herein, so long as any Global Note remains Outstanding and is held by or on behalf of the Registered Depositary, transfers of such Global Note, in whole or in part, shall only be made in accordance with this paragraph and paragraph (d) above.
(i)    Subject to this paragraph and paragraph (d) above, transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of the Registered Depositary or to a successor of the Registered Depositary or such successor’s nominee.
(ii)    Transfers of beneficial interests in Global Notes may be effected only through the book-entry system maintained by the Registered Depositary in compliance with applicable rules and procedures of the Registered Depositary and its direct and indirect participants (including Euroclear and Clearstream, if applicable), in each case to the extent applicable to such transaction and in effect from time to time (the “Applicable Procedures”).
(iii)    In the event that a Global Note is exchanged for Notes in certificated registered form without interest coupons pursuant to paragraph (d) above, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions of paragraphs (iv), (v), (vi), (vii) and (viii) below (including the certification requirements) and as may be from time to time adopted by the Issuer and notified, in writing, to the Indenture Trustee.
(iv)    If the owner of a beneficial interest in a Rule 144A Restricted Global Note wishes at any time to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S who wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Unrestricted Global Note, such transfer may be effected only (A) upon receipt by the Note Registrar of:
(1)    a written order given by the Registered Depositary or its authorized representative directing the Note Registrar to credit or cause to be credited a beneficial interest in the Regulation S Unrestricted Global Note equal to the principal amount of the beneficial interest in the Rule 144A Restricted Global Note to be transferred, and
(2)    a certificate in the form of Exhibit C duly executed by the transferor, or his attorney duly authorized in writing, and (B) subject to the Applicable Procedures, the Note Registrar shall increase the Regulation S Unrestricted Global Note and decrease the Rule 144A Restricted Global Note by such amount in accordance with the foregoing. Any beneficial interest in the Rule 144A Restricted Global Note that is transferred to a Person that takes delivery in the form of a

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beneficial interest in the Regulation S Unrestricted Global Note will, upon transfer, cease to be an interest in the Rule 144A Restricted Global Note and will become an interest in the Regulation S Unrestricted Global Note subject to all transfer restrictions and other procedures applicable to beneficial interests in the Regulation S Global Note.

(v)    If the owner of an interest in a Regulation S Unrestricted Global Note wishes at any time to transfer such interest (or any portion thereof) to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Restricted Global Note, such transfer may be effected only (A) upon receipt by the Note Registrar of:
(1)    a written order given by the Registered Depositary or its authorized representative directing the Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Restricted Global Note equal to the principal amount of the beneficial interest in the Regulation S Unrestricted Global Note to be transferred, and
(2)    if such transfer is to occur during (but only during) the Distribution Compliance Period, a certificate in the form of Exhibit D duly executed by the transferor or his attorney duly authorized in writing (accompanied, in the case of a transfer under an exemption from the registration requirements under the Securities Act other than pursuant to Rule 144A or Rule 144 under the Securities Act, by an Opinion of Counsel stating that such exemption is available to the transferor), and
(3)    a certificate in the form of Exhibit E executed by the transferee, and (B) subject to the Applicable Procedures, the Note Registrar shall increase the Rule 144A Restricted Global Note and decrease the Regulation S Unrestricted Global Note by such amount in accordance with the foregoing. Any beneficial interest in the Regulation S Unrestricted Global Note that is transferred to a Person that takes delivery in the form of a beneficial interest in the Rule 144A Restricted Global Note will, upon transfer, cease to be an interest in the Regulation S Unrestricted Global Note and will become an interest in the Rule 144A Restricted Global Note subject to all transfer restrictions and other procedures applicable to beneficial interest in the Rule 144A Restricted Global Note.
(vi)    If the Noteholder of a Restricted Note (other than a Global Note) wishes at any time to transfer such Restricted Note (or a portion thereof) to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, such transfer may be effected only (A) upon receipt by the Note Registrar of:
(1)    such Restricted Note, duly endorsed as provided herein,
(2)    instructions from such Noteholder directing the Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Restricted

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Global Note or Regulation S Unrestricted Global Note equal to the principal     amount (or portion thereof) of such certificated Note to be transferred, and

(3)    a certificate in the form of Exhibit C duly executed by the Noteholder or his attorney duly authorized in writing if the specified account to be credited with a beneficial interest in the Regulation S Unrestricted Global Note, or certificates in the form of Exhibit D duly executed by the Noteholder or his attorney duly authorized in writing and Exhibit E duly executed by the transferee if the specified account is to be credited with a beneficial interest in the Rule 144A Restricted Global Note, and (B) subject to the Applicable Procedures of the Registered Depositary, the Note Registrar shall:
(1)    cancel the Restricted Note delivered to it (and issue a new Note in respect of any untransferred portion thereof), and
(2)    increase the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, as the case may be, in accordance with the foregoing.
(vii)    If the Noteholder of a Regulation S Note (other than a Global Note) wishes to transfer such Regulation S Note (or a portion thereof) to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, such transfer may be effected only, (A) upon receipt by the Note Registrar of:
(1)    such Regulation S Note, duly endorsed as provided herein,
(2)    instructions from the Noteholder of such certificated Note directing the Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note equal to the principal amount of the certificated Note (or portion thereof) to be transferred, and
(3)    if the transfer is to occur during (but only during) the Distribution Compliance Period and the specified account is to be credited with a beneficial interest in the Rule 144A Restricted Global Note, certificates in the form of Exhibit D duly executed by the transferor or his attorney duly authorized in writing and Exhibit E duly executed by the transferee, or if the specified account is to be credited with a beneficial interest in the Regulation S Unrestricted Global Note, a certificate in the form of Exhibit C, and (B) subject to the Applicable Procedures of the Registered Depositary, the Note Registrar shall:
(1)    cancel the Regulation S Note delivered to it (and issue a new Note in respect of any untransferred portion thereof) and

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(2)    increase the Rule 144A Restricted Global Note or the Regulation S Unrestricted Global Note, as the case may be, for such amount in accordance with the foregoing.
(viii)    A beneficial interest in a Rule 144A Restricted Global Note or a Regulation S Unrestricted Global Note may be exchanged for a Note that is not a Global Note as provided in Section 2.13(c) and (d); provided that, if such interest is a beneficial interest in the Rule 144A Restricted Global Note, or if such interest is a beneficial interest in the Regulation S Unrestricted Global Note and such exchange is to occur during the Distribution Compliance Period, then such interest shall be exchanged for a Restricted Note or a Regulation S Note, as the case may be. A Restricted Note or Regulation S Note that is not a Global Note may be exchanged for a beneficial interest in a Global Note only if (A) such exchange occurs in connection with paragraph (e)(vi) or (vii) above or (B) such Note is a Regulation S Note and such exchange occurs after the Distribution Compliance Period.
(f)    Upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Note Registrar, as the case may be, at an office or agency of the Issuer appointed in or pursuant to Section 9.11 for such purposes, the Issuer shall execute, and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations and of the same aggregate principal amount. At the option of each Noteholder, Notes may be exchanged for other Notes of any authorized denomination or denominations and of the same aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Indenture and the other Transaction Documents, as the Notes surrendered upon such registration of transfer or exchange.
(g)    Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar or any Transfer Agent, duly executed by the Noteholder thereof or such Noteholder’s attorney duly authorized in writing.
(h)    No service charge shall be required of any Noteholders participating in any transfer or exchange of Notes in respect of such transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any Tax that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Sections 2.12(c) or 2.13 not involving any transfer.
(i)    The Note Registrar shall not be required (x) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business in the City of New York 15 days before the day of the giving of a notice of redemption of Notes selected for

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redemption under Article IV and ending at the close of business on the day of such notice or (y) to issue, register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part.

(j)    If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the Restrictive Legends set forth on the forms of Note attached hereto as Exhibit A-1 and Exhibit A-2, setting forth such restrictions, or if a request is made to remove the Restrictive Legend on a Note, the Notes so issued shall bear the Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Note Registrar such evidence as shall be satisfactory to the Issuer, which shall include an Opinion of Counsel, as may be reasonably required by the Issuer, that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 or Regulation S under the Securities Act or that such Notes are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Indenture Trustee, at the direction of the Issuer and upon receipt of an Issuer Order, shall authenticate and deliver a Note that does not bear the Restrictive Legend. If a Restrictive Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Issuer, the Restrictive Legend shall be reinstated.
(k)    None of the Indenture Trustee or any Authorized Agent, nor any agent of the Indenture Trustee or any Authorized Agent, shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable Law with respect to any transfer of any interests in any Note (including transfers between or among participants in the Registered Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. None of the Issuer, the Indenture Trustee any Authorized Agent or any of their respective agents, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
(l)    (a)If any U.S. Person that is not a QIB and a Qualified Purchaser shall become the owner of a beneficial interest in a Rule 144A Restricted Global Note, or if any U.S. Person shall become the owner of a beneficial interest in a Regulation S Unrestricted Global Note (any such Person, a “Non-Permitted Holder”), the Issuer may, promptly after discovery by the Issuer that such Person is a Non-Permitted Holder, send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice. If such Non-Permitted Holder fails to so sell its interest, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to (i) sell such interest in a commercially reasonable sale to a purchaser selected by the Issuer that is not a Non-Permitted Holder and that certifies to the Issuer that it meets the requirements of this Indenture or (ii) to redeem such interest for an amount equal to the outstanding principal of the Notes plus accrued and unpaid interest.

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(m)    The Noteholder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Noteholder to the Non-Permitted Holder, by their acceptance of an interest in the Notes agree to cooperate with the Issuer to effect such transfers. The proceeds of such sale or redemption, net of any commissions, expenses and taxes due in connection with such sale or redemption, shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale or redemption under this subsection shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Notes sold or redeemed as a result of any such sale or redemption or the exercise of such discretion.
SECTION 2.14    Mutilated, Destroyed, Lost and Stolen Notes.
(a)    If (i) any mutilated or defaced Note is surrendered to the Indenture Trustee, or the Issuer and the Note Registrar and the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Note Registrar and the Indenture Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security and/or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate and make available for delivery at an office or agency of the Issuer appointed in or pursuant to Section 8.11 in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, interest rate and principal amount, bearing a number not then Outstanding and registered in the same manner. If, after the delivery of such new Note, a protected purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security and/or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Indenture Trustee in connection therewith.
(b)    Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer, upon satisfaction of the conditions set forth in clauses (i) and (ii) of paragraph (a) of this Section 2.14 may, instead of issuing a new Note, pay such Note.
(c)    Upon the issuance of any new Note under this Section 2.14, the Issuer and the Indenture Trustee may require the payment of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses connected therewith.
(d)    Every new Note issued pursuant to this Section 2.14 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

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(e)    The provisions of this Section 2.14 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
SECTION 2.15    Payments.
(a)    Subject to the limitations set forth in Section 2.6 above, the Issuer hereby acknowledges and confirms that it is and at all times shall remain absolutely and unconditionally obligated to pay all amounts due and owing by the Issuer hereunder and under any other Transaction Document, as the same shall become due and owing. All payments of principal, interest and other amounts required to be made by the Issuer hereunder and under the other Transaction Documents shall be made, pursuant to the terms hereof, by the Issuer to the Indenture Trustee promptly upon receipt by the Issuer of any cash proceeds with respect to (i) the Participation, unless any such payment amounts are paid directly to the Indenture Trustee at the direction of the Lender pursuant to the Participation Agreement, and (ii) any Tax Reimbursement Payments pursuant to Section 2 of the Expense Reimbursement and Indemnity Agreement. The Issuer will, on or before 10:00 a.m. at least one Business Day prior to each due date of the principal of, premium (if any) or interest on the Notes or other amounts, deposit with the Indenture Trustee a sum sufficient to pay such principal, interest or other amounts so becoming due. All such payments to the Indenture Trustee shall be made by the Issuer or on behalf of the Issuer by the Lender or the Administrative Agent by depositing immediately available funds in U.S. dollars to the Loan Collection Account provided for herein.
(b)    So long as any of the Notes remain Outstanding, the Issuer will maintain one or more agents in New York City to whom (i) the Notes may be presented for payment and the Notes may be presented for exchange, transfer, redemption or registration of transfer as provided in this Indenture. The Issuer may have one or more additional paying agents. Unless otherwise specified, the Issuer hereby initially designates the Corporate Trust Office as the office to be maintained by it for each such purpose and where the Note Register will be maintained. If the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. Interest on any Note that is payable, and punctually paid or duly provided for, on any Interest Payment Date or any other Payment Date (other than the Maturity Date) shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such payment. Payment of interest on the Notes shall be made at the Place of Payment (or, if such office is not in the City of New York, at either such office or an office to be maintained in such city) payable as provided herein. The principal amount of any Note, whether due on the Maturity Date a redemption date or any other Payment Date, will be payable only upon surrender of such Note at the Corporate Trust Office of the Indenture Trustee or at the specified offices of any Paying Agent appointed by the Indenture Trustee; provided, however, that so long as the Notes are held in the name of a nominee of DTC, the Indenture Trustee, or such Paying Agent, will make such payments to DTC or its nominee, as the case may be, in accordance with DTC’s Applicable Procedures.

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(c)    Subject to the foregoing provisions of this Section 2.15, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
(d)    In order to comply with applicable Tax Laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture and the other Transaction Documents in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, each of the Issuer and the Note Guarantors agrees (i) to provide to the Indenture Trustee and the Paying Agents sufficient information about the Issuer and the Note Guarantors and/or the transactions to which the Transaction Documents relate (including any modification to the terms of such transactions) in each case, which is within each party’s knowledge and control, so the Indenture Trustee and the Paying Agents can determine whether it has tax related obligations under Applicable Law, (ii) that the Indenture Trustee and the Paying Agents shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Indenture Trustee and the Paying Agents shall not have any liability, and (iii) to hold harmless each of the Indenture Trustee and the Paying Agents for any losses it may suffer due to the actions it takes to comply with Applicable Law. The terms of this Section 2.15(d) shall survive the payment of the Notes, resignation or removal of the Indenture Trustee or any Paying Agent and termination of this Indenture.
SECTION 2.16    Taxation.
(a)    Except as compelled by Law, the Issuer shall make any and all payments of principal, premium, interest or any other amounts under this Indenture or in respect of the Notes free and clear of, and without withholding or deduction for or on account of, any Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction. If any such Taxes are required to be deducted or withheld:
(i)    the Issuer shall notify the Lender and the Indenture Trustee that it is required by law to withhold or deduct such Taxes;
(ii)    the Issuer shall make all such withholdings and deductions; and
(iii)    the Issuer shall pay the full amount withheld or deducted to the relevant taxation authority in accordance with applicable Law.
(b)    The sum payable by the Issuer under this Indenture shall be increased by the sum of (x) the Additional Amounts payable to the Issuer pursuant to the Participation Agreement and the Credit and Guaranty Agreement or the Loan Guarantees, respectively, and (y) the Tax Reimbursement Payments payable to the Issuer by the Borrower or the Note Guarantors pursuant to the Expense Reimbursement and Indemnity Agreement or the Loan Guarantees, respectively, after accounting for any Taxes withheld from such payments to the Issuer or otherwise payable by the Issuer in respect of such payments (“Note Additional Amounts”).

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(c)    In addition, if any Other Taxes are imposed in connection with this Indenture, the Notes or any Note Guarantee or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Indenture or the Notes, and the Borrower or Note Guarantor fails to comply with their obligations under the Expense Reimbursement and Indemnity Agreement to pay promptly when due such Other Taxes, then the Issuer shall pay such Other Taxes (except for any taxes to be paid by any Noteholder pursuant to Section 2.13(h) of this Indenture).
(d)    All references to principal, interest or other amounts payable under this Indenture shall be deemed to include any Note Additional Amounts payable by the Issuer under this Section 2.16 or otherwise with respect to this Indenture. The foregoing obligations in this Section 2.16 shall survive the payment of the Notes any termination, defeasance or discharge of this Indenture.
(e)    At least 10 Business Days prior to the first Interest Payment Date for the Notes, and, if there has been any change with respect to the matters set forth in the below mentioned certificate at least 10 Business Days prior to each Interest Payment Date for the Notes, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate instructing the Indenture Trustee as to any circumstances in which payments of principal of, premium (if any) or interest on the Notes due on such date shall be subject to deduction or withholding for or on account of any Taxes and the rate of any such deduction or withholding. The Issuer covenants to indemnify the Indenture Trustee and any other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without gross negligence, bad faith or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Issuer under the preceding sentence shall survive the resignation or removal of the Indenture Trustee, the Registrar or any Paying Agent.
(f)    The Issuer shall provide the Indenture Trustee with documentation reasonably satisfactory to the Indenture Trustee evidencing the payment of Taxes in respect of which the Issuer, the Borrower or any Note Guarantor has paid any Note Additional Amounts. Copies of such documentation shall be, made available by the Indenture Trustee to the Noteholders or the other Paying Agents, as applicable, upon written request therefor.
(g)    By their purchase of Notes, each Noteholder or beneficial owner of Notes agrees to provide the Issuer with such forms or other documentation as the Issuer may from time to time require to assist it in fulfilling its withholding and backup withholding tax obligations.
SECTION 2.17    Persons Deemed Owners; Etc. Subject to the rights of the relevant Noteholders as of any Record Date to receive payments of interest on the related Interest Payment Date, prior to due presentment of a Note for registration of transfer, the Person in whose name any Note is registered shall be deemed to be the owner of such Note for the purpose of receiving payment of principal of, premium (if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, regardless of any notice to anyone to the contrary. The Noteholder may grant proxies and otherwise authorize any Person, including

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members of, or participants in, the Registered Depositary and Persons that may hold interests through such members of, or participants in, the Registered Depositary, to take any action that a Noteholder is entitled to take under this Indenture or the Notes.

SECTION 2.18    Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange or deemed lost or stolen shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee for cancellation and may not be reissued or sold. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever. All Notes so delivered shall be promptly cancelled by the Indenture Trustee at the written direction of the Issuer. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Indenture Trustee shall be cancelled by the Indenture Trustee in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be returned to it.
SECTION 2.19    Allocation of Payments.
(a)    On each Payment Date, the Indenture Trustee or the Paying Agents shall withdraw all amounts then credited to the Loan Collection Account and apply such amounts in the following order of priority:
(i)    FIRST, to the Lender, the Administrative Agent, the Indenture Trustee and any Authorized Agents appointed pursuant to this Indenture in an amount equal to any due but unpaid amounts owing by the Borrower and the Note Guarantors under the Credit and Guaranty Agreement and the Expense Reimbursement and Indemnity Agreement in respect of fees and expenses to the extent the Borrower or the Note Guarantors have not theretofore paid the same; and
(ii)    SECOND, the remainder to the Payment Account;
provided, however, that the Indenture Trustee shall only be required to make the payments described in clause (a)(i) above to the Lender, the Administrative Agent, the Indenture Trustee and/or any Authorized Agent only if and to the extent it receives written notice of such amounts and payment instructions from the Lender, the Administrative Agent or such Authorized Agent, as applicable, no later than five (5) Business Days preceding the relevant Payment Date.
(b)    On each Payment Date, the Indenture Trustee or the Paying Agents shall distribute the funds deposited into the Payment Account in accordance with Section 2.19(a) above in the following order of priority, with the amount of each such distribution (and the components thereof) as set forth in this Indenture and the Notes:
(i)    FIRST, to each Noteholder, its proportionate share of the accumulated and unpaid Note Interest then due and payable in respect of the Notes held by such Noteholder; and

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(ii)    SECOND, to each Noteholder, its proportionate interest in the principal amount of the Notes then due and payable in respect of the Notes held by such Noteholder.
(c)    Each Noteholder agrees, by its acceptance of a Note, that it will promptly remit to the Indenture Trustee any excess payment it receives on the Notes.
SECTION 2.20    CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use CUSIP and ISIN numbers, and, if so, the Indenture Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly, and in any event within 10 Business Days, notify the Indenture Trustee of any initial CUSIP and/or ISIN numbers and any change in the CUSIP or ISIN numbers.
SECTION 2.21    Noteholder Lists. The Indenture Trustee shall preserve in as current form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Indenture Trustee is not the Note Registrar, the Issuer shall furnish to the Indenture Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Indenture Trustee may request in writing, a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of the Noteholders.
ARTICLE III
ESTABLISHMENT OF ACCOUNTS
SECTION 3.1    Establishment and Administration of Loan Collection Account.
(a)    On or prior to the Issue Date, the Trust shall establish and, until the Notes and all amounts due in respect thereof and otherwise payable pursuant to this Indenture have been paid in full and so long as the Indenture Trustee has a security interest in the Collateral, maintain a special purpose non-interest bearing account (the “Loan Collection Account”). The Issuer agrees that the Loan Collection Account shall be maintained in the name of the Trust and under its sole dominion and control (acting on behalf of the Indenture Trustee, the Authorized Agents, and the Noteholders). No funds contained in the Loan Collection Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Issuer or any other Person have any right of withdrawal or any other interest therein, except for any residual rights to the amounts on deposit in the Loan Collection Account that the Issuer may have under applicable Law.
(b)    The Issuer shall promptly deposit, or cause to be deposited in the Loan Collection Account all amounts received by the Issuer from the Lender or the Administrative Agent on behalf of the Lender with respect to or as contemplated under the Participation Agreement and any Transaction Document, including all periodic principal, interest and other

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payments received by the Issuer in respect of the Participation representing funds received in respect of the principal, interest and other payments payable by the Borrower and the Note Guarantors under the Credit and Guaranty Agreement. No funds contained in the Loan Collection Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Issuer or any other Person have an interest therein or amounts on deposit therein.

(c)    The Indenture Trustee shall possess all right, title and interest in all available funds on deposit from time to time in the Loan Collection Account and in all proceeds thereof (including all income thereon) pursuant to the security interest granted to it under the terms hereof, and such funds (except funds payable to the Lender, the Administrative Agent, the Indenture Trustee or any Authorized Agent pursuant to the Expense Reimbursement and Indemnity Agreement) shall constitute part of the Trust Assets.
SECTION 3.2    Establishment and Administration of the Payment Account.
(a)    On or prior to the Issue Date, the Issuer directs the Indenture Trustee to establish and, until the Notes and all accounts due in respect thereof have been paid in full, maintain a special purpose non-interest bearing amounts (the “Payment Account”) into which all payments required to be made by the Issuer under or with respect to the Notes shall be deposited. The Issuer agrees that the Payment Account shall be maintained in the name of the Issuer and under its sole dominion and control (acting on behalf of the Indenture Trustee, the Authorized Agents, and the Noteholders) and used solely to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes. No funds contained in the Payment Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Issuer or any other Person have an interest therein or amounts on deposit therein.
(b)    The Indenture Trustee shall apply all such amounts as from time to time are on deposit in the Payment Account to all such amounts as are due to the Noteholders pursuant to this Indenture or otherwise. All such amounts shall be applied ratably, without preference or priority of any kind among Noteholders, in accordance with this Indenture.
SECTION 3.3    Applicable Taxes.
The Issuer shall pay or reimburse the Indenture Trustee upon request for any transfer taxes or other taxes relating to the funds held in the accounts incurred in connection herewith and shall indemnify and hold harmless the Indenture Trustee any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the accounts shall be subject to withholding regulations then in force with respect to United States taxes. The Issuer will provide the Indenture Trustee with appropriate W-9 forms for tax identification number certifications, or W-8 forms for nonresident alien certifications. It is understood that the Indenture Trustee shall only be responsible for income reporting with respect to income earned on the accounts and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Indenture or the resignation or removal of the Indenture Trustee.

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ARTICLE IV
REDEMPTION; OFFER TO PURCHASE
SECTION 4.1    Redemption Events.
(a)    The Issuer shall redeem the Notes, in whole or in part, as applicable, upon the deposit by the Lender, or otherwise as provided in the Credit and Guaranty Agreement or Participation Agreement, in the Loan Collection Account of any Prepayment Amount upon the occurrence of any optional or mandatory prepayment by the Borrower of the amounts outstanding from time to time under the Credit and Guaranty Agreement and the Loan due to the occurrence of any of the following:
(i)    any optional prepayment of the Loan, in whole or in part, with a make-whole premium in accordance with Section 3.03(b) of the Credit and Guaranty Agreement,
(ii)    any optional prepayment of the Loan, in whole or in part, without a make-whole premium in accordance with Section 3.03(c) of the Credit and Guaranty Agreement,
(iii)    any optional prepayment upon certain tender offers, in whole or in part, in accordance with Section 3.03(d) of the Credit and Guaranty Agreement,
(iv)    any optional prepayment of the Loan, in whole but not in part, upon a Withholding Tax Event in accordance with Section 3.03(e) of the Credit and Guaranty Agreement,
(v)    any optional prepayment of the Loan, in whole but not in part, upon the occurrence of a Change of Control Remainder Event in accordance with Section 3.03(f) of the Credit and Guaranty Agreement,
(vi)    a Change of Control Prepayment Event in accordance with Section 3.04(a) of the Credit and Guaranty Agreement,
(vii)    an Asset Sale Prepayment Event in accordance with Section 3.04(b) of the Credit and Guaranty Agreement, or
(viii)    upon the acceleration of the Loan as a result of the occurrence of a Loan Event of Default (an “Acceleration Redemption Event”)
(each of clauses (i) through (v), an “Optional Redemption Event” and, together with the redemption events described in clauses (vi), (vii) and (viii), the “Note Redemption Events”).
(b)    Upon notice to the Issuer from the Administrative Agent, the Borrower or the Lender of any event constituting a Note Redemption Event, the Issuer will deliver a copy of the notice to the Indenture Trustee and promptly (and in no event later than 10 days and not more than 60 days prior to the relevant redemption date) give (or the Indenture Trustee, in the name of

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and at the expense of the Issuer, upon the Issuer providing written instruction to the Indenture Trustee setting forth the information to be contained in the notice of redemption at least 3 Business Days before the notice is to be given to Noteholders (or such shorter time as is acceptable to the Indenture Trustee) shall give) notice of redemption as described in Section 15.4 to each Noteholder (with a copy to the Indenture Trustee unless the Indenture Trustee sends the notice) at a price equal to the Prepayment Amount upon substantially identical terms as and pursuant to the Borrower’s notice of redemption or prepayment. Each notice of redemption shall state:
(i)    the redemption date;
(ii)    the reason for the redemption;
(iii)    the redemption price and the amount of any accrued interest payable as provided in Section 4.1(d);
(iv)    whether or not all Outstanding Notes are being redeemed;
(v)    if the Issuer is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Issuer is redeeming and the aggregate principal amount of Notes that shall be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Issuer is redeeming;
(vi)    if the Issuer is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the redemption date, upon surrender of that Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed in the case of a certificated Note, otherwise in accordance with the Registered Depositary’s applicable procedures;
(vii)    that on the redemption date the redemption price and any accrued interest payable to the redemption date as provided in Section 4.1(d) shall become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, shall cease to accrue on and after the redemption date;
(viii)    the place or places where a Noteholder must surrender the Noteholder’s Notes for payment of the redemption price;
(ix)    the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number;
(x)    the applicable record date; and

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(xi)    any condition precedent to which the redemption or the repayment may be conditioned.
(c)    Pursuant to the Credit and Guaranty Agreement, the Borrower may make the repayment or notice of Optional Redemption subject to the satisfaction of conditions precedent. If such repayment or notice of Optional Redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Borrower’s discretion, the repayment or redemption date may be delayed until such time (but no more than 60 days after the date of the notice of redemption) as any or all such conditions shall be satisfied, or such repayment or redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the repayment or redemption date, or by the repayment or redemption date so delayed. In addition, the Borrower may provide in such notice that payment of the repayment or redemption price and performance of the Borrower’s obligations with respect to such repayment or redemption may be performed by another Person.
Notwithstanding anything herein to the contrary, notice to Noteholders from the Issuer of any Optional Redemption Event may be subject to one or more conditions precedent set forth in the notice of the Optional Redemption Event from the Borrower to the Lender in accordance with the terms of the Credit and Guaranty Agreement.
(d)    Upon (i) the occurrence of a Note Redemption Event and payment by the Borrower to the Lender or the Administrative Agent on behalf of the Lender of the applicable Prepayment Amount with respect to a Note Redemption Event, as provided for in the Credit and Guaranty Agreement and (ii) payment by the Lender or the Administrative Agent on behalf of the Lender of the Prepayment Amount so received from the Borrower for deposit to the Loan Collection Account for the benefit of the Issuer and the Indenture Trustee on behalf of the Noteholders, the Issuer shall pay on the applicable redemption date the redemption price for the Notes together with accrued and unpaid interest thereon to but not including the date of redemption solely out of the Prepayment Amount received from the Borrower with respect to such redemption.
(e)    If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected, in the case of certificated Notes, by lot or by such other method as the Indenture Trustee will deem to be fair and appropriate, and in the case of global notes, in accordance with DTC’s applicable policies and procedures (in integral multiples of US$1,000; provided that the remaining principal amount of any Noteholder’s Note will not be less than US$200,000). Upon surrender of any Note redeemed in part, the Noteholder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note (or appropriate adjustments will be made to the amount of such global note in accordance with the Registered Depository’s policies and procedures).
(f)    Notes called for redemption become due and payable at the redemption price on the redemption date. On and after the applicable redemption date, interest will cease to accrue on the Notes as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price together with accrued and unpaid interest thereon

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pursuant to this Indenture. Upon redemption of the Notes by the Issuer, the redeemed Notes will be cancelled and cannot be reissued.

(g)    Notwithstanding anything herein to the contrary, the obligation of the Issuer to so redeem the Notes shall be limited in extent to funds in respect of the Prepayment Amount actually received in the Loan Collection Account by the Issuer from the Lender under the Participation Agreement following receipt of the same from the Borrower or any Note Guarantor. Following any Note Redemption Event pursuant to this Section 4.1, the aggregate principal amount of the Notes Outstanding shall be reduced for all Noteholders in an amount equal to the aggregate principal amount of the Notes redeemed, and all amounts thereafter due and payable in respect of the Notes shall be payable based on the then Outstanding amount of the Notes after giving effect to any such Note Redemption Event.
SECTION 4.2    Repurchase of Notes Tendered upon a Change of Control Event.
(a)    Upon the occurrence of a Change of Control Prepayment Event, the Borrower shall provide a Change of Control Notice to the Lender and the Administrative Agent and make a Change of Control Offer in accordance with the terms of the Credit and Guaranty Agreement. Pursuant to Section 3.04 of the Credit and Guaranty Agreement, the Borrower will be required, if requested by the Lender, to purchase all or a portion of the Loan in the principal amount as shall be requested by the Lender, at a prepayment price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the prepayment date and any Additional Amounts thereon (the “Change of Control Payment”).
(b)    The Borrower will provide a Change of Control Notice to the Issuer on the same date it provides such notice to the Lender and the Administrative Agent under the Credit and Guaranty Agreement. Upon the Issuer’s receipt from the Lender or the Borrower of a Change of Control Notice in accordance with the Credit and Guaranty Agreement, the Issuer will deliver a copy of the notice to the Indenture Trustee and promptly (and in no event later than 30 days prior to the Change of Control Payment Date) give (or the Indenture Trustee, in the name of and at the expense of the Issuer, upon the Issuer providing written instruction to the Indenture Trustee containing all of the relevant information to be included in the notice at least 3 Business Days before the notice is to be given to Noteholders (or such shorter time as is acceptable to the Indenture Trustee) shall give) notice as described in Section 15.4 to each Noteholder (with a copy to the Indenture Trustee unless the Indenture Trustee sends the notice) offering to purchase (subject to the receipt by the Issuer from the Lender of Change of Control Payment) the Notes on the Change of Control Payment Date at a price equal to the Change of Control Payment upon substantially identical terms as and pursuant to the Borrower’s Change of Control Offer (the “Notes Change of Control Offer”). In addition to the information contained in the Borrower’s Change of Control Notice, the notice of the Notes Change of Control Offer will include instructions and materials necessary to enable Noteholders to tender Notes pursuant to the offer. The Change of Control Payment Date shall be no earlier than 30 days nor later than 60 days subsequent to the date on which the notice of the Notes Change of Control Offer is delivered to Noteholders (other than as may be required by applicable Law) and will be the same herein and under the Credit and Guaranty Agreement.

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(c)    Upon a Notes Change of Control Offer, each Noteholder will have the right to require that the Issuer purchase (subject to the receipt by the Issuer from the Lender of the Change of Control Payment) all or a portion of such Noteholder’s Notes in integral multiples of US$1,000; provided that the remaining principal amount of such Noteholder’s Notes will not be less than US$200,000. Tender of any Notes to be purchased in connection with the Notes Change of Control Offer must be received by the Issuer no later than five Business Days preceding the Change of Control Payment Date and may also be withdrawn until the same.
(d)    The Issuer shall provide prompt notice (and in any event no later than four Business Days prior to the Change of Control Payment Date) to the Administrative Agent and the Lender of the aggregate principal amount of Notes validly tendered and not validly withdrawn, and upon notice from the Lender setting forth the aggregate principal amount of the Loan corresponding to the principal amount of the Notes validly tendered and not validly withdrawn, the Borrower will be required to prepay the Loan in the amount of the Change of Control Payment, pursuant to the Credit and Guaranty Agreement.
(e)    No later than three Business Days prior to the Change of Control Payment Date, the Issuer will deliver to the Indenture Trustee an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof to be purchased by the Issuer.
(f)    Upon payment by the Lender of the amounts so received from the Borrower for deposit to the Loan Collection Account for the benefit of the Issuer and the Indenture Trustee on behalf of the Noteholders, and on the Change of Control Payment Date, the Issuer shall, to the extent lawful, accept for payment all Notes or portions thereof validly tendered and not validly withdrawn, make payment or cause payment to be made for such Notes or portions thereof accepted for payment and deliver or cause to be delivered to the Indenture Trustee the Notes so accepted, and the Issuer shall instruct the Indenture Trustee, in writing, to cancel such Notes in accordance with its applicable procedures. Notwithstanding anything herein to the contrary, the obligation of the Issuer to so repurchase the Notes shall be limited in extent to funds in respect of the amount actually received by the Issuer. Following any Change of Control Payment pursuant to this Section 4.2, the aggregate principal amount of the Notes Outstanding shall be reduced for all Noteholders in an amount equal to the aggregate principal amount of the Notes repurchased, and all amounts thereafter due and payable in respect of the Notes shall be payable based on the then Outstanding amount of the Notes after giving effect to such repurchase.
(g)    The Issuer will not be required to make a Notes Change of Control Offer if a third party makes a Notes Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements, set forth in this Indenture, that are applicable to a Notes Change of Control Offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under the Notes Change of Control Offer.
(h)    The Borrower and the Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent any such rule, laws and regulations are applicable in connection with the prepayment of all or any part of the Loan and the purchase of all or part of the Notes in connection with a Notes Change

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of Control Offer, as applicable. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control provisions of the Credit and Guaranty Agreement or this Indenture, the Borrower and the Issuer will comply with such securities laws and regulations and will not be deemed to have breached the obligations under the Credit and Guaranty Agreement or this Indenture by doing so.

SECTION 4.3    Repurchase of Notes Tendered upon an Asset Sale Offer.
The Notes shall be subject to redemption upon the occurrence of any prepayment by the Borrower of amounts outstanding from time to time under the Credit and Guaranty Agreement and the Loan due to the occurrence of an Asset Sale Prepayment Event as further described under Section 7.7 herein.
ARTICLE V
COLLATERAL
SECTION 5.1    Pledge of Interest in Trust Assets.
(a)    The Issuer hereby (i) pledges, assigns and grants to the Indenture Trustee a first priority perfected security interest in the Trust Assets and all proceeds of any of the foregoing (collectively, the “Collateral”) and (ii) represents and warrants that the Issuer is the owner of the Trust Assets free and clear of all Liens (except as provided herein) with the power to charge both the legal and beneficial interests therein and the Trust (including the Cayman Trustee) has not made any other representation or warranty in respect of the transactions contemplated under this Indenture and the Transaction Documents other than as set forth hereunder and thereunder.
(b)    The Collateral secures the payment by the Issuer of the Notes and all of its obligations now or hereafter existing under this Indenture and thereunder, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interests, fees, premiums, penalties, indemnifications, contract paragraphs of action, costs, expenses or otherwise (the “Obligations”). Without limiting the generality of the foregoing, the Collateral secures the payment of all amounts which constitute part of the Obligations and would be owed by the Issuer to the Indenture Trustee under this Indenture and the Notes, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer.
(c)    To give effect to the foregoing, all certificates or instruments, if any, representing or evidencing the Collateral (other than the Promissory Note) shall be delivered to and held by or on behalf of the Indenture Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank. The Indenture Trustee shall have the right (but shall not be obligated), at any time (acting at the written direction of Required Holders) and without notice to the Issuer, to transfer to or to register in the name of the Indenture Trustee or any of its nominees any or all of the Collateral. In addition, the Indenture Trustee shall have the right at any time to exchange

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certificates or instruments, if any, representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

(d)    The Issuer hereby appoints the Indenture Trustee as the Issuer’s attorney in fact, with full authority in the place and stead of the Issuer and in the name of the Issuer or otherwise, from time to time to take any action and to execute any instrument necessary or advisable to accomplish the purposes set forth herein, including, without limitation, to receive, indorse and collect all instruments made payable to the Issuer representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.
(e)    If the Issuer fails to perform any agreement contained herein, the Indenture Trustee may itself (but shall not be obligated to) perform, or cause performance of, such agreement, and the expenses of the Indenture Trustee incurred in connection therewith shall be payable by the Issuer.
(f)    The powers conferred on the Indenture Trustee hereunder are solely to protect the Indenture Trustee’s interest in the Collateral and shall not impose any duty upon the Indenture Trustee to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Indenture Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Indenture Trustee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.
(g)    A continuing security interest in the Collateral shall (i) be created and shall remain in full force and effect until the payment in full of the Obligations and all other amounts payable hereunder and under the Notes, in accordance with Section 13.1, (ii) be binding upon the Issuer, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Indenture Trustee and its successors, transferees and assigns. Upon the payment in full of the Obligations and all other amounts payable hereunder and thereunder, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Issuer. Upon any such termination, the Indenture Trustee will, at the Issuer’s written request and expense, return to the Issuer, in accordance with the amount of Collateral contributed by the Issuer, such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Issuer such documents as the Issuer shall reasonably request to evidence such termination (in form and substance satisfactory to the Indenture Trustee).
(h)    The Issuer hereby agrees to file a Financing Statement that names the Issuer as debtor and the Indenture Trustee as secured party and that describes “all assets now owned or hereafter acquired” as the Trust Assets in which the Indenture Trustee has a security interest. For the avoidance of doubt, nothing herein shall require the Indenture Trustee to file Financing Statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any

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Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Transaction Document) and such responsibility shall be solely that of the Issuer.

(i)    The Indenture Trustee shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any security document, or for the validity, creation, perfection, priority, sufficiency or protection of any Liens securing the Notes, for the validity of the title of any grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral.
(j)    Beyond the exercise of reasonable care in the custody of the Collateral in its possession, the Indenture Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Indenture Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Indenture Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Indenture Trustee in good faith.
(k)    In the event that the Indenture Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Indenture Trustee’s sole discretion may cause the Indenture Trustee, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Indenture Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Indenture Trustee reserves the right, instead of taking such action, either to resign as Indenture Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Indenture Trustee will not be liable to any person for any environmental claims or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Indenture Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
(l)    The Cayman Trustee shall register the security interest granted under this Indenture in its register of mortgages and charges.
(m)    Notwithstanding anything herein or in any other Transaction Document to the contrary, the Indenture Trustee shall not be required to initiate or conduct any litigation, collection or enforcement proceedings with respect to the Collateral or otherwise take any action under any Transaction Document outside of the United States.
ARTICLE VI
COVENANTS OF THE ISSUER

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For so long as the Notes remain Outstanding and the Trust has obligations under this Indenture, the Issuer will comply with the terms and covenants set forth below.
SECTION 6.1    Payment Obligations under the Notes and the Indenture. The Trust shall duly and punctually pay all amounts owed by it, and comply with all its other obligations, under the terms of the Notes and the Indenture, to the extent of availability of the amount in the Trust Assets.
SECTION 6.2    Performance obligations under Transaction Documents. The Trust agrees to duly and punctually perform, comply with and observe all obligations and agreements to be performed by it set forth in this Indenture, the Notes, the Participation Agreement, the Expense Reimbursement and Indemnity Agreement, the Declaration of Trust and the DTC letter of representations.
SECTION 6.3    Maintenance of Approvals. The Trust shall duly obtain and maintain in full force and effect all governmental approvals, consents or licenses of any Governmental Authority under the laws of the Cayman Islands or any other jurisdiction having jurisdiction over it, its business or the transactions contemplated herein, as well as of any third party under any agreement to which the Trust may be subject, in connection with its execution, delivery and performance of the Transaction Documents, to which it is a party (including, without limitation, any authorization required to obtain and transfer U.S. dollars or any other currency which at that time is legal tender in the United States out of the Cayman Islands in connection with the Notes, the Indenture, the Participation Agreement, the Expense and Reimbursement Agreement and the Declaration of Trust) or validity or enforceability thereof.
SECTION 6.4    Maintenance of Books and Records. The Trust shall maintain books, accounts and records as may be necessary to comply with all applicable laws and to enable its financial statements to be prepared, if any, and it will allow the Indenture Trustee, by prior written request, access to copies of those books, accounts and records at reasonable times.
SECTION 6.5    Maintenance of Office or Agency. The Trust shall maintain an agent in New York County, where notices to and demands upon the Trust in respect of the Indenture and the Notes may be served. Initially this office will be at the offices of CT Corp., and the Trust agrees not to change the designation of such office without prior written notice to the Indenture Trustee and designation of a replacement office in the same general location.
SECTION 6.6    Maintenance of Existence. The Cayman Trustee shall maintain in effect the existence of the Trust and all registrations necessary therefor and take all actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this covenant shall not require the Cayman Trustee to maintain any such right, privilege, title to property, franchise or the like of the Trust, if the failure to do so does not, and will not, have a material adverse effect on the Trust or have a Material Adverse Effect on the rights of the Indenture Trustee or the Noteholders.

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SECTION 6.7    Consolidations, Merger, Conveyance or Transfer. The Cayman Trustee shall not establish or acquire any subsidiaries as part of the Trust Assets or in one or a series of transactions, consolidate, amalgamate or merge the Trust into any other trust or convey, lease or transfer either all or substantially all of the Trust Assets to any other person or permit any person to merge with or into it other than an affiliate, or acquire the Trust Assets.
SECTION 6.8    Negative Pledge. The Trust shall not grant any lien, pledge, charge, security interest or encumbrance of any kind or nature on any of the Trust Assets except as described under this Indenture.
SECTION 6.9    Compliance with Laws. The Trust shall comply at all times with all applicable laws, rules, regulations, orders and directives of any government or government agency or authority having jurisdiction over the Trust, the Trust’s business or any of the transactions contemplated herein, except where the failure by the Trust to comply would not have a Material Adverse Effect on the Trust or have a material adverse effect on the rights of the Lender, the Indenture Trustee or the Noteholders.
SECTION 6.10    Limitation on Nature of Business. The Trust is not permitted to engage in any lines of business with respect to the Trust and having reference to the Trust Assets other than (i) holding the Participation and issuing the Notes and other matters described in the Offering Memorandum under the heading “The Trust—Purpose and Powers” and (ii) those matters that are reasonably related and ancillary to the ownership of, and enforcement of the Trust’s rights with respect to, the same.
SECTION 6.11    Payment of Taxes and Other Claims. (a) Subject to reimbursement by the Borrower and the Loan Guarantors under the Expense Reimbursement and Indemnity Agreement, the Trust shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Trust provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or where the failure to do so would not have a material adverse effect on the Trust or have a material adverse effect on the rights of the Noteholders.
(b)    The Issuer will comply with all applicable withholding Tax requirements (including, without limitation, any United States backup withholding requirements). The Issuer will file (or cause to be filed) any required withholding Tax forms with all applicable Tax authorities and, unless an exception from withholding and backup withholding tax is properly established by a Noteholder, will remit amounts withheld, if any, with respect to the Noteholders to the applicable Tax authorities.
SECTION 6.12    Ranking. The Trust shall ensure that the Notes constitute general senior, unsubordinated obligations of the Trust and rank pari passu, without any preferences among themselves, with all other present and future obligations of the Trust (other than obligations preferred by statute or by operation of law).

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SECTION 6.13    Limitations on Sale and Lease-back Transactions. The Trust shall not issue, assume or guarantee any obligation or Debt of kind or nature whatsoever, except for the issuance of the Notes (including any Additional Notes).
SECTION 6.14    Limitation on Indebtedness. The Trust shall not enter into any Sale and Leaseback Transaction with respect to any of the Trust Assets.
SECTION 6.15    No Liquidation or Termination without Consent. To the extent applicable, the Cayman Trustee shall not terminate or commence a voluntary case or other proceeding seeking, liquidation, provisional liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seek the appointment of a trustee, receiver, liquidator, provisional liquidator, custodian or other similar official of it or any substantial part of its property, or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or make a general assignment or conveyance for the benefit of creditors, or take any corporate action to authorize any of the foregoing without the unanimous consent of the Noteholders of the Outstanding Notes. Insofar as the Trust operates through the Cayman Trustee, the Cayman Trustee will agree to refrain from taking any of the foregoing actions unless and until a successor trustee has assumed the obligations of the Cayman Trustee with respect to the Trust, including any obligations under the Transaction Documents.
SECTION 6.16    Appointment to Fill a Vacancy in Office of Indenture Trustee. Promptly, and in any event, within ten (10) calendar days after an officer of the Trust, acting on behalf of the Trust, becomes aware of a Default or Event of Default under the Credit and Guaranty Agreement, the Trust shall furnish written notice of the same to a Responsible Officer of the Indenture Trustee, specifically stating the event or condition that caused the Default or Event of Default, specifically stating that such event or condition has occurred and describing it and any action being or proposed to be taken by the Borrower with respect thereto. Upon receipt of such notice from the Trust, the Indenture Trustee will promptly give such notice to the Noteholders.
SECTION 6.17    Provision of Financial Statements and Reports. (a) For as long as the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Trust shall, to the extent required, furnish to any Noteholders holding an interest in a Restricted Global Note, or to any prospective purchaser designated by such Noteholders, upon request of such Noteholders, financial and other information described in paragraph (d)(4) of Rule 144A with respect to the Trust to the extent required in order to permit such Noteholders to comply with Rule 144A with respect to any resale of its Notes, unless during that time, the Trust is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act and no such information about the Trust is otherwise required pursuant to Rule 144A.
(b)    In the event the Trust shall be required under the law of the Cayman Islands to prepare any financial statements or reports or shall publish or otherwise make such

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statements or reports publicly available, the Trust shall promptly furnish a copy of such statements or reports to the Indenture Trustee for delivery to the Noteholders.

Delivery of such reports, information and documents to the Indenture Trustee (and any reports or information pursuant to Section 7.11) is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Trust’s or any other Person’s compliance with any of its covenants under the Indenture or any other Transaction Document (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).
SECTION 6.18    Economic Sanctions. (a) The Issuer covenants and represents that neither it nor any of its subsidiaries, directors or officers nor, to the knowledge of the Issuer, its affiliates, are currently the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”);
(b)    The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any payments made pursuant to this agreement, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.
ARTICLE VII
COVENANTS OF THE PARENT NOTE GUARANTORS
SECTION 7.1    Limitation on Debt.
(a)    The Parent Note Guarantors may not, and may not permit any of the Restricted Subsidiaries to, Incur any Debt, unless the Leverage Ratio for the most recently completed fiscal quarter for which financial statements are available would be less than 4.0 to 1.
(b)    Notwithstanding the foregoing limitation, the following Debt (“Permitted Debt”) may be Incurred:
(i)    any direct or indirect obligations owed in connection with the payment obligations on the Loan, Loan Guarantees, and the Note Guarantees, excluding any Loan Guarantees of additional amounts issued under the Credit and Guaranty Agreement or Note Guarantees of Additional Notes;
(ii)    Debt (other than Debt described in another clause of this paragraph) outstanding, committed or mandated on the date hereof;

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(iii)    Pari Passu Debt of the Note Guarantors and Debt of the Restricted Subsidiaries under Credit Facilities and any Permitted Refinancing Debt in respect thereof, in an aggregate principal amount at any one time outstanding that does not exceed an amount equal to the greater of (a) US$150,000,000 (or the U.S. Dollar Equivalent of any other currency) and (b) 8.0% of Combined Total Assets, plus, (1) any accrual or accretion of interest that increases the principal amount of Debt under Credit Facilities and (2) in the case of any refinancing of Debt permitted under this clause (iii) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;
(iv)    Debt owed by any of the Note Guarantors to any other of the Note Guarantors or any of the Restricted Subsidiaries or Debt owed by any of the Restricted Subsidiaries to any of the Note Guarantors or any other of the Restricted Subsidiaries; provided, however, that upon either (1) the transfer or other disposition by such Note Guarantor or such Restricted Subsidiary of any Debt so permitted to a Person other than a Note Guarantor or a Restricted Subsidiary or (2) such Restricted Subsidiary ceasing to be a Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;
(v)    Acquired Debt;
(vi)    [Reserved];
(vii)    Permitted Refinancing Debt of any Note Guarantor or Restricted Subsidiary Incurred in exchange for or the proceeds of which are used to refinance or refund or replace, or any extension or renewal of (including, in each case, successive refinancings, extensions and renewals), outstanding Debt of any such Note Guarantor or any such Restricted Subsidiary (including, in each case, successive refinancings, extensions and renewals), incurred pursuant to the first paragraph of Section 7.1(a) and paragraphs (i), (ii), (v) or this (vii) of the definition of Permitted Debt, as the case may be;
(viii)    Debt of any Note Guarantor or any Restricted Subsidiary represented by letters of credit in order to provide security for workers’ compensation claims, health, disability or other employee benefits, payment obligations in connection with self-insurance or similar requirements of the Note Guarantors or any Restricted Subsidiary in the ordinary course of business;
(ix)    customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any assets of any Note Guarantor or any Restricted Subsidiary, and earn-out provisions or contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements other than Guarantees of Debt

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incurred by any Person acquiring all or any portion of such assets for the purpose     of financing such acquisition; provided that the maximum aggregate liability in respect of each such Incurrence of such Debt will at no time exceed the gross proceeds actually received by a Note Guarantor or Restricted Subsidiary in connection with the related disposition;

(x)    obligations in respect of (a) bid proposals or applications for telecommunications spectrum licenses, telecommunications usufruct rights or other licenses, in the ordinary course of business and not related to Debt for borrowed money and (b) customs, VAT or other tax guarantees, (c) bid, performance, completion, guarantee, surety and similar bonds, including guarantees or obligations of any Note Guarantor or any Restricted Subsidiary with respect to letters of credit supporting such obligations and (d) the financing of insurance premiums, in each case, in the ordinary course of business and not related to Debt for borrowed money;
(xi)    Debt of any Note Guarantor or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument including, but not limited to, electronic transfers, wire transfers, netting services and commercial card payments, drawn against insufficient funds; provided that such Debt is extinguished within five Business Days of Incurrence;
(xii)    guarantees by any Note Guarantor or any Restricted Subsidiary of Debt or any other obligation or liability of any Note Guarantor or any Restricted Subsidiary (other than of any Debt Incurred in violation of this covenant); provided, however, that if the Debt being guaranteed is subordinated in right of payment to the Note Guarantees or the Loan, then such guarantee shall be subordinated substantially to the same extent as the relevant Debt guaranteed;
(xiii)    Debt arising under borrowing facilities provided by a special purpose vehicle notes issuer to any Note Guarantor or any Restricted Subsidiary in connection with the issuance of notes or other similar debt securities intended to be supported primarily by the payment obligations of any Note Guarantor or any Restricted Subsidiary in connection with any vendor financing platform;
(xiv)    Debt consisting of Interest Rate, Currency or Commodity Price Agreements;
(xv)    Debt consisting of (a) mortgage financings, asset backed financings, Purchase Money Obligations or other financings, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of any Note Guarantor or any Restricted Subsidiary or (b) Debt

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otherwise Incurred to finance the purchase, lease, rental or cost of design, development, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of any Note Guarantor or any Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Permitted Refinancing Debt in respect thereof, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Debt Incurred pursuant to this clause (15) will not exceed the greater of (a) US$40,000,000 and (B) 2.0% of the Combined Total Assets at any time outstanding;

(xvi)    Shareholder Loans or Intergroup Subordinated Loans;
(xvii)    Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (xvi) above, which, together with any other outstanding Debt Incurred pursuant to this clause (vii), including any Permitted Refinancing Debt in respect thereof, has an aggregate principal amount at any time outstanding not in excess of the greater of US$150,000,000 and 8.0% of the Combined Total Assets, plus, in the case of any refinancing of Debt permitted under this clause (xvii) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing.
The Note Guarantors will not incur any Debt (including Permitted Debt) that is contractually subordinated in right of payment to any other Debt of the Note Guarantors unless such Debt is also contractually subordinated in right of payment to the Loan and the Note Guarantees on substantially identical terms; provided, however, that no Debt will be deemed to be contractually subordinated in right of payment to any other Debt of any Note Guarantor solely by virtue of being unsecured or by virtue of being secured with different collateral or by virtue of being secured on a junior priority basis or by virtue of the application of waterfall or other payment ordering provisions affecting different tranches of Debt.
(c)    For the purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Permitted Debt or is entitled to be Incurred pursuant to Section 7.1(a) above, the Note Guarantors in their sole discretion may classify and from time to time reclassify such item of Debt or any portion thereof and only be required to include the amount of such Debt as one of such types.
(d)    For the purposes of determining compliance with any covenant in this Indenture or whether an Event of Default has occurred, in each case, where Debt is denominated in a currency other than U.S. dollars, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of such Incurrence; provided, however, that if any such Debt that is denominated in a different currency is subject to an Interest Rate, Currency or Commodity Price Agreement with respect to U.S. dollars covering principal and premium, if any, payable on such

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Debt, the amount of such Debt expressed in U.S. dollars will be adjusted to take into account the effect of such an agreement.

SECTION 7.2    Limitation on Restricted Payments.
(a)    The Parent Note Guarantors may not, and may not permit the Restricted Subsidiaries to, directly or indirectly,
(i)    declare or pay any dividend or make any distribution in respect of the Parent Note Guarantors’ or the Restricted Subsidiaries’ Capital Stock, excluding (a) any dividends or distributions by the Parent Note Guarantors or the Restricted Subsidiaries payable solely in shares of such Parent Note Guarantor’s or the Restricted Subsidiaries’ Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire the Parent Note Guarantor’s Capital Stock (other than Redeemable Stock) and (b) any dividends or distributions payable to the Parent Note Guarantors or any of their Restricted Subsidiaries (and, if such Restricted Subsidiary has shareholders other than the Parent Note Guarantors or any Subsidiary of the Parent Note Guarantors, to its other shareholders on a pro rata basis (or on less than a pro rata basis to such shareholders));
(ii)    purchase, redeem, or otherwise acquire or retire for value (a) any of a Parent Note Guarantor’s or Restricted Subsidiary’s Capital Stock or (b) any options, warrants or other rights to acquire shares of a Parent Note Guarantor’s or Restricted Subsidiary’s Capital Stock (in respect of (a) and (b) above, in each case, other than (x) from a Parent Note Guarantor or any Restricted Subsidiaries and (y) any such acquisition of the shares or rights to acquire shares of a Restricted Subsidiary by a Parent Note Guarantor or another Restricted Subsidiary);
(iii)    redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment the Parent Note Guarantor’s Debt which is subordinate in right of payment to the Notes (other than any direct or indirect obligations by the Parent Note Guarantors for the sole purpose of effectuating payments on the Notes); or
(iv)    make any Investment, other than Permitted Investments
(each of clauses (i) through (iv) being a “Restricted Payment”).
(b)    If:
(1)    a Default or an Event of Default shall have occurred and is continuing or would result from such Restricted Payment; or
(2)    after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable fiscal

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quarter period, the Parent Note Guarantors could not Incur at least US$1.00 of additional Debt pursuant to Section 7.1(a) herein; or

(3)    upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of the Indenture, excluding those made pursuant to the further provisos (A) to (N) below, exceeds the sum of
(i)    the difference of (x) 100% of cumulative Combined EBITDA from January 1, 2021 through the last day of the last full fiscal quarter ended immediately prior to the date of such Restricted Payment for which the Parent Note Guarantors’ quarterly or annual financial statements are available minus (y) the product of 1.5 times cumulative Combined Interest Expense from January 1, 2021 through the last day of the last full fiscal quarter ended immediately prior to such Restricted Payment for which the Parent Note Guarantors’ quarterly or annual fiscal statements are available; plus
(ii)    the net reduction in the Parent Note Guarantors’ Investments in any Unrestricted Subsidiary resulting from payments of interest on Debt, dividends, return of capital, repayments of loans or advances, payments of fees or other transfers of assets, in each case to the Parent Note Guarantors or the Restricted Subsidiaries from such Unrestricted Subsidiary (except to the extent that any such payment is included in the calculation of Combined EBITDA) or from re-designations of Unrestricted Subsidiaries as Restricted Subsidiaries; provided that the amount included in clause (ii) shall not exceed the amount of Investments previously made by the Parent Note Guarantors and the Restricted Subsidiaries in such Unrestricted Subsidiary; plus
(iii)    the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this paragraph, as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Combined EBITDA), not to exceed the amount of such Investment so made; plus
(iv)    an amount not to exceed the sum of the aggregate net proceeds received by the Parent Note Guarantors after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Parent Note Guarantor’s Board of Directors as evidenced by a Board Resolution filed with the Indenture Trustee), from contributions of capital or the issuance and sale (other than to any of the Parent Note Guarantors or Restricted Subsidiaries) of the Parent Note Guarantor’s Capital Stock (other than Redeemable Stock or Excluded Contributions), options, warrants or other rights to acquire any Parent Note Guarantor’s Capital Stock (other than Redeemable Stock) or any Parent Note Guarantor’s Debt or Debt of the Restricted Subsidiaries that

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has been converted into or exchanged for such Parent Note Guarantor’s Capital Stock (other than Redeemable Stock and other than by or from any of the Parent Note Guarantors’ Restricted Subsidiaries) after the Issue Date provided that any such net proceeds received by any Parent Note Guarantors from an employee stock ownership plan financed by loans from any Parent Note Guarantor or any of its respective Subsidiaries shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; minus

(v)    any Note Guarantor or their respective Subsidiaries’ deposits are withdrawn and acquired by the depositary institution (and not returned to the Note Guarantors or one of their Subsidiaries) as the result of any netting or set-off arrangement entered into by the Note Guarantors or any of their Subsidiaries (except to the extent such deposits are used to satisfy obligations solely of the Note Guarantors or their Subsidiaries).
(c)    Notwithstanding the foregoing,
(A)    the Parent Note Guarantors may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Parent Note Guarantors could have paid such dividend in accordance with the foregoing provision;
(B)    any of the Note Guarantors and any of the Restricted Subsidiaries may refinance any Debt otherwise as permitted by Section 7.1(b) of this Indenture or in exchange for or out of the net proceeds of the sale (other than from or to any of the Note Guarantors or Restricted Subsidiaries or from or to an employee stock ownership plan financed by loans from any of the Note Guarantors or any of the Restricted Subsidiaries) of shares of any of the Note Guarantors’ Capital Stock (other than Redeemable Stock) or the subordinated obligations of any Note Guarantor or any Restricted Subsidiary to be Incurred pursuant to this definition of Permitted Debt, provided however, that such exchange or repurchase must be made within 90 days of the issuance of Capital Stock or such subordinated obligations;
(C)    any of the Note Guarantors and any of the Restricted Subsidiaries may purchase, redeem, acquire or retire any shares of its Capital Stock solely in exchange for or out of the net proceeds of (i) the substantially concurrent sale (other than from or to any of the Note Guarantors or Restricted Subsidiaries or from or to an employee stock ownership plan financed by loans from any of the Note Guarantors or any of the Restricted Subsidiaries) of shares of any of the Note Guarantors’ Capital Stock (other than Redeemable Stock) (ii) an Asset Disposition to the extent of Excess Proceeds of an Asset Disposition or (iii) a Sale/Leaseback of Tower Equipment that would have been an Asset Disposition but for the proviso in clause (a) of the Asset Disposition definition, provided that the Parent Note Guarantors make an offer to purchase Outstanding Notes prior to

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reliance on this provision at 100% of their principal amount plus accrued interest to the date of purchase and then to the extent of such Excess Proceeds of an Asset Disposition;

(D)    the Note Guarantors and any of the Restricted Subsidiaries may make loans to employees in connection with such employees’ exercise of options to purchase Capital Stock or otherwise in the ordinary course of business;
(E)    the Note Guarantors and any of the Restricted Subsidiaries may make payments that are made with Excluded Contributions;
(F)    the making or facilitation of a loan to the holders of Capital Stock of the Borrower or other Parent Note Guarantors, in each case from the proceeds of the incurrence of the Loan as described under “Use of Proceeds” in the Offering Memorandum; provided such loan is made or facilitated to such holders of Capital Stock within 45 days of the Issue Date; and (ii) if such loan is repaid in whole or in part, from time to time, the subsequent declaration and payment of a dividend or other distribution in respect of the Capital Stock of the Borrower or other Parent Note Guarantors in an amount equal to the principal amount of the loan that has been so repaid; and
(G)    the Note Guarantors and the Restricted Subsidiaries may repurchase or fund the repurchase of shares of such Note Guarantor or Millicom held by employees or former employees of such Note Guarantor or any Restricted Subsidiary in an amount not to exceed $5,000,000 in any twelve month period;
(H)    the Note Guarantors and any of the Restricted Subsidiaries may cause a distribution of shares of any Unrestricted Subsidiary;
(I)    the Note Guarantors or any Restricted Subsidiary may pay a Dividend on Capital Stock of any class with the proceeds of any public Equity Offering or any public sale of Qualified Capital Stock of such Note Guarantor or Restricted Subsidiary in an amount not to exceed 6% of the Market Capitalization of the Borrower at the time of such public Equity Offering or public sale of Qualified Capital Stock if after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable fiscal quarter period the Note Guarantor could Incur at least $1.00 of additional Debt pursuant to the first paragraph of Section 7.1;
(J)    the Note Guarantors and any Restricted Subsidiary may make Restricted Payments, including the purchase of Receivables and the payment of fees, in connection with any Qualified Receivables Transaction;
(K)    the Note Guarantors and any Restricted Subsidiary may engage in cash management and pooling transactions with Millicom and its Subsidiaries in the ordinary course of business;

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(L)    the Note Guarantors and any Restricted Subsidiary may make or repay Intergroup Subordinated Loans so long as no Default or Event of Default shall have occurred and be continuing or would result from such Restricted Payment;
(M)    the Note Guarantors and any Restricted Subsidiary may make Restricted Payments to Millicom or any Subsidiary thereof so long as the proceeds thereof are transferred to such Note Guarantors or any Restricted Subsidiary within three days of the making of such Restricted Payment and do not exceed 10.0% of Combined Total Assets; and
(N)    the Note Guarantors and any of the Restricted Subsidiaries may make Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed the greater of US$100,000,000 and 6.0% of Combined Total Assets.
(d)    Any Restricted Payments made pursuant to clauses (A), (D) or (I) of Section 7.2(c) shall be a Restricted Payment for purposes of calculating the aggregate Restricted Payments pursuant to clause (c)(3) above.
SECTION 7.3    Limitation on Dividend and Other Payment Restrictions Affecting the Parent Note Guarantors and Restricted Subsidiaries.
(a)    The Parent Note Guarantors may not, and may not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Parent Note Guarantor or Restricted Subsidiary
(i)    to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock to the Parent Note Guarantors or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Parent Note Guarantors or any other such Restricted Subsidiary;
(ii)    to make loans or advances to the Parent Note Guarantors or any other Restricted Subsidiary; or
(iii)    to transfer any of its property or assets to the Parent Note Guarantors or any other Restricted Subsidiary.
(b)    Notwithstanding the foregoing, the Parent Note Guarantors may, and may permit any of the Restricted Subsidiaries to, suffer to exist any such encumbrance or restriction
(1)    Pursuant to the Credit and Guaranty Agreement, this Indenture and the Note Guarantees;
(2)    pursuant to any agreement in effect on the date of this Indenture;

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(3)    pursuant to an agreement relating to any Debt Incurred by a Person prior to the date on which such Person became such a Restricted Subsidiary and outstanding on such date and not Incurred in anticipation of becoming such a Restricted Subsidiary which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;
(4)    pursuant to an agreement by which the Parent Note Guarantors or a Restricted Subsidiary obtains financing; provided that (x) such restriction is not materially more restrictive than customary provisions in comparable financing agreements and (y) the Parent Note Guarantors’ management determines that at the time such agreement is entered into such restriction will not materially impair the Parent Note Guarantors’ ability to make payments on the Loan and the Notes;
(5)    pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (1), (2), (3) or (4) above; provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Parent Note Guarantors’ management;
(6)    in the case of clause (iii) above, restrictions contained in any security agreement (including a capital lease) securing Debt of any of the Parent Note Guarantors or the Parent Note Guarantors’ Restricted Subsidiaries otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement;
(7)    in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business in leases to the extent such provisions restrict the transfer or subletting of any such lease;
(8)    pursuant to customary restrictions contained in asset sale agreements limiting the transfer of property subject to such agreements pending the closing of such sales or pursuant to customary restrictions in share purchase agreements otherwise permitted under the Indenture for the sale of Subsidiaries on such sold Subsidiaries;
(9)    customary restrictions pursuant to joint venture agreements or similar documents that restrict the transfer of ownership interests in or the payment of dividends or distributions from such joint venture or similar Person or agreements entered into in the ordinary course of business; provided further that the Parent Note Guarantor’s respective Board of Directors determines that, at the time such encumbrance or restriction arises or is agreed to, it will not materially impair such Parent Note Guarantor’s ability to make payments on the Notes; or

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(10)    if such encumbrance or restriction is the result of applicable law or regulation.
SECTION 7.4    [Reserved].
SECTION 7.5    Limitation on Liens.
The Parent Note Guarantors shall not, and shall not permit the Restricted Subsidiaries to, Incur or suffer to exist any Lien (other than Permitted Liens) on or with respect to any property or assets now owned or hereafter acquired to secure any Debt unless the Loan, the Loan Guarantees and the Note Guarantees are equally and ratably secured by such Lien; provided that, if the Debt secured by such Lien is subordinate or junior in right of payment to the Loan, the Loan Guarantees and the Note Guarantees, then the Lien securing such Debt shall be subordinate or junior in priority to the Lien securing the Loan, the Loan Guarantees and the Note Guarantees.
SECTION 7.6    Limitation on Guarantees of the Note Guarantors’ Subordinated Debt.
The Parent Note Guarantors may not permit any of the Restricted Subsidiaries, directly or indirectly, to assume, Guarantee or in any other manner become liable with respect to any of the Note Guarantors’ Debt that is expressly by its terms subordinated or junior in right of payment to any other Debt of a Note Guarantor.
SECTION 7.7    Limitation on Asset Dispositions.
(a)    Each of the Parent Note Guarantors may not, and may not permit the Restricted Subsidiaries to, make any Asset Disposition in one or more related transactions unless:
(1)    such Parent Note Guarantor or Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Parent Note Guarantor’s senior management or Board of Directors in good faith;
(2)    unless the Asset Disposition is a Permitted Asset Swap, at least 75% of the consideration for such disposition consists of (a) cash or Cash Equivalents, (b) the assumption of such Parent Note Guarantor’s or Restricted Subsidiary’s Debt or other liabilities (including Debt or liabilities that are subordinated to the Loan or the Notes) or Debt or other liabilities of such Restricted Subsidiary relating to such assets and, in each case, such Parent Note Guarantor or the Restricted Subsidiary, as applicable, is released from all liability on the Debt assumed or (c) any Capital Stock or assets of the kind referred to in Section 7.7(a)(3)(i)(D) or 7.7(a)(3)(i)(E), or any combination thereof; and
(3)    within 365 days of such Asset Disposition, at the Parent Note Guarantors’ or applicable Restricted Subsidiary’s option:

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(i)    the Net Available Proceeds are applied:
(A)    to repay, redeem, retire or cancel outstanding Senior Secured Debt;
(B)    first, if the Borrower makes an Asset Sale Offer, to the Lender pursuant to the terms of the Credit and Guaranty Agreement as set forth in the Credit and Guaranty Agreement, and, second, to the extent any Net Available Proceeds from such Asset Disposition remain, to any other use as determined by the applicable Parent Note Guarantor or the applicable Restricted Subsidiary that is not otherwise prohibited by this Indenture;
(C)    to repurchase, prepay, redeem or repay Pari Passu Debt; provided that, concurrently with such repayment, the Borrower makes an Asset Sale Offer to the Lender pursuant to the terms of Section 3.04(b) of the Credit and Guaranty Agreement;
(D)    to acquire all or substantially all of the assets of, or any Capital Stock of, another Related Business, if, after giving effect to any such acquisition of Capital Stock, the Related Business is or becomes a Restricted Subsidiary of the Parent Note Guarantors;
(E)    to make a capital expenditure or acquire other assets (other than Capital Stock and cash or Cash Equivalents), rights (contractual or otherwise) and properties, whether tangible or intangible (including ownership interests) that are used or intended for use in connection with a Related Business;
(F)    to the extent permitted, to redeem Notes as provided under clauses (i) through (v) of Section 4.1(a); or
(G)    any combination of the foregoing subclauses (A) through (F) of this Section 7.7(a)(3)(i).
(ii)    the relevant Parent Note Guarantor enters into a binding commitment to apply the Net Available Proceeds pursuant to subclauses (D) or (E) of Section 7.7(a)(3)(i); provided that such binding commitment (or any subsequent binding commitment replacing the initial binding commitment that is entered into within 180 days following the aforementioned 365-day period) shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period.
(b)    The amount of such Net Available Proceeds not so used as set forth in the paragraph above constitutes “Excess Proceeds.” Pending the final application of any such Net Available Proceeds, the Parent Note Guarantors may temporarily reduce revolving credit borrowings or otherwise use such Net Available Proceeds in any manner that is not prohibited by the terms of this Indenture. For purposes of this Section 7.7, any securities, notes or other

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obligations received by such Parent Note Guarantor or any such Restricted Subsidiary from such transferee that are promptly converted by the recipient thereof into cash, Cash Equivalents or readily marketable securities (to the extent of the cash, Cash Equivalents or readily marketable securities received in that conversion), shall be deemed cash.

(c)    Notwithstanding the foregoing, the Borrower will not be required to make an Asset Sale Offer to repay the Loan pursuant to the requirements described above if the funds available for such use in respect of Asset Dispositions in the same fiscal year, together with the funds available for such use in respect of all prior Asset Dispositions, which were not so used pursuant to the provisions described in Section 7.7(a)(3) are less than US$30,000,000.
(d)    Pursuant to the terms of the Credit and Guaranty Agreement, upon the determination of the Borrower to make an offer to the Lender to prepay all or a portion of the principal amount of the Credit and Guaranty Agreement, the Borrower shall provide an Asset Sale Notice and make an offer to prepay the Loan in a principal amount up to the Asset Sale Prepayment Amount (the “Asset Sale Offer”), pursuant to which the Borrower shall be required, if requested by the Lender (for the avoidance of doubt, as instructed by the Issuer, who shall be instructed by the Indenture Trustee at the written instruction of the Required Holders), to purchase up to the Asset Sale Prepayment Amount in principal amount of the Loan at a prepayment price equal to 100% of the principal amount of the Loan being prepaid, plus accrued and unpaid interest thereon, if any, to but excluding the prepayment date and any Additional Amounts thereon.
(e)    Upon the Issuer’s receipt from the Lender or the Borrower of an Asset Sale Notice in accordance with the Credit and Guaranty Agreement, the Issuer shall give a copy of the notice to the Indenture Trustee and promptly (and in no event later than 30 days prior to the Asset Sale Payment Date) give (or the Indenture Trustee, in the name of and at the expense of the Issuer, upon the Issuer providing written instruction to the Indenture Trustee at least 3 Business Days before the notice is to be given to the Noteholders (or such shorter time as is acceptable to the Indenture Trustee) shall give) notice as described in Section 15.4 to each Noteholder (with a copy to the Indenture Trustee unless the Indenture Trustee gives the notice) offering to purchase the Notes pursuant to the Borrower’s Asset Sale Offer (the “Notes Asset Sale Offer”). In addition to the information contained in the Borrower’s Asset Sale Notice, the Notes Asset Sale Offer will include instructions and materials necessary to enable Noteholders to tender Notes pursuant to the offer.
(f)    The Asset Sale Payment Date shall be a Business Day no earlier than 30 days nor later than 60 days subsequent to the date on which the Notes Asset Sale Offer is delivered to Noteholders (other than as may be required by applicable Law).
(g)    Upon a Notes Asset Sale Offer, each Noteholder will have the option to tender to the Issuer all or a portion of the Noteholder’s Notes in integral multiples of US$1,000; provided that the remaining principal amount of such Noteholder’s Note will not be less than US$200,000. Tender of any Notes to be purchased in connection with the Notes Asset Sale Offer must be received by the Trust no later than five Business Days preceding the Asset Sale Payment Date and may also be withdrawn until the same.

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(h)    The Issuer shall provide prompt notice to the Administrative Agent and the Lender of the aggregate principal amount of Notes validly tendered, and upon notice from the Lender setting forth the aggregate principal amount of the Loan corresponding to the principal amount of the Notes validly tendered, the Borrower will be required to prepay such aggregate principal amount of the Loan, plus accrued and unpaid interest to but excluding the prepayment date and any Additional Amounts in an amount up to the Asset Sale Prepayment Amount.
(i)    To the extent that Noteholders and holders of other Debt, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw Notes or the other Debt in an aggregate amount exceeding the amount of Excess Proceeds, the Borrower will purchase a principal amount of the Loan (and the Issuer, therefore, will purchase a principal amount of the Notes) and the Borrower will purchase such other Debt on a pro rata basis (based on amounts tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Noteholder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to a Notes Asset Sale Offer will be cancelled and cannot be reissued. No later than three Business Days prior to the Asset Sale Payment Date, the Issuer shall deliver to the Indenture Trustee an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof to be purchased by the Issuer.
(j)    On the Asset Sale Payment Date, the Issuer will, to the extent lawful, accept for payment all Notes or portions thereof properly tendered and accepted pursuant to this Section 7.7(i) and not withdrawn and deliver or cause to be delivered to the Indenture Trustee the Notes so accepted. No later than three Business Days prior to the Asset Sale Payment Date, the Trust shall deliver to the Indenture Trustee an Officer’s Certificate stating the aggregate principal amount of the Notes or the portions thereof to be purchased by the Issuer.
SECTION 7.8    Transactions with Affiliates.
(a)    Each of the Parent Note Guarantors may not, and may not permit any of the Restricted Subsidiaries to, enter into any transaction that involves in excess of US$20,000,000 with any Parent Note Guarantor’s Affiliate (other than the Parent Note Guarantors or any of the Restricted Subsidiaries), either directly or indirectly, unless such transaction is on terms no less favorable to the Parent Note Guarantors or such Restricted Subsidiary than those that could be obtained in a comparable arm’s length transaction with an entity that is not an Affiliate of the Parent Note Guarantors or such Restricted Subsidiary. For any such transaction that involves in excess of (a) US$30,000,000, a majority of the members of the relevant Parent Note Guarantor’s Board of Directors shall determine that such transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Indenture Trustee.
(b)    The foregoing restriction shall not apply to
(i)    reasonable and customary payments to or on behalf of a Parent Note Guarantor’s directors, officers or employees or any of the directors, officers or employees

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of a Parent Note Guarantor’s Restricted Subsidiaries, or in reimbursement of reasonable and customary payments or reasonable and customary expenditures made or Incurred by such Persons as directors, officers or employees;

(ii)    any Restricted Payment permitted under Section 7.2 or Permitted Investments;
(iii)    any loan or advance by a Parent Note Guarantor or any of the Restricted Subsidiaries to employees of any of them in the ordinary course of business;
(iv)    (A) transactions with customers, distributors, suppliers, purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with this Indenture, or (B) transactions existing on the Issue Date and described under “Related Party Transactions” in the Offering Memorandum and any amendment, supplement, restatement, replacement, renewal, extension, refinancing, thereof or thereto, including without limitation with different counterparties (so long as the renewed, replaced or new agreement, when taken as a whole is not more disadvantageous to the Noteholders in any material respect than the original agreement in effect on the Issue Date);
(v)    any transaction with a Receivables Entity effected as part of a Qualified Receivables Transaction, acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction, and other Investments in Receivables Entities consisting of cash or Securitization Obligations;
(vi)    the payment to Millicom or any Subsidiary of Millicom of all reasonable expenses Incurred by Millicom or any Subsidiary of Millicom in connection with its direct or indirect Investment in the Parent Note Guarantors, their respective Subsidiaries and unpaid amounts accrued for prior periods;
(vii)    the payment to Millicom and its Affiliates or Subsidiaries of Value Creation Fees of up to the greater of US$150,000,000 and 8.0% of Combined Total Assets per annum;
(viii)    the issuance of  shares or Intergroup Subordinated Loans;
(ix)    transactions with Affiliates in their capacity as holders of indebtedness of any Parent Note Guarantor or any Restricted Subsidiary.
(x)    Cash Management Loans;
(xi)    any transaction under any tax sharing agreement or arrangement and payments pursuant thereto between or among Millicom, any Subsidiary of Millicom, a Note Guarantor, a Restricted Subsidiary or any other Person not otherwise prohibited by this Indenture and any payments or other transactions pursuant to a tax sharing agreement between any Note Guarantor or a Restricted Subsidiary and any other Person with which the Note Guarantors or any of the Restricted Subsidiaries files a consolidated tax return

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or with which the Note Guarantors or any of the Restricted Subsidiaries is part of a group for tax purposes (including a fiscal unity) or any tax advantageous group contribution made pursuant to applicable legislation; provided that any such payments or other transactions pursuant to a tax sharing agreement under this clause (xii) does not exceed the taxes that would be payable by the Note Guarantors and their Subsidiaries on a stand-alone basis or as a stand-alone tax group, reduced by any such taxes paid by the Note Guarantors and/or any of their respective Subsidiaries; and

(xii)    contributions to the common equity capital of any Parent Note Guarantor or the issue or sale of Capital Stock of a Parent Note Guarantor.
SECTION 7.9    Limited Condition Transaction.
(a)    In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Indenture which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Parent Note Guarantors, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into. For the avoidance of doubt, if any Parent Note Guarantor has exercised its option under the first sentence of this paragraph, and any Default or Event of Default occurs following the date such definitive agreement for a Limited Condition Transaction is entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.
(b)    In connection with any action being taken in connection with a Limited Condition Transaction for purposes of:
(i)    determining compliance with any provision of this Indenture which requires the calculation of any financial ratio or test, including the Leverage Ratio; or
(ii)    testing baskets set forth in this Indenture (including baskets measured as a percentage of Combined Total Assets);
(c)    in each case, at the option of the Parent Note Guarantors (the Parent Note Guarantors’ election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “LCT Test Date”); provided, however, that the Parent Note Guarantors shall be entitled to subsequently elect, in its sole discretion, the date of consummation of such Limited Condition Transaction instead of the LCT Test Date as the applicable date of determination, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Debt and the use of proceeds thereof), as are

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appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Combined EBITDA” and “Leverage Ratio,” the Parent Note Guarantors or any Subsidiary could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with.

(d)    If the Parent Note Guarantors have made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Combined EBITDA or Combined Total Assets, of the Parent Note Guarantors and their respective Subsidiaries at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Parent Note Guarantors have made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability under this Indenture (including with respect to the Incurrence of Debt or Liens, or the making of Asset Dispositions, acquisitions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Parent Note Guarantors or any Subsidiary or the designation of an Unrestricted Subsidiary) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Debt and the use of proceeds thereof) have been consummated.
SECTION 7.10    Payment of Taxes. The Parent Note Guarantors will pay or discharge or cause to be paid or discharged, before the same becomes delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Parent Note Guarantors or any of the Restricted Subsidiaries, or the Parent Note Guarantors’ or any of the Restricted Subsidiaries’ income, profits or property, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Parent Note Guarantors’ property, or the Restricted Subsidiaries’ property; provided, however, that the Parent Note Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or, except where the failure to pay or discharge such taxes, assessments, governmental charges or claims would not, singly or in the aggregate have a material adverse effect on the Note Guarantors.
SECTION 7.11    Provision of Financial Information.
(a)    The Parent Note Guarantors will furnish to the Indenture Trustee and the Noteholders, without cost to any of them:
(1)    within 120 days after the end of each fiscal year (including for the avoidance of doubt, the fiscal year ended December 31, 2021), the Parent Note Guarantors’ audited combined financial statements for the two most recent years (including income statements, statements of financial position, cash flow

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statements and statements of changes in shareholders’ equity) and related notes thereto prepared in accordance with IFRS, as issued by the International Accounting Standards Board and as adopted by the EU, consistently applied, together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section with scope and content substantially similar to the corresponding section of the Offering Memorandum (after taking into consideration any changes to the Parent Note Guarantors’ business and operations after the Issue Date) and, with respect to the annual financial information, a report thereon by the Parent Note Guarantors’ certified independent auditors together with a certificate of the chief financial officer of each Parent Note Guarantor stating that, to the best of such officer’s knowledge after due inquiry, each Parent Note Guarantor during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and the Credit and Guaranty Agreement and that such officer has obtained no knowledge of any Default or Event of Default; and

(2)    within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports attaching the Parent Note Guarantors’ unaudited combined interim financial statements for the period then ended and the comparable period in the prior year (including income statements, statements of financial position, cash flow statements and statements of changes in shareholders’ equity) prepared in accordance with IFRS, as issued by the International Accounting Standards Board and as adopted by the EU, together with footnote disclosure.
(b)    So long as the Notes remain Outstanding and during any period during which the Parent Note Guarantors are not subject to Section 13 or 15(d) of the U.S. Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Parent Note Guarantors will furnish to holders and prospective purchasers of the Notes upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.
SECTION 7.12    Limitation on Lines of Business. The Note Guarantors, together with the Restricted Subsidiaries, shall not primarily engage in any business other than in a Related Business.
SECTION 7.13    Unrestricted Subsidiaries. Any Note Guarantor may designate any of the Restricted Subsidiaries to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. “Unrestricted Subsidiary” means (1) any Subsidiary designated as such by a Note Guarantor’s Board of Directors as set forth below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of any Note Guarantor may designate any of such Note Guarantor’s Subsidiaries to be an Unrestricted Subsidiary provided (A) no default with respect to any Debt of such Subsidiary or any Subsidiary (other than any Unrestricted Subsidiary) of such Subsidiary (including any right which the Noteholders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of Debt to declare a

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default on such Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, and (B) if the Subsidiary to be so designated has total assets in excess of US$250,000, the Note Guarantors could make a Restricted Payment as a Permitted Investment in an amount equal to the fair market value of such Note Guarantor’s Investment in such Subsidiary pursuant to the Section 7.2 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.

SECTION 7.14    Release from Covenants.
(a)    If on any date the Notes have an Investment Grade rating from at least two of Fitch, Moody’s and S&P and no Event of Default has occurred and is continuing, and notwithstanding that the Notes may later cease to have such Investment Grade ratings, the Parent Note Guarantors and the Restricted Subsidiaries shall be released from their obligations to comply with clause (iii) of Sections 7.1, 7.2, 7.3. 7.7 and 7.15(a). The foregoing release shall be effective as of the date that the Issuer sends the Indenture Trustee and the Noteholders a notice, in writing, that the Notes have an Investment Grade rating. The Indenture Trustee shall be under no obligation to monitor or determine when the Notes have achieved the requisite Investment Grade rating.
SECTION 7.15    Merger, Consolidations and Certain Sales of Assets of the Note Guarantors.
(a)    A Parent Note Guarantor may not, in a single transaction or a series of related transactions, (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into such Parent Note Guarantor or (b) directly or indirectly, convey, transfer, sell, lease or otherwise dispose of all or substantially all of such Parent Note Guarantor’s assets to any other Person, unless:
(i)    (A) in a transaction in which such Parent Note Guarantor does not survive or in which such Parent Note Guarantor sells, leases or otherwise disposes of all or substantially all of its assets, the Parent Note Guarantor’s successor entity shall expressly assume, by (i) a supplemental indenture executed and delivered to the Indenture Trustee, all of the Parent Note Guarantor’s obligations under this Indenture, including its Note Guarantee and (ii) an instrument executed and delivered to the Lender, all of the Parent Note Guarantor’s obligations under the Credit and Guaranty Agreement and Expense Reimbursement and Indemnity Agreement and (B) is organized under the laws of (1) Guatemala or (2) the United States of America or any State thereof or the District of Columbia or (3) any other country if such successor entity undertakes, in such supplemental indenture, to pay such additional amounts in respect of principal (and premium, if any) and interest as may be necessary in order that the net amounts paid pursuant to the Loan or the Note Guarantees after deduction or withholding of any present or future withholding taxes, levies, imports or charges whatsoever imposed by or for the account of such country or any political subdivision or taxing authority thereof or therein shall equal the respective amounts of principal (and premium, if any) and interest specified in the Loan or Notes;

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(ii)    immediately after giving effect to such transaction and treating any Debt which becomes such Note Guarantor’s obligation or that of any of the Restricted Subsidiaries as a result of such transaction as having been Incurred by such Note Guarantor or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;
(iii)    immediately after giving effect to such transaction and treating any Debt which becomes a Parent Note Guarantor’s obligation, or that of any of the Restricted Subsidiaries, as a result of such transaction as having been Incurred at the time of the transaction, (a) such Parent Note Guarantor (including any successor entity) could Incur at least US$1.00 of additional Debt pursuant to Section 7.1(a); or (b) the Leverage Ratio would not be greater than such ratio before giving effect to such transaction; provided, however, that this clause (iii)(b) will not apply if the Person merged or consolidated with or into the Parent Note Guarantor is a Subsidiary of Millicom incorporated in Guatemala and the transaction is carried out on terms not materially less favorable to the Parent Note Guarantor than those that might be obtained at the time from Persons that are not Affiliates of the Parent Note Guarantor. This clause (iii) will not apply if, in the good faith determination of such Parent Note Guarantor’s Board of Directors, which determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change such Parent Note Guarantor’s jurisdiction of incorporation; and
(iv)    the Parent Note Guarantor or the surviving entity has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction and the execution of the supplemental indenture, if applicable, have been satisfied.
(b)    Upon any consolidation or merger in which a Parent Note Guarantor is not the continuing corporation or any transfer (excluding any lease) of all or substantially all of the assets of a Parent Note Guarantor in accordance with the foregoing, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, such Parent Note Guarantor under its Note Guarantee and this Indenture with the same effect as if such successor entity had been named as such.
(c)    No Subsidiary Guarantor may, in a single transaction or a series of related transactions, (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into such Subsidiary Guarantor or (b) directly or indirectly, convey, transfer, sell, lease or otherwise dispose of all or substantially all of such Subsidiary Guarantor’s assets to any other Person, unless: (A) (i) the other Person is a Parent Note Guarantor or any Restricted Subsidiary that is a Note Guarantor or becomes a Note Guarantor concurrently with the transaction; (ii) (1) either (x) the Subsidiary Guarantor is the continuing Person or (y) the

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resulting, surviving or transferee Person (if not such Subsidiary Guarantor) expressly assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Note Guarantee; and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or (iii) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to a Parent Note Guarantor or a Restricted Subsidiary) otherwise permitted by the Indenture; and (B) the Subsidiary Guarantor has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction and the execution of the supplemental indenture, if applicable, have been satisfied.

ARTICLE VIII
EVENTS OF DEFAULT; REMEDIES
SECTION 8.1    Events of Default. An “Event of Default” with respect to this Indenture shall mean the occurrence or existence of any Loan Event of Default. The Issuer shall not direct the Lender, or the Administrative Agent on behalf of the Lender, to notify the Borrower of any Default under clause (d) of Section 10 of the Credit and Guaranty Agreement without having first received directions with respect thereto from holders of at least 25% of the aggregate principal amount of the Outstanding Notes (or the Indenture Trustee acting on behalf of such Noteholders), in accordance with the terms of this Indenture.
SECTION 8.2    Acceleration(a)    . (a) If an Event of Default (other than an Event of Default specified in Section 10(g) or Section 10(h) of the Credit and Guaranty Agreement) has occurred and is continuing, the Indenture Trustee or the Noteholders of at least 25% in principal amount of Outstanding Notes may declare the unpaid principal of and premium, if any, and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Issuer (and the Indenture Trustee if given by the Noteholders) specifying the Event of Default and that it is a “notice of acceleration.” Upon such declaration the principal and interest shall be due and payable immediately.
(b)    If an Event of Default specified in Section 10(g) or Section 10(h) of the Credit and Guaranty Agreement occurs, then the unpaid principal of and premium, if any, and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder.
(c)    At any time after a declaration of acceleration has occurred and before a judgment for payment of the money due has been obtained, the Required Holders, by written notice to the Issuer (with a copy to the Indenture Trustee), may rescind and annul such declaration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, all existing Events of Default, other than the nonpayment of the principal and interest on the Notes that have become due solely by the declaration of

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acceleration, have been cured or waived, and no such rescission shall affect any subsequent Default or impair any right consequent thereon.

SECTION 8.3    Other Remedies. If an Event of Default occurs and is continuing, the Indenture Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Indenture Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
SECTION 8.4    Waiver of Past Default. The Required Holders by written notice to the Indenture Trustee may waive an existing Default and its consequences except a Default triggered by a default in the payment of the principal of or interest due on the Loan under the Credit and Guaranty Agreement.
SECTION 8.5    Control by Majority. The Required Holders (or such other percentage of Noteholders of Outstanding Notes as may be permitted or required pursuant to the terms of this Indenture) may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Indenture Trustee in personal or financial liability or expense for which the Indenture Trustee has not received an indemnity or security satisfactory to it.
SECTION 8.6    Limitation on Suits. A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if: (1) the Noteholder gives to the Indenture Trustee notice of a continuing Event of Default; (2) the Noteholders of at least 25% in principal amount of the Notes Outstanding make a request to the Indenture Trustee to pursue the remedy and offer the Indenture Trustee indemnity and/or security satisfactory to it against any loss, liability, cost, and/or expense of pursuing such remedy; (3) the Indenture Trustee either (i) gives to such Noteholders notice it will not comply with the request, or (ii) does not comply with the request within 30 days after receipt of the request and such indemnity and/or security; and (4) the Required Holders do not give the Indenture Trustee a direction inconsistent with the request prior to the earlier of the date, if ever, on which the Indenture Trustee delivers a notice under Section 8.6(3)(i) or the expiration of the period described in Section 8.6(3)(ii). A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.
SECTION 8.7    Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of principal and interest on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

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SECTION 8.8    Priorities. After an Event of Default any money or other property distributable in respect of the Issuer’s obligations under this Indenture shall be paid in the following order:
FIRST: to the Indenture Trustee (including any predecessor Indenture Trustee) and the Authorized Agents for amounts due under the Expense Reimbursement and Indemnity Agreement;
SECOND: to the Lender for amounts due under the Expense Reimbursement and Indemnity Agreement;
THIRD: to Noteholders for amounts due and unpaid on the Notes for principal, interest and other amounts, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
FOURTH: to the Issuer.
The Indenture Trustee may fix a record date and payment date for any payment to Noteholders.
SECTION 8.9    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.9 does not apply to a suit by the Indenture Trustee, a suit by a Noteholder pursuant to Section 8.7 or a suit by Noteholders of more than 10% in principal amount of the Outstanding Notes.
SECTION 8.10    Proof of Claim. In the event of any proceeding, the Indenture Trustee may file a claim for the unpaid balance of the Notes in the form required in the proceeding and cause the claim to be approved or allowed. Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any proceeding.
ARTICLE IX
CONCERNING THE INDENTURE TRUSTEE
SECTION 9.1    Certain Rights and Duties of Indenture Trustee; Notices and Information Received from the Administrative Agent.
(a)    Except during the continuance of an Event of Default, the Indenture Trustee undertakes to perform only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture

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Trustee. The Indenture Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instruction, direction, calculation, instrument, opinion, report, notice, request, consent, order, Note, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; provided that in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof (but need not, absent manifest error, confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)    In case an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(c)    No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(i)    this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
(ii)    the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it shall be proved that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts;
(iii)    the Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it in good faith to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders holding a sufficient percentage of Notes to give such direction as permitted by this Indenture; and
(iv)    no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)    Subject to the provisions of Section 9.1(a), (b) and (c):
(i)    any request, direction, order or demand of the Issuer or any Note Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any

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resolution of the Board of Directors of any Person shall be evidenced to the Indenture Trustee by a Board Resolution.

(ii)    the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered security and/or indemnity to its satisfaction against the costs, expenses and liabilities which may reasonably be incurred therein or thereby.
(iii)    the Indenture Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture (provided that the Indenture Trustee’s conduct does not constitute gross negligence or willful misconduct).
(iv)    the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instruction, direction, calculation, instrument, opinion, report, notice, request, consent, order, approval, appraisal, Note, debenture or other paper or document with respect to the Notes. The Indenture Trustee need not investigate any fact or matter stated in any document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled upon reasonable notice to examine the books, records and premises of the Issuer, personally or by its agent or attorney at the sole cost of the Issuer.
(v)    The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney custodian or nominee appointed with due care by it hereunder.
(vi)    The Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Issuer given under this Indenture, provided that the Indenture Trustee’s conduct does not constitute gross negligence or willful misconduct.
(vii)    Neither the Indenture Trustee nor any Authorized Agent shall have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire as to the Issuer’s, any Note Guarantor’s or any Subsidiary’s compliance with any covenant under this Indenture or any other Transaction Document.
(viii)    The Indenture Trustee shall have no obligation to invest or reinvest or pay interest on any cash held pursuant to this Indenture.

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(ix)    The Indenture Trustee may request that each of the Issuer and the Note Guarantors deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificates may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(x)    The permissive rights of the Indenture Trustee hereunder shall not be construed as a duty.
(e)    The Indenture Trustee may reasonably request information, including an Officer’s Certificate, from time to time, as necessary or appropriate in order to ascertain compliance with the requirements of this Indenture and the Notes and may, at the expense of the Issuer, consult with counsel and the advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion.
(f)    If the Indenture Trustee has or shall acquire a conflicting interest, the Indenture Trustee shall either eliminate such interest or resign.
(g)    The Indenture Trustee shall (on behalf of the Issuer), promptly upon receipt from the Lender, the Administrative Agent, the Issuer or any Note Guarantor and only to the extent actually received from the Lender, the Administrative Agent, the Issuer or any Note Guarantor and in no event later than two (2) Business Days from receipt thereof by the Indenture Trustee pursuant to Section 6(a) of the Participation Agreement or Section 7.11 of this Indenture, deliver to the Noteholders the Credit and Guaranty Agreement Information, financial statements and other information set forth in Section 7.11, as applicable, together, with (i) a Section 3(c)(7) Reminder Notice and (ii) a request that the Registered Depositary forward such financial statements or other information and such Section 3(c)(7) Reminder Notice to the relevant Registered Depositary participants for further delivery to beneficial owners of interests in the Global Notes. The Indenture Trustee shall provide to the Issuer on request the monthly account statements as the Indenture Trustee may have in relation to the Loan Payment Account and the Payment Account. The requirements of this Section 9.1(g) may be performed by the Indenture Trustee by granting the Issuer on-line read only access to the accounts.
(h)    The Indenture Trustee shall deliver to Noteholders all reports and financial information received from the Issuer pursuant to Section 6.17.
(i)    The Indenture Trustee shall, on behalf of the Issuer, within five (5) Business Days after the Issue Date send to the Registered Depositary a Section 3(c)(7) Reminder Notice, the form of which is attached as Exhibit F hereto, with a request that the Registered Depositary forward such Section 3(c)(7) Reminder Notice to the relevant Registered Depositary participants for further delivery to beneficial owners of interests in the Global Notes.
(j)    The Indenture Trustee, on behalf of the Issuer, shall deliver a request to the Registered Depositary in the form of Exhibit H hereto within five (5) Business Days of the

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Issue Date that the Registered Depositary take the following (or substantially similar) steps in connection with the Rule 144A Restricted Global Notes:

(i)    to include the “3c7” and “144A” markers in the Registered Depositary 20- character security descriptor and the 48-character additional descriptor for the Rule 144A Restricted Global Notes in order to indicate that sales are limited to QIBs that are also Qualified Purchasers;
(ii)    to cause (i) each physical Registered Depositary delivery order ticket delivered by the Registered Depositary to purchasers to contain the Registered Depositary 20-character security descriptors and (ii) each Registered Depositary delivery order ticket delivered by the Registered Depositary to purchasers in electronic form to contain the “3c7” and “144A” indicators and the related user manual for participants, which shall contain a description of the relevant restrictions;
(iii)    to include the Rule 144A Restricted Global Notes in the Registered Depositary’s “Reference Directory” of Section 3(c)(7) offerings;
(iv)    to include in all “confirms” of trades of the Rule 144A Restricted Global Notes in the Registered Depositary CUSIP numbers with a “fixed field” attached to the CUSIP number that has the “3c7” and “144A” markers; and
(v)    to deliver to the Issuer a list of all Registered Depositary participants holding an interest in the Rule 144A Global Notes.
(k)    The Indenture Trustee, on behalf of the Issuer, (who shall execute any documentation required in connection therewith), shall deliver a request in the form of Exhibit G, within five Business Days after the Issue Date, to Bloomberg, L.P. and any other third-party vendor identified to it by the Issuer, to include the following (or substantially similar language) at the bottom of each DES screen containing information about the Rule 144A Restricted Global Notes to: “ISS’D UNDER 144A/3C7. SEE RESTRICTIONS IN OM-QIB/QP ONLY. NON- COMPLIANT PURCHASE MAY BE VOIDED AND/OR RESULT IN FORCED SALE”;
(l)    The Issuer, in collaboration with the Initial Purchasers, shall request and obtain confirmation from the CUSIP Service Bureau that each “CUSIP” number obtained for the Rule 144A Restricted Global Notes has an attached “fixed field” that contains “3c7” and “144A” markers.
SECTION 9.2    Indenture Trustee Not Responsible for Recitals; Etc. The recitals contained herein and in the Notes or any other document in connection with the sale of the Notes (including the Offering Memorandum), except the Indenture Trustee’s certificate of authentication, shall be taken as the statements of the Issuer and the Note Guarantors and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee shall not be responsible for and makes no representations as to the validity or sufficiency of this Indenture, any offering materials of, the Notes, any Note Guarantees or any other Transaction Document. The Indenture Trustee shall not be accountable for the use or application

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by the Issuer of any of the Notes or of the proceeds of such Notes and it shall not be responsible for the use or application of any money received by any Paying Agent other than the Indenture Trustee. The Indenture Trustee shall not be responsible or liable for non-compliance by the Registered Depositary or Bloomberg with any request made by the Indenture Trustee to the Registered Depositary or Bloomberg. The Indenture Trustee shall also not be responsible or liable for any failure of the Issuer or any other party to comply with any securities laws, including, without limitation, the Securities Act or the Investment Company Act, that may be caused by or may result because of the failure of the Registered Depositary or Bloomberg to comply with any request made by the Indenture Trustee pursuant to Section 9.1.

SECTION 9.3    Indenture Trustee and Others May Hold Notes. Each of the Indenture Trustee or any Authorized Agent, or any of their respective Affiliates, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer the Note Guarantors or any other obligor on the Notes with the same rights it would have if it were not Indenture Trustee, such Authorized Agent or such Affiliate.
SECTION 9.4    Moneys Held by Indenture Trustee or Paying Agent.
(a)    Whenever the Issuer shall have one or more Paying Agents any amounts deposited with any such Paying Agent shall be held in trust by the Paying Agent for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Indenture Trustee) such Paying Agent will promptly notify the Indenture Trustee of its action or failure so to act. Each Paying Agent other than the Indenture Trustee shall execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, to the effect that such Paying Agent will:
(i)    hold all amounts held by it for the making of payments in respect of the Notes in trust for the benefit of the Persons entitled thereto until such amounts shall be paid to such Persons or otherwise disposed of as herein provided;
(ii)    provide the Indenture Trustee notice of any default in payment on the
Notes;
(iii)    at any time during the continuance of any such default payment, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all amounts so held in trust by such Paying Agent; and
(iv)    if required by law, it will collect U.S. Internal Revenue Service Form W-8 or W-9, as applicable, from Noteholders and will file U.S. Internal Revenue Service Forms 1042, 1042S, 1096 and 1099 with respect to the Notes and payments in respect thereof.
(b)    The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay or deliver, or direct any Paying Agent to pay or deliver, to the Indenture Trustee all amounts held in trust by the Issuer or such Paying Agent, such amounts to be held by the Indenture Trustee upon the same trusts as those

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upon which such amounts were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

(c)    The Indenture Trustee shall arrange with all such Paying Agents for the payment, from funds furnished by the Issuer to the Indenture Trustee pursuant to this Indenture, of the principal of and interest and other amounts due on the Notes.
(d)    If the Issuer shall act as its own Paying Agent with respect to any Notes, it will, on or before each due date of the principal of, premium (if any) or interest on such Notes or other amounts, set aside, segregate and hold in trust for the benefit of the Noteholders of such Notes a sum sufficient to pay such principal, interest or other amounts so becoming due. The Issuer will promptly notify the Indenture Trustee, in writing, of any failure to take action.
(e)    Anything in this Section 9.4, to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 13.4.
(f)    The Issuer agrees to indemnify the Noteholders, out of the Trust Assets, against any failure on the part of any Paying Agent to pay, in accordance with the terms hereof, any sum due in respect of the Notes on the applicable Payment Date.
SECTION 9.5    Compensation of the Indenture Trustee and its Lien.
(a)    The Issuer covenants and agrees to pay to the Indenture Trustee (all references in this Section 9.5 to the Indenture Trustee shall be deemed to apply to the Indenture Trustee in its capacities as Indenture Trustee, Paying Agent, Note Registrar and Transfer Agent and to each of the other Authorized Agents) from time to time, and the Indenture Trustee shall be entitled to, compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the Issuer or the Borrower and the Indenture Trustee and which shall not be limited by any provision of Law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, the Issuer will pay or reimburse the Indenture Trustee upon its request for all reasonable and documented expenses and disbursements incurred or made by the Indenture Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses, advances and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense or disbursement as may arise from its gross negligence or bad faith. The Issuer also covenants and agrees to indemnify the Indenture Trustee and any predecessor Indenture Trustee for, defend, and hold harmless each of the Indenture Trustee and any predecessor Indenture Trustee and its respective officers, directors, employees, representatives and agents from and against, any loss, liability, claim, damage or expense incurred without gross negligence or bad faith on the part of the Indenture Trustee or any of its employees, officers, directors, representatives or agents, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and this Indenture, the performance of its duties and obligations and the exercise of its rights hereunder, including liability that the Indenture Trustee may incur as a result of failure to withhold, pay or report Taxes and including the costs and expenses of

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defending itself against any claim or liability in the premises and including, without limitation, any loss, liability, claim, damage or expense relating to or arising out of any environmental law. The obligations of the Issuer under this Section shall constitute additional Debt hereunder. In no event shall the Indenture Trustee be liable to any Person for special, indirect, punitive, or consequential loss or damages whatsoever (including, but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such damage and regardless of the form of action taken.

(b)    The obligations of the Issuer under this Section 9.5 shall survive payment in full of the Notes, the resignation or removal of the Indenture Trustee and the termination of this Indenture.
(c)    When the Indenture Trustee incurs expenses after the occurrence of Event of Default under Section 10(g) or Section 10(h) of the Credit and Guaranty Agreement, the expenses are intended to constitute expenses of administration under any bankruptcy law; provided, however, that this shall not affect the Indenture Trustee’s rights as set forth in this Section 9.5 or Section 8.8.
SECTION 9.6    Right of Indenture Trustee to Rely on Officer’s Certificates and Opinions of Counsel. Before the Indenture Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer’s Certificate of the Issuer and an Opinion of Counsel, which shall conform to the provisions of Section 15.1. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 9.1(b)(v).
SECTION 9.7    Persons Eligible for Appointment as Indenture Trustee. There shall at all times be a Indenture Trustee hereunder which shall at all times be a bank, having a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, then for the purposes of this Section 9.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with this Section 9.7, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 9.8.
SECTION 9.8    Resignation and Removal of Indenture Trustee; Appointment of Successor.
(a)    The Indenture Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice to the Issuer and by giving notice of such resignation to the Noteholders in the manner provided in Section 15.4.
(b)    In case at any time any of the following shall occur with respect to any
Notes:
(i)    the Indenture Trustee shall cease to be eligible under Section 9.7 and shall fail to resign after written request therefore by the Issuer or by any Noteholder, or

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(ii)    the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, (A) the Issuer may remove the Indenture Trustee, and appoint a successor trustee, or (B) any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
(c)    The Required Holders at the time Outstanding may at any time, upon thirty (30) days prior written notice, remove the Indenture Trustee and appoint a successor Indenture Trustee by delivering to the Indenture Trustee so removed, to the successor Indenture Trustee so appointed and to the Issuer, the evidence provided for in Section 10.1 of the action taken by the Noteholders, provided that the Issuer shall consent (such consent not to be unreasonably withheld and no consent shall be required if an Event of Default has occurred and is continuing).
(d)    If the Indenture Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Indenture Trustee with respect to the Notes for any cause, the Issuer shall promptly appoint a successor Indenture Trustee or Indenture Trustees by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the former Indenture Trustee and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted such appointment pursuant to Section 9.9 within 30 days after the giving of such notice of resignation or removal, the former Indenture Trustee may itself, on behalf of the Issuer, appoint a successor Indenture Trustee, at the Issuer’s expense, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee, or any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Indenture Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Indenture Trustee.
(e)    Any resignation or removal of the Indenture Trustee and any appointment of a successor Indenture Trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor Indenture Trustee as provided in Section 9.9.
(f)    If an Indenture Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Indenture Trustee incurred in the administration of the trust or in performing the duties or exercising the rights hereunder shall be paid to the Indenture Trustee.
SECTION 9.9    Acceptance of Appointment by Successor Indenture Trustee.
(a)    Any successor Indenture Trustee appointed under Section 9.8 shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an

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instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor Indenture Trustee hereunder, with like effect as if originally named as Indenture Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Indenture Trustee, the Indenture Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 9.5, execute and deliver an instrument (in form and substance reasonably satisfactory to the predecessor trustee) transferring to such successor Indenture Trustee all the rights, powers and trusts of the Indenture Trustee so ceasing to act, and shall assign, transfer and deliver to such successor Indenture Trustee all property and money as may be held by such Indenture Trustee ceasing to act. Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights and powers. Any Indenture Trustee ceasing to act shall, nevertheless, retain a Lien in accordance with Section 9.17 upon all property or funds held or collected by such Indenture Trustee to secure any amounts then due it pursuant to Section 9.5.
(b)    No successor Indenture Trustee shall accept appointment as provided in this Section 9.9 unless at the time of such acceptance such successor Indenture Trustee shall be eligible under Section 9.7.
(c)    Upon acceptance of appointment by a successor Indenture Trustee, the Issuer shall give notice of the succession of such Indenture Trustee hereunder to the Noteholders in the manner provided in Section 15.4. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be given at the expense of the Issuer.
SECTION 9.10    Merger, Conversion or Consolidation of Indenture Trustee.
(a)    Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Indenture Trustee (including this transaction), shall be the successor of the Indenture Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such successor Indenture Trustee shall be eligible under the provisions of Section 9.7 hereof.
(b)    In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated and, in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee, and in such cases such certificate shall have the same force under the Notes and under this Indenture as if authenticated by such predecessor Indenture Trustee; provided that the certificate of the Indenture Trustee shall have provided that the right to adopt the certificate

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of authentication of any predecessor Indenture Trustee or the authenticated Notes in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 9.11    Maintenance of Offices and Agencies.
(a)    There shall at all times be maintained in New York County, and in such other places of payment, if any, as shall be specified for the Notes, an office or agency where Notes may be presented or surrendered for registration of transfer or exchange and for payment of principal, premium (if any) and interest. Such agency shall be initially located at the address set forth in Section 15.3 hereto. Notices and demands to or upon the Issuer and the Note Guarantors (other than the type contemplated by Section 15.15) in respect of the Notes, the Note Guarantees or this Indenture may be served at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Issuer to the Indenture Trustee and by the Indenture Trustee to the Noteholders in the manner specified in Section 15.4. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands (other than the type contemplated by Section 15.15) may be made and notices may be served at the Corporate Trust Office.
(b)    There shall at all times be a Note Registrar and a Paying Agent hereunder. In addition, at any time when any Notes remain Outstanding, the Indenture Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Indenture Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or redemption thereof or pursuant to Section 2.13, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Indenture Trustee by an Authenticating Agent). The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this paragraph.
(c)    [Reserved].
(d)    Any Authorized Agent shall be a bank or trust company and shall be a Person (i) organized and doing business under the laws of the United States or any State thereof, (ii) with a combined capital and surplus of at least $50,000,000, and (iii) authorized under such laws to exercise corporate trust powers, subject to supervision by United States Federal or state authorities. If such Authorized Agent publishes reports of its condition at least annually, pursuant to Law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.11, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in

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accordance with the provisions of this Section 9.11, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 9.11.

(e)    The Indenture Trustee at its Corporate Trust Office, is hereby appointed as Paying Agent, Note Registrar and Transfer Agent hereunder.
(f)    Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Indenture Trustee may, to the extent authorized by written instructions of the Indenture Trustee, be made to or received or held by a Paying Agent in New York County, for the account of the Indenture Trustee.
(g)    Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 9.11, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.
(h)    Any Authorized Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Issuer may, and at the request of the Indenture Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 9.11 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer shall promptly appoint one or more qualified successor Authorized Agents to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 9.11. The Issuer shall give written notice of any such appointment to all Noteholders in accordance with Section 15.4.
(i)    The Issuer initially appoints The Bank of New York Mellon, as Note Registrar and Paying Agent.
(j)    [Reserved].
(k)    [Reserved].
SECTION 9.12    Indenture Trustee Risk. None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal or financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it.

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SECTION 9.13    Appointment of Co-Indenture Trustee.
(a)    It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, denying or restricting the right of banking corporations or associations to transact business as Indenture Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Indenture Trustee deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Indenture Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Indenture Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 9.13 are adopted to these ends.
(b)    In the event that the Indenture Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, indemnity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Indenture Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.
(c)    Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Indenture Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by Law, shall vest in and be exercised by the Indenture Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.
(d)    Every separate trustee and co-trustee shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:
(i)    all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any Law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

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(ii)    no trustee hereunder shall be personally or financially liable by reason of any act or omission of any other trustee hereunder; and
(iii)    the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
SECTION 9.14    Knowledge of Default. Subject to receiving notice from the Issuer pursuant to Section 6.11 of this Indenture, the Indenture Trustee will give notice to the Noteholders, promptly but no later than thirty (30) days after a Responsible Officer obtains knowledge of the occurrence of any Event of Default, accompanied by a detailed description, if any, received from the Issuer with respect to such Event of Default and stating what action the Borrower has proposed to take with respect thereto. The Indenture Trustee shall not be deemed to have notice of a Default or Event of Default unless a Responsible Officer has received written notice of such Default or Event of Default at the Corporate Trust Office of the Indenture Trustee and such notice references the Notes and the provisions of this Indenture.
SECTION 9.15    Securities Laws/Transfer Disclaimer. None of the Indenture Trustee nor any Authorized Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among the depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 9.16    Incumbency Certificate/Specimen Signatures. With the delivery of this Indenture, each of the Issuer and the Note Guarantors is furnishing to the Indenture Trustee, and from time to time thereafter may furnish, one or more Officer’s Certificates identifying and certifying the incumbency and specimen signatures of the Authorized Representatives of the Issuer and the Note Guarantors. Until the Indenture Trustee receives a subsequent Officer’s Certificate, the Indenture Trustee shall be entitled to conclusively rely on the last such Officer’s Certificate delivered to it for purposes of determining the Authorized Representatives of the Issuer and the Note Guarantors, as applicable.
SECTION 9.17    Lien/Right of Set-Off. To secure the obligations owed to the Indenture Trustee and any Authorized Agent hereunder, the Indenture Trustee or such Authorized Agent, as the case may be, shall have a Lien prior on all money or property held or collected by the Indenture Trustee and or any Authorized Agent in its capacity as Indenture Trustee and/or any Authorized Agent, and may withhold or set-off any amounts due and owing to it under this Indenture from any money or property held or collected by the Indenture Trustee and/or any Authorized Agent in its capacity as Indenture Trustee and/or any Authorized Agent.
SECTION 9.18    Electronic Transmission Language. The Indenture Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and the Transaction Documents and delivered

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using Electronic Means; provided, however, that the Issuer and/or the Note Guarantors, as applicable, shall provide to the Indenture Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer and/or the Note Guarantors, as applicable, whenever a person is to be added or deleted from the listing. If the Issuer and/or the Note Guarantors, as applicable, elects to give the Indenture Trustee Instructions using Electronic Means and the Indenture Trustee in its discretion elects to act upon such Instructions, the Indenture Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer and the Note Guarantors understand and agree that the Indenture Trustee cannot determine the identity of the actual sender of such Instructions and that the Indenture Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Indenture Trustee have been sent by such Authorized Officer. The Issuer and the Note Guarantors shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Indenture Trustee and that the Issuer, the Note Guarantors and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer and/or the Note Guarantors, as applicable. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer and the Note Guarantors agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Indenture Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer and/or the Note Guarantors, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Indenture Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

SECTION 9.19    Force Majeure. Notwithstanding any provision herein to the contrary, in no event shall the Indenture Trustee or any Authorized Agent be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, pandemics or epidemics, civil unrest, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire, facsimile, Electronic Means, or other wire or communication facilities and other causes beyond its control whether or not of the same class or kind as specifically named above.

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SECTION 9.20    Waiver of Damages. Anything in this Indenture or any other Transaction Document to the contrary notwithstanding, in no event shall the Indenture Trustee or any Authorized Agent be liable under or in connection with this Indenture, the Notes, the Note Guarantees or any other Transaction Document for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Indenture Trustee or such Authorized Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.
SECTION 9.21    Rights Applicable to Agents. The rights, privileges, protections, immunities, and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee, in its capacity as Paying Agent, Transfer Agent and Note Registrar hereunder, each Authorized Agent, custodian and any other Person employed by the Issuer to act hereunder or any agent appointed by the Indenture Trustee hereunder.
ARTICLE X
CONCERNING THE HOLDERS
SECTION 10.1    Acts of Noteholders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders (collectively, an “Act” of such Noteholders, which term also shall refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Noteholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Noteholders duly called and held in accordance with the provisions of Article XI, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Indenture Trustee, and when it is specifically required herein, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.1. The record of any meeting of Noteholders shall be proved in the manner provided in Section 11.5.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of the Issuer, on behalf of such corporation, association or the Issuer, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the

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authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)    The ownership of the Notes, the principal amount and serial numbers of Notes held by any Person, and the date or dates of holding the same, shall be proved by the Note Register and the Indenture Trustee shall not be affected by notice to the contrary.
(d)    Any act of any Noteholder (i) shall bind the holder of such Note and every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or the exchange therefore or in lieu thereof, whether or not notation of such action is made upon such Note and whether or not such Noteholder has given its consent (unless required under this Indenture) to such Act or was present at any duly held meeting, and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Note to any other Person, including the Issuer or any Affiliate thereof.
(e)    Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Notes for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Noteholder may be revoked with respect to any or all of such Notes by written notice by such Noteholder (or its duly appointed agent) or any subsequent Noteholder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.
(f)    Notes authenticated and delivered after any Act of Noteholders may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any action taken by such Act of Noteholders. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to such action, may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes in accordance with the terms of this Indenture.
(g)    The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to sign any instrument evidencing or embodying an Act of the Noteholders. If a record date is fixed, those Persons who were Noteholders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Noteholders or to revoke any such instrument previously signed, whether or not such Persons continue to be Noteholders after such record date. No such instrument shall be valid or effective if signed more than 90 days after such record date, and may be revoked as provided in paragraph (e) above.
ARTICLE XI
PARTICIPATION AGREEMENT
SECTION 11.1    Certain Rights of the Noteholders with Respect to the Participation Agreement and the Guarantees; Remedies Available under the Participation Agreement and Guarantees.

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(a)    If at any time the Issuer is notified in writing by the Lender, the Administrative Agent on behalf of the Lender or the Borrower of any action upon which the Issuer is entitled to exercise a right or remedy under the Credit and Guaranty Agreement or the Loan pursuant to the Participation Agreement, the Issuer shall promptly and in any event within five Business Days of receipt of such notice send written notification to the Indenture Trustee. The Indenture Trustee shall promptly, but no later than five Business Days after receipt of such notification from the Issuer, send notice to each Noteholder (prepared by the Issuer) in the manner set forth in Section 15.4 hereof, which notice shall contain (i) such information as is contained in such notice to the Indenture Trustee from the Issuer, (ii) a statement that the Noteholders at the close of business on a specified record date will be entitled, subject to any applicable provision of Law or of this Indenture, to direct the Issuer as to the exercise of such right or remedy and (iii) a brief statement as to the manner in which such specific directions may be given. Any notice that is given in the manner herein provided in Section 15.4 to a Noteholder shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. In the absence of specific instructions from the Noteholders or the Indenture Trustee, the Issuer shall abstain from exercising its rights and remedies with respect to the Participation Agreement.
(b)    With respect to the exercise of any right or remedy under the Credit and Guaranty Agreement or the Loan that requires the consent of the Lender, upon receipt by the Issuer of specific written direction from Required Holders or the Indenture Trustee acting on behalf of and at the written direction of the Required Holders (or such other percentage of Noteholders of Outstanding Notes as may be permitted or required pursuant to the terms of this Indenture) approving the exercise of such right or remedy, the Issuer shall promptly notify the Administrative Agent and the Lender, in writing, that it consents to the exercise.
(c)    Notwithstanding the foregoing, the Issuer shall not consent to any such exercise of a right or remedy unless the Issuer has obtained an opinion of nationally recognized outside tax counsel experienced in such matters to the effect that such action will not result in the Trust being classified as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes.
(d)    Any written direction pursuant to this Section 11.6 by a Noteholder to the Indenture Trustee and by the Indenture Trustee to the Issuer, as to any proposed exercise of a right or remedy shall constitute full protection to the Indenture Trustee and the Issuer for any action taken or omitted to be taken by it in good faith reliance thereon.
(e)    The Issuer acknowledges and agrees that, to the extent permitted under the terms of the Participation Agreement, the Issuer (i) except to the extent permitted in Sections 12.1 and 12.2, shall not take any action, or refrain from taking any action, with respect to the Participation Agreement or any other Transaction Document to which it is a party, without the written consent of the Noteholders and (ii) shall take all action, or refrain from taking any action, as the Noteholders shall direct in writing.
ARTICLE XII
AMENDMENTS

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SECTION 12.1    With Consent of Noteholders.
(a)    The Issuer shall provide written notice to the Indenture Trustee promptly of any request by the Borrower for amendment, waiver or consent or any other affirmative action with respect to the Borrower and the Transaction Documents and at least ten Business Days prior to effectiveness of any such amendment, waiver or consent.
(b)    Notwithstanding anything to the contrary in any Transaction Document, as a result of the pledge described in Article V, the Issuer shall not agree to any modification of the terms of any Transaction Document to which it is a party without having first received directions from the Indenture Trustee, acting upon the written instructions of the Required Holders, except as set forth under Section 12.1(c) and 12.2.
(c)    At the written direction or consent of the Required Holders, each of the Issuer and the Indenture Trustee shall, subject to Sections 12.3 and 12.4, enter into an indenture or indentures supplemental hereto for the purpose of amending the provisions of this Indenture and the Issuer shall otherwise amend, modify or supplement any other Transaction Document to which it is a party; provided, however, that without the consent or direction of 90% of the aggregate principal amount of the then Outstanding Notes directly affected thereby, no such supplemental indenture or modification or amendment shall cause, with respect to this Indenture or any other Transaction Document, any of the following:
(i)    change the maturity of any payment of principal of or any installment of interest on any Note;
(ii)    reduce the principal amount or the rate of interest, or change the method of computing the amount of principal, interest or Note Additional Amounts, payable under any Transaction Document on any date;
(iii)    change any Place of Payment where the principal of or interest under any Transaction Document is payable;
(iv)    change the coin or currency in which the principal of or interest on any Transaction Document is payable;
(v)    impair the right of the Noteholders to institute suit for the enforcement of any payment on or after the date due;
(vi)    release the security interest in the Trust Assets created under this Indenture or waive any of the payment obligations of the Issuer that would otherwise be payable to the Noteholders;
(vii)    following the delivery of notice to the Noteholders by the Issuer (or the Indenture Trustee on behalf of the Issuer) of any Notes Change of Control Offer or Notes Asset Sale Offer, modify any such offer in a manner adverse to the Noteholders;

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(viii)    reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Noteholders is required for any modification or the consent of whose Noteholders is required for any waiver of compliance with this Indenture; or
(ix)    modify or change any of the provisions of this Indenture requiring consent or direction of Noteholders to amend, modify or waive any other provisions or terms except to increase any required percentage of consenting Noteholders or to provide that one or more provisions of this Indenture cannot be modified or waived without the consent of each Noteholder.
(d)    Upon receipt by the Indenture Trustee of Board Resolutions, an Officer’s Certificate and an Opinion of Counsel, and such other documentation as the Indenture Trustee may reasonably require and upon the filing with the Indenture Trustee of evidence of the Act of said Noteholders, the Indenture Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 12.3 and 12.4.
(e)    It shall not be necessary for any Act of Noteholders under this Section 12.1 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
(f)    The Issuer shall deliver notice to the Rating Agencies, if any, of any indenture or supplemental indenture prior to the execution of such indenture or supplemental indenture.
(g)    Notwithstanding the foregoing, that without the consent or direction, as applicable, of the Noteholders of all Outstanding Notes no supplemental indenture or modification or amendment to any Transaction Document shall take effect unless the Issuer has obtained an opinion of a United States nationally recognized outside tax counsel experienced in such matters to the effect that following such amendment the Trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes.
SECTION 12.2    Without Consent of Noteholders.
(a)    Notwithstanding anything to the contrary provided for in Section 12.1 hereof, the Issuer, the Borrower, the Lender, the Administrative Agent and the Indenture Trustee at any time and from time to time, may, without the consent of any Noteholders, enter into one or more indentures supplemental hereto or other instrument to amend or modify any Transaction Document to which it is a party without the direction of the Noteholders in order to:
(i)    cure any ambiguity;
(ii)    correct or supplement any provision in such Transaction Document or in any amendment thereto that may be defective or inconsistent with any other provision of any Transaction Document or in any amendment to any Transaction Document;

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(iii)    conform to any change in the Investment Company Act or securities law or any change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority;
(iv)    modify, eliminate or add to any provision of any Transaction Document to such extent as shall be necessary to ensure that the Issuer will not be classified as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes;
(v)    modify, eliminate or add to any provision of any Transaction Document to such extent as may be necessary or desirable; provided in each case that such amendments do not have a material adverse effect on the rights, preferences or privileges of the Issuer and, to the extent applicable, the Indenture Trustee and the Noteholders under the Transaction Documents;
(vi)    make any other change that does not materially and adversely affect the rights of any Noteholder or to conform any Transaction Document to the descriptions thereof in “The Credit and Guaranty Agreement and the Loan,” “The Participation Agreement,” “The Trust,” or “Description of the Notes and the Note Guarantees” in the Offering Memorandum; or
(vii)    make such other provisions in regard to matters or questions arising under such other Transaction Documents as the Issuer, and to the extent applicable, the Indenture Trustee and the Noteholders, may deem necessary or desirable and which will not adversely affect the interests of the Issuer, and to the extent applicable, the Indenture Trustee and the Noteholders thereunder.
(b)    Notwithstanding the foregoing, the Issuer shall not amend or waive or instruct the Lender to amend or waive any provision of any Transaction Document, as applicable, unless the Issuer has obtained an opinion of a United States nationally recognized outside tax counsel experienced in such matters to the effect that following such amendment the Trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes.
SECTION 12.3    Execution of Supplemental Indentures. In executing supplemental indentures or amendments to the Transaction Documents permitted by this Article XII or the modifications thereby of the trusts created by this Indenture or granting any waivers hereunder, the Indenture Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying conclusively upon, an Officer’s Certificate and Opinion of Counsel of the Issuer or any Note Guarantor stating that the execution of such supplemental indenture or amendment is authorized or permitted by this Indenture or the relevant Transaction Document, as applicable and all conditions precedent to the execution of such supplemental indenture or amendment have been met. The Indenture Trustee shall not be obligated to enter into any supplemental indentures or amendment which affect the Indenture Trustee’s own rights, duties, indemnities or immunities under this Indenture, the Notes, any Note Guarantee, any Transaction Document or otherwise.

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SECTION 12.4    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article XII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Noteholder of a Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 12.5    Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XII may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Notes after proper presentation and demand. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer and the Indenture Trustee, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes in accordance with the terms of this Indenture.
SECTION 12.6    Notification of Luxembourg Stock Exchange. As long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer, or any Person acting on behalf of the Issuer, shall notify the Luxembourg Stock Exchange of any modification or supplement to this Indenture.
ARTICLE XIII
DEFEASANCE AND DISCHARGE
SECTION 13.1    Satisfaction and Discharge of Indenture.
(a)    Subject to paragraph (b), the Issuer’s obligations under the Notes and this Indenture, and each Note Guarantor’s obligations under its Note Guarantee, will terminate if:
(i)    (A) all Notes previously authenticated and delivered (other than (1) destroyed, lost or stolen Notes that have been replaced or (2) Notes that are paid pursuant to Section 2.15 or (3) Notes for whose payment U.S. dollars and/or U.S. Government Obligations have been held in trust and then repaid to the Issuer pursuant to Section 13.5) have been delivered to the Indenture Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or
(B)    (1) the Notes mature within sixty days, or all of them are to be called for redemption (provided any such redemption date shall be irrevocably designated by an Officer’s Certificate of the Issuer delivered to the Indenture Trustee on or prior to the date of deposit and shall be accompanied by an irrevocable request that the Indenture Trustee give notice of redemption to the Noteholders not less than 10 nor more than 60 days prior to such redemption date in accordance with this Indenture and including a form of such redemption notice including all information required to be set forth therein), under arrangements satisfactory to the Indenture Trustee for giving the notice of redemption,

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(2)    the Borrower irrevocably prepays the Loan and causes the Lender to deposit in trust with the Indenture Trustee or a Note Guarantor irrevocably deposits in trust with the Indenture Trustee, as trust funds solely for the benefit of the Noteholders, money and/or U.S. Government Obligations or a combination thereof in such amounts as shall be, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Indenture Trustee, sufficient without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,
(3)    no Default has occurred and is continuing on the date of the deposit, and
(4)    the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound; and
(ii)    the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.
(b)    After satisfying the conditions in clauses (i)(A) and (ii), only the Issuer’s obligations in Sections 9.5, 3.3 and 2.16 shall survive. After satisfying the conditions in clauses (i)(B) and (ii), only the Issuer’s and the Note Guarantors’ obligations in Article II and Sections 6.1, 6.12, 8.7, 8.8, 9.5, 9.8, 9.9, 13.5, 13.6, 14.1(a), the last sentence of Section 14.4, Sections 14.7 and 14.12 will survive. In either case, the Indenture Trustee upon the Issuer’s request will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture other than the surviving obligations.
SECTION 13.2    Legal Defeasance. After the 123rd day following the deposit referred to in clause (a) below, the Issuer will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Article II and Sections 6.1, 6.12, 8.7, 8.8, 9.5, 9.8, 9.9, 13.5, 13.6 and 14.12, and each Note Guarantor’s obligations under its Note Guarantee will terminate, provided the following conditions have been satisfied:
(a)    The Borrower has irrevocably prepaid the Loan and caused the Lender to deposit in trust with the Indenture Trustee, as trust funds solely for the benefit of the Noteholders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Indenture Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Indenture Trustee;

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(b)    No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit;
(c)    The deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;
(d)    The Issuer has delivered to the Indenture Trustee:
(i)    either (x) a ruling received from the Internal Revenue Service to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel stating that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case, and
(ii)    an Opinion of Counsel to the effect that after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and
(e)    The Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with. After the expiration of the 123rd day referred to above, the Indenture Trustee, upon the written request and at the expense of the Issuer, will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for the surviving obligations specified above.
SECTION 13.3    Covenant Defeasance. After the 123rd day following the deposit referred to in Section 13.2(a), the Parent Note Guarantors’ will no longer be subject to the obligations set forth in Sections 7.1 through 7.3, Section 7.7 and Section 7.15(a)(iii), and Sections 10(c), 10(d), 10(e) and 10(f) of the Credit and Guaranty Agreement will no longer constitute Loan Events of Default, provided the following conditions have been satisfied:
(a)    the Issuer has complied with clauses (a), (b), (c), d(ii) and (e) of Section 13.2; and
(b)    the Issuer has delivered to the Indenture Trustee either (x) a ruling received from the Internal Revenue Service to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same

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manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x).

Except as specifically stated above in this Section 13.3, none of the Issuer’s obligations under this Indenture will be discharged.
SECTION 13.4    Application of Trust Money. Subject to Section 13.5, the Indenture Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Sections 13.1, 13.2 or 13.3, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.
SECTION 13.5    Repayment to Issuer. Subject to Sections 9.5, 9.17, 13.1, 13.2 and 13.3, the Indenture Trustee will promptly pay to the Issuer upon request any excess money held by the Indenture Trustee at any time and thereupon be relieved from all liability with respect to such money. The Indenture Trustee will pay to the Issuer upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Indenture Trustee may (but shall be under no obligation to) at the expense of the Issuer send to each Noteholder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuer. After payment to the Issuer, Noteholders entitled to such money must look solely to the Issuer for payment, unless applicable law designates another Person, and all liability of the Indenture Trustee with respect to such money will cease.
SECTION 13.6    Reinstatement. If and for so long as the Indenture Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 13.1, 13.2 or 13.3 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Note Guarantors’ obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Issuer or any Note Guarantor makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.
ARTICLE XIV
NOTE GUARANTEES
SECTION 14.1    Guarantees.
(a)    Upon the receipt by the Borrower of the net proceeds of the Loan, each of the Note Guarantors hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to the Indenture Trustee, on behalf of itself (in each of its capacities under this Indenture) and the Noteholders (each, a “Note Guarantee” and collectively, the “Note

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Guarantees”) (i) the punctual payment of the Notes, and (ii) the performance of all other obligations of the Issuer under this Indenture and the Notes (net, in each case, any amounts paid by the Borrower in accordance with the Credit and Guaranty Agreement, whether or not those amounts have been paid to the Issuer or the Indenture Trustee in accordance with the terms of the Participation Agreement and this Indenture) (such payments and obligations being the “Guaranteed Obligations”).

Each Note Guarantor hereby guarantees the full punctual payment when due, whether at the expected Maturity Date, by acceleration, redemption or otherwise, of the principal of, premium, if any, and interest, if any, in respect of amounts constituting Guaranteed Obligations and agrees to pay any and all fees and expenses (including, without limitation, fees and expenses of counsel) incurred by the Indenture Trustee in enforcing any rights under the Notes Guarantees or any other Transaction Document or otherwise owed to the Indenture Trustee under this Indenture or any other Transaction Document. Each Note Guarantor hereby agrees that, immediately upon its receipt of notice of nonpayment or nonperformance of the Borrower or the Issuer by the Indenture Trustee (acting at the written direction of the Required Holders), such Note Guarantor shall make immediate payment to the Indenture Trustee in U.S. dollars of the applicable Guaranteed Obligations. Each Note Guarantee is a Guarantee of payment and compliance and is in no way conditioned or contingent upon any attempt to collect from or compliance by the Borrower or the Issuer or upon any other event, contingency or circumstance whatsoever. Without limiting the generality of the foregoing, each Note Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or the Issuer to the Indenture Trustee under or in respect of the Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or the Issuer.
Notwithstanding any provision herein to the contrary, in the event that the Borrower pays the Lender the amounts due and owed under the Credit and Guaranty Agreement and the Lender fails to make the required payments to the Issuer pursuant to the Participation and the Participation Agreement, the Note Guarantees shall not be available with respect to such amounts.
(b)    All amounts payable by each Note Guarantor under its respective Note Guarantee shall be payable in U.S. dollars and in same day funds to the Indenture Trustee at the account specified by the Indenture Trustee.
(c)    Each of the Note Guarantors hereby confirms, and by its acceptance of a Note, each Noteholder is deemed to confirm, that it is the intention of all such Persons that these Note Guarantees and the obligations of the Note Guarantors hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Guatemalan or other international, foreign or U.S. federal or state law to the extent applicable to these Note Guarantees and the obligations of the Guarantors hereunder. To effectuate the foregoing intention, the Indenture Trustee and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its respective Note Guarantee at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under its respective Note

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Guarantee not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

(d)    Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Indenture Trustee (acting at the written direction of the Required Holders) under its respective Note Guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts so as to maximize the aggregate amount paid to the Indenture Trustee under or in respect of the Transaction Documents.
(e)    Each Guarantor’s obligations under its Note Guarantee will be unsecured, and, in the event of such Guarantor’s bankruptcy, liquidation or dissolution under Guatemalan law, will rank pari passu in right of payment with all other present and future senior, unsecured and unsubordinated indebtedness of such Guarantor, but effectively junior to their present and future secured obligations, with respect to the value of the assets securing such indebtedness, and statutory obligations resulting under applicable Law.
SECTION 14.2    Release of Note Guarantors.
Other than the Note Guarantee of the Borrower, the Note Guarantee of a Note Guarantor will terminate upon: (1) a sale or other disposition (including by way of consolidation or merger) of such Note Guarantor or the sale or disposition of all or substantially all the assets of such Note Guarantor (other than to another Note Guarantor) otherwise permitted by this Indenture, provided that in the case of a sale of a Note Guarantor by an entity that is not another Note Guarantor, such release and termination shall not be effective unless (i) the sale is consummated in compliance with Section 7.7(a) (1) and (2) and (ii) the seller, whether or not party to this Indenture, or another Note Guarantor, makes an Asset Sale Offer in accordance with the terms of Section 7.7(a) in the amount of (A) the Net Available Proceeds of such sale (provided such amount, taken together with any other funds available for similar use from all prior similar sales or Asset Dispositions in the same fiscal year and not so used exceed US$30,000,000) or, (B) assuming the investment of any such proceeds in compliance with clause (3) of the first paragraph of Section 7.7(a) with respect to the remaining Note Guarantors, the Excess Proceeds (provided such amount (having deducted any amount used to purchase, prepay, repay or reduce Debt of a Parent Note Guarantor that is secured or pari passu with the Notes or Debt of an Restricted Subsidiary that is not a Note Guarantor), taken together with any other funds available for similar use from all prior similar sales or Asset Dispositions in the same fiscal year and not so used exceed US$30,000,000); or (2) the designation of such Note Guarantor as an Unrestricted Subsidiary or such Note Guarantor otherwise ceases to be a Restricted Subsidiary, in accordance with this Indenture.
SECTION 14.3    Future Note Guarantors.
(a)    Each of the Parent Note Guarantors agrees to cause any Restricted Subsidiary that is not a Note Guarantor to promptly execute a supplemental indenture and deliver an Officer’s Certificate and Opinion of Counsel to the Indenture Trustee pursuant to which such

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Restricted Subsidiary (each, a “Subsidiary Guarantor”) will provide a Note Guarantee at the times and to the extent required by Sections 14.3(b), (c) and (d) and on the conditions described in this Article XIV.

(b)    If any Parent Note Guarantor or a Restricted Subsidiary acquires or creates any Significant Subsidiary on or after the date hereof, then that newly acquired or created Significant Subsidiary shall provide a Note Guarantee and become a Note Guarantor hereunder in accordance with Section 14.3(a); provided that (i) such Significant Subsidiary’s Note Guarantee will be limited to the maximum amount that would not result in a breach or violation by such Significant Subsidiary of any provision of any agreement to which it is party existing at the time of such acquisition or creation; provided, that such provision was not adopted in connection with, or in contemplation of, such acquisition or creation or to avoid providing a Note Guarantee, and (ii) such Significant Subsidiary will not be required to execute any such supplemental indenture if (a) such Significant Subsidiary has any minority shareholders representing, in the aggregate, more than 30% of the outstanding Capital Stock of such Significant Subsidiary and the execution of such supplemental indenture would result in a breach or violation by such Significant Subsidiary or the relevant Parent Note Guarantor of any provision of any agreement to which such minority shareholders, such Significant Subsidiary or the relevant Parent Note Guarantor, as applicable; provided, that such provision was not adopted to avoid providing a Note Guarantee, or (b) the execution or enforcement of such supplemental indenture and the resultant Note Guarantee thereunder is prohibited by, or in violation of, any applicable law to which such Significant Subsidiary is subject and the Borrower has delivered to the Indenture Trustee an Opinion of Counsel to that effect. Notwithstanding the foregoing, if at the time of such acquisition or creation, such Significant Subsidiary has no Debt, such Significant Subsidiary shall not be required to become a Subsidiary Guarantor or provide a Note Guarantee; provided that if at any time after such acquisition or creation, such Significant Subsidiary Incurs any Debt, at the time of such Incurrence such Significant Subsidiary will become a Subsidiary Guarantor in accordance with Section 14.3(a).
(c)    The Parent Note Guarantors represent that (i) the Combined EBITDA of the Note Guarantors (taken together on a standalone basis) for the twelve month period ended September 30, 2021, represents more than 80% of Combined EBITDA of the Parent Note Guarantors and their Subsidiaries for such reference period, and (ii) the Combined Total Assets of the Note Guarantors (taken together on a standalone basis) as of September 30, 2021 represents more than 80% of Combined Total Assets of the Parent Note Guarantors and their Subsidiaries as such date.
Notwithstanding the foregoing, from time to time, if as of the end of the period of four full fiscal quarters most recently ended (the “reference period”), (i) Combined EBITDA of the Note Guarantors (taken together on a standalone basis) for such reference period represents less than 80% of Combined EBITDA of the Parent Note Guarantors and their Subsidiaries for such reference period or (ii) Combined Total Assets of the Note Guarantors (taken together on a standalone basis) as of the end of such reference period represent less than 80% of Combined Total Assets of the Parent Note Guarantors and their Subsidiaries as of the end of such reference period, the Parent Note Guarantors will, promptly following the date on which the combined financial statements of the Parent Note Guarantors for the fiscal quarter ended on the last day of

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such reference period become available, cause one or more Restricted Subsidiaries to become Subsidiary Guarantors, subject to applicable legal limitations, in accordance with Section 14.3(a) and, in addition, provide the Indenture Trustee with an Officer’s Certificate of such Note Guarantor to the effect that after giving effect to the delivery of the Note Guarantee, the Combined EBITDA and assets of the Note Guarantors (taken together on a standalone basis) in aggregate represent at least 80% of the (x) Combined Total Assets of the Parent Note Guarantors and their Subsidiaries as of the end of such reference period, and (y) Combined EBITDA of the Note Guarantors and their Subsidiaries for such reference period. If the execution or enforcement of a supplemental indenture and the resultant Note Guarantee thereunder with respect to a certain Restricted Subsidiary is prohibited by, or in violation of, any applicable law to which such Restricted Subsidiary is subject and the Borrower has delivered to the Indenture Trustee an Opinion of Counsel to that effect, then, such Restricted Subsidiary shall not be required to become a Subsidiary Guarantor; provided, however that, such exemption to cause such Restricted Subsidiary to become a Subsidiary Guarantor, shall not release the Parent Note Guarantor to comply with this paragraph by causing other Restricted Subsidiaries not so restricted to become Subsidiary Guarantors.

(d)    The Note Guarantors will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Debt of any Note Guarantor unless such Restricted Subsidiary (a) is a Note Guarantor or (b) becomes a Note Guarantor and provides a Note Guarantee in accordance with Section 14.3(a), which Note Guarantee will rank senior in right of payment to or equally in right of payment with such Restricted Subsidiary’s Guarantee of such other Debt.
SECTION 14.4    Guarantees Absolute. Each Note Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Transaction Documents, regardless of whether or not the Issuer has received payment. The obligations of each Note Guarantor under or in respect of its respective Note Guarantee are independent of the Guaranteed Obligations or any other obligations of the Issuer or the Borrower under or in respect of the Transaction Documents, and a separate action or actions may be brought and prosecuted against each Note Guarantor to enforce its respective Note Guarantee, irrespective of whether any action is brought against the Issuer or the Borrower or whether any of the Issuer or the Borrower is joined in any such action or actions. The liability of each Note Guarantor under its respective Note Guarantee shall be irrevocable, absolute and unconditional, and joint and several, and shall remain in full force and effect until all the Guaranteed Obligations have been paid and satisfied in full, irrespective of, and each Note Guarantor hereby irrevocably waives, any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(a)    any lack of authorization, validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Issuer or the Borrower under or in respect of the Transaction Documents, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Issuer or the Borrower or any of its Subsidiaries or otherwise;

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(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other Guarantee, for all or any of the Guaranteed Obligations;
(d)    any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of the Issuer or the Borrower under the Transaction Documents or any other assets of the Issuer or the Borrower or any of its Subsidiaries;
(e)    any change, restructuring or termination of the corporate structure or existence of the Issuer or the Borrower or any of its Subsidiaries;
(f)    the failure of any other Person to execute or deliver its Note Guarantee or any other Guarantee or agreement or the release or reduction of liability of such Note Guarantor (or any other guarantor or surety with respect to the Guaranteed Obligations); or
(g)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Indenture Trustee that might otherwise constitute a defense available to, or a discharge of, the Issuer or the Borrower or any other guarantor or surety.
The Note Guarantors’ obligations under the Note Guarantees will remain in full force and effect until all the Guaranteed Obligations have been paid or satisfied in full. The Note Guarantees shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any portion of the Guaranteed Obligations is rescinded or must otherwise be returned by the Indenture Trustee or any Noteholder upon the insolvency, bankruptcy or reorganization of the Lender, the Issuer, any Guarantor or the Borrower, all as though such payment had not been made.
SECTION 14.5    Waivers and Acknowledgments.
(a)    Each Note Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and its respective Note Guarantee and any requirement that the Indenture Trustee or any Noteholder protect, secure, perfect or insure any lien, pledge or other encumbrance or any property subject thereto or exhaust any right or take any action against the Issuer, the Borrower or any other Person or any collateral for any of the Guaranteed Obligations.
(b)    Each Note Guarantor hereby unconditionally and irrevocably waives any right to revoke its respective Note Guarantee and acknowledges that such Note Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

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(c)    To the extent that any Note Guarantor may in any jurisdiction claim for itself or its respective assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with its respective Note Guarantee (or the Credit and Guaranty Agreement) and to the extent that in any jurisdiction there may be immunity attributed to such Note Guarantor or its respective assets, whether or not claimed, such Note Guarantor hereby irrevocably agrees with the Indenture Trustee and the Noteholders not to claim, and irrevocably waive, immunity to the full extent permitted by Law.
(d)    Each Note Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Indenture Trustee or any Noteholder that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Note Guarantor or other rights of such Note Guarantor to proceed against any of the other parties to the Transaction Documents, any other guarantor or any other Person or any collateral for any of the Guaranteed Obligations and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Note Guarantor hereunder.
(e)    Each Note Guarantor acknowledges that the Indenture Trustee and any Noteholder may, without notice to or demand upon such Note Guarantor and without affecting the liability of such Note Guarantor under its respective Note Guarantee, foreclose under any mortgage by nonjudicial sale, and such Note Guarantor hereby waives any defense to the recovery by the Indenture Trustee or any Noteholder against such Note Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable Law.
(f)    Each Note Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Indenture Trustee to disclose to such Note Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer or the Borrower or any of its Subsidiaries now or hereafter known by the Indenture Trustee.
(g)    Each Note Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the waivers set forth in Section 14.4 and this Section 14.5 are knowingly made in contemplation of such benefits.
SECTION 14.6    Subrogation. Each Note Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Issuer or any other Person that arise from the existence, payment, performance or enforcement of such Note Guarantor’s obligations under or in respect of its respective Note Guarantee or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of the Indenture Trustee or any Noteholder against the Issuer or any other Person or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, the Borrower or any other insider guarantor, directly or indirectly, in cash or other

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property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under such Note Guarantee shall have been irrevocably paid in full in cash. If any amount shall be paid to any Note Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the irrevocable payment in full in cash of the Guaranteed Obligations and all other amounts payable under its respective Guarantee and (b) the Maturity Date, such amount shall be received and held in trust for the benefit of the Indenture Trustee, shall be segregated from other property and funds of such Note Guarantor and shall forthwith be paid or delivered to the Indenture Trustee in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under such Note Guarantee, whether matured or unmatured, in accordance with the terms of the Transaction Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under such Note Guarantee thereafter arising.

SECTION 14.7    Payments Free and Clear of Taxes, Etc. Each Note Guarantor will make any and all payments under its respective Note Guarantee free and clear of any Taxes; if any Taxes are required to be deducted or withheld, the Note Guarantor shall pay such additional amounts as may be necessary to ensure that the amounts received by the Noteholders, after giving effect to any such Taxes, will equal the respective amounts that would have been receivable in the absence of such Taxes, in the same manner and subject to the same exceptions as set forth in Section 2 of the Expense Reimbursement and Indemnity Agreement.
SECTION 14.8    Representations and Warranties. Each Note Guarantor hereby makes each representation and warranty made in the Transaction Documents by the Borrower with respect to such Note Guarantor and such Note Guarantor hereby further represents and warrants as follows:
(a)    There are no conditions precedent to the effectiveness of its respective Note Guarantee that have not been satisfied or waived.
(b)    Such Note Guarantor has independently and without reliance upon the Indenture Trustee and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to provide its respective Note Guarantee and enter into each Transaction Document to which it is or is to be a party, and such Note Guarantor has established adequate means of obtaining from the Issuer and the Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Issuer and the Borrower, respectively.
(c)    Such Note Guarantor hereby unconditionally and irrevocably agrees that its obligations to make any payment under its respective Note Guarantee will rank pari passu with all of its other senior unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the obligations of such Note Guarantor under its respective Note Guarantee.

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(d)    Such Note Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of the Republic of Guatemala. Such Note Guarantor is licensed (if and to the extent necessary) and has the full corporate power and authority to enter into and perform its obligations under its respective Note Guarantee and the Transaction Documents to which it is a party.
(e)    Its respective Note Guarantee, the Credit and Guaranty Agreement, and each other document executed and delivered in connection therewith to which such Note Guarantor is party has been duly authorized and, assuming due authorization, execution and delivery thereof by each other party to those Transaction Documents (other than such Note Guarantor), when executed and delivered by such Note Guarantor, will constitute a legal, valid and binding agreement of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
(f)    No consent, approval, authorization, filing with or order of any governmental authority is required for the execution, delivery or performance by such Note Guarantor of any of its obligations under its respective Note Guarantee, including, without limitation, making any of the applicable payments required to be made on or after the date hereof under or in respect of any of the Transaction Documents other than any such authorization, approval, action, notice or filing which has been obtained or made, as the case may be, prior to the date hereof and is in full force and effect on the date hereof.
(g)    Such Note Guarantor is currently not in violation of its charter, by-laws or comparable organizational documents; neither the execution and delivery of any of the Transaction Documents nor the consummation of any of the transactions described or contemplated therein, nor the fulfillment of the terms thereof will conflict with, or give rise to any right to accelerate the maturity or require the prepayment, repurchase or redemption of any indebtedness under, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of such Note Guarantor or any of its Subsidiaries pursuant to, (i) their respective charter, by-laws or comparable organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which they are a party or bound or to which any of their property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to them, except in the case of clauses (ii) or (iii) such as could not reasonably be expected to have a Material Adverse Effect.
(h)    Such Note Guarantor has filed or caused to be filed all material Tax returns that are required to be filed by it, and has paid or caused to be paid all Taxes shown to be due and payable on such returns or on any material assessments received by it, other than any such Tax or assessment that is being contested in good faith and by proper proceedings diligently conducted and as to which appropriate reserves are being maintained or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Offering Memorandum under the heading “Business—Legal and Administrative Proceedings.”

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SECTION 14.9    Covenants.
(a)    Each Note Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, such Note Guarantor will perform and observe all of the terms, covenants and agreements set forth in the Credit and Guaranty Agreement and other Transaction Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Note Guarantor to perform or observe, and understands that failure to be in compliance with such covenants shall constitute an event of default under the Credit and Guaranty Agreement.
(b)    Each Note Guarantor agrees that, if a judgment or order made by any court for the payment of any amount in respect of any of its obligations under its respective Note Guarantee is expressed in a currency other than U.S. dollars, it will indemnify each of the Indenture Trustee, and the Noteholders, against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from such Note Guarantor’s other obligations under its respective Note Guarantee, will give rise to a separate and independent cause of action, will apply irrespective of any waiver of such indemnity by the Lender under Section 14 of the Credit and Guaranty Agreement (or waiver by the Lender of any other provision of the Credit and Guaranty Agreement or such Note Guarantor’s respective Loan Guarantee) granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the Credit and Guaranty Agreement or under any such judgment or order.
SECTION 14.10    [Reserved].
SECTION 14.11    No Waiver; Remedies. No failure on the part of the Indenture Trustee to exercise, and no delay in exercising, any right with respect to any Note Guarantee shall operate as a waiver thereof; nor shall any single or partial exercise of any right with respect to any Note Guarantee preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided with respect to any Note Guarantee are cumulative and not exclusive of any remedies provided by Law.
SECTION 14.12    Indemnification.
(a)    Without limitation on any other obligations of the Note Guarantors or remedies of the Indenture Trustee under the Note Guarantees, each Note Guarantor shall, jointly and severally, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Indenture Trustee, each Authorized Agent and each of its Affiliates and its respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms.

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(b)    Each Note Guarantor hereby (i) also agrees that none of the Indemnified Parties shall have any liability (whether in contract, tort or otherwise) to such Note Guarantor or any of its Affiliates or any of their respective officers, directors, employees, agents and advisors, and (ii) agrees not to assert any claim against any Indemnified Party on any theory of liability for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Indenture, the Credit and Guaranty Agreement, the actual or proposed use of the proceeds of the Loan, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.
(c)    Without prejudice to the survival of any of the other agreements of any Note Guarantor under its respective Note Guarantee or any of the other Transaction Documents, the agreements and obligations of each Note Guarantor contained in Section 13.6, Section 14.1(a) (with respect to enforcement expenses), the last sentence of Section 14.4, Section 14.7, this Section 14.12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under the Note Guarantees.
SECTION 14.13    Subordination. Each Note Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Note Guarantor by the Issuer (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 14.13:
(a)    Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Issuer), such Note Guarantor may receive regularly scheduled payments from the Issuer on account of the Subordinated Obligations, if any. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Issuer), however, unless the Indenture Trustee otherwise agrees, such Note Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
(b)    Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to the Issuer, such Note Guarantor agrees that the Indenture Trustee shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Note Guarantor receives payment of any Subordinated Obligations.
(c)    Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Issuer), such Note Guarantor shall collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Indenture Trustee and deliver such payments to the Indenture Trustee on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Note Guarantor under the other provisions of its respective Note Guarantee.

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(d)    Indenture Trustee Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Trust), the Indenture Trustee is authorized and empowered (but without any obligation to so do), (i) in the name of such Note Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require such Note Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Indenture Trustee for application to the Guaranteed Obligations (including any and all Post Petition Interest).
SECTION 14.14    Continuing Guarantee; Assignments. The Note Guarantees are continuing Guarantees and will continue to be effective or may be reinstated if at any time any payment of all or any portion of the Guaranteed Obligations is rescinded or must otherwise be returned by the Indenture Trustee upon the insolvency, bankruptcy or reorganization of the Lender, the Cayman Trustee or any Note Guarantor, all as though such payment had not been made. No Note Guarantor may assign its rights or obligations hereunder except in accordance with Section 7.15. Each Note Guarantee and all rights therein will be assigned to, and continue in full force and effect for the benefit of, any person to whom this Indenture and the Notes are assigned. The covenants of the Borrower contained in the Credit and Guaranty Agreement will be deemed made by each of the Note Guarantors in its respective Note Guarantee for the benefit of the Indenture Trustee and the Noteholders.
ARTICLE XV

MISCELLANEOUS
SECTION 15.1    Compliance Certificates and Opinions.
(a)    Upon any application or request by the Issuer or any Note Guarantor to the Indenture Trustee that the Indenture Trustee take any action or refrain from taking any action under any provision of this Indenture, the Issuer or such Note Guarantor shall furnish to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and that in the opinion of such counsel all such conditions precedent, if any, have been complied with.
(b)    Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i)    a statement substantially to the effect that each individual signing such certificate or opinion has read such covenant or condition;
(ii)    a brief statement substantially to the effect as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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(iii)    a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 15.2    Officer’s Certificate; Form of Documents Delivered to Indenture Trustee.
(a)    In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
(b)    Any certificate or opinion of an Authorized Representative of the Issuer or officer of any other Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Representative or officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate or opinion is based are erroneous or otherwise inaccurate. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.
(c)    Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.
(d)    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 15.3    Notices, etc. Any Act of Noteholders, notice, request certificate, instruction or other document required or permitted to be delivered to the Issuer, the Indenture Trustee or any Note Guarantor by this Indenture, the Notes or any other Transaction Document shall be deemed to have been made or given, as applicable, only if such document is in writing, in English, and delivered personally, or by registered or certified first-class United States mail with postage prepaid and return receipt requested, or made, given or furnished in writing by confirmed facsimile transmission or other electronic transmission, or by prepaid courier service to the appropriate party as set forth below:
Indenture Trustee, Registrar, Paying Agent and Transfer Agent:

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The Bank of New York Mellon
240 Greenwich Street, Floor 7 West
New York, New York 10286
            Attn: Corporate Trust Administration

With a copy to:
The Bank of New York Mellon
385 Rifle Camp Road, 3rd Floor
Woodland, Park, NJ 07424
Attention: Alicia Coronado / Structured Cross-Border
E-Mail: Alicia.coronado@bnymellon.com
Issuer:
CT Trust, c/o Walkers Fiduciary Limited
Walkers Fiduciary Limited
190 Elgin Avenue
George Town
Grand Cayman KY1-9008
Cayman Islands

With copies to:
Comunicaciones Celulares, S.A.
Km 9.5 Carretera al Salvador (CA1)
Plaza Tigo, 4to nivel Torre 1,
Santa Catarina Pinula, Guatemala
Attention: Legal Department
Telephone No: (502) 2428-0000
Note Guarantors:
Comunicaciones Celulares, S.A.,
Cloud2Nube, S.A.
Comunicaciones Corporativas, S.A.,
Distribuidora Central de Comunicaciones, S.A.,
Distribuidora de Comunicaciones de Occidente, S.A.,
Distribuidora de Comunicaciones de Oriente, S.A.,
Distribuidora Internacional de Comunicaciones, S.A.,
Navega.com, S.A.,
Servicios Especializados en Telecomunicaciones, S.A. and
Servicios Innovadores de Comunicación y Entretenimiento, S.A.
c/o Comunicaciones Celulares, S.A.

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Km 9.5 Carretera al Salvador (CA1)
Plaza Tigo, 4to nivel Torre 1,
Santa Catarina Pinula, Guatemala
Attention: Legal Department
E-mail: msisniega@tigo.com.gt and cnavarrete@tigo.com.gt
Any party may change its address by giving notice of such change in the manner set forth herein. Any notice given to a party shall be deemed delivered upon receipt thereof.
SECTION 15.4    Notices to Noteholders; Waiver. (a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if
(i)    the notice is to be provided to Noteholders of non-Global Notes, such notice is in writing and mailed, first class postage prepaid, to such Noteholders, at their addresses as they appear in the Note Register; and
(ii)    the notice is to be provided to Noteholders of Global Notes, such notice is given to the Registered Depositary in accordance with its Applicable Procedures, in each case not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice
Each Person owning a beneficial interest in a Global Note who is not a participant in Registered Depositary must rely on the procedures of the participant through which the Person owns its interest in the Global Note to receive notices provided to Registered Depositary.
(b)    In addition, from and after the date the Notes are listed on the Official List of the Luxembourg Stock Exchange and so long as it is required by the rules of such exchange, all notices to Noteholders will be published by the Note Guarantors in English on the website of the Luxembourg Stock Exchange at www.bourse.lu. The Note Guarantors (and not the Indenture Trustee) shall have the sole responsibility for ensuring notices are sent in accordance with the requirements of the Luxembourg Stock Exchange.
(c)    Notices to Noteholders will be deemed to have been given on the date of delivery to the Registered Depositary or mailing, as applicable, or of publication as aforesaid or, if published on different dates, on the date of the first such publication.
(d)    Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

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SECTION 15.5    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 15.6    Successors and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Issuer and the Note Guarantors and all covenants and agreements in this Indenture by the Indenture Trustee shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.
SECTION 15.7    Severability Clause. In case any provision in this Indenture, the Notes or any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 15.8    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 15.9    Legal Holidays. In any case where any Payment Date, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Notes to the contrary) payment of interest, principal and/or any other amount due and owing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date and, if such payment is timely made, no interest shall accrue on the payment so deferred for the period from and after such Payment Date, to the date of such payment.
SECTION 15.10    Currency Rate Indemnity.
(a)    The Issuer shall (to the extent lawful) indemnify the Indenture Trustee and the Noteholders and keep them indemnified against:
(i)    in the case of nonpayment by the Issuer of any amount due to the Indenture Trustee or the Noteholders under this Indenture or any Note, any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer; and
(ii)    any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under this Indenture or in respect of the Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer, and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any

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bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

(b)    The Issuer agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify each of the Indenture Trustee and the relevant Noteholder against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.
(c)    The above indemnities shall constitute separate and independent obligations of the Issuer from its obligations hereunder, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer for a liquidated sum or sums in respect of amounts due under this Indenture or the Notes.
SECTION 15.11    Communication by Noteholders with other Noteholders. Noteholders may communicate with other Noteholders with respect to their rights under this Indenture and the Notes.
SECTION 15.12    Governing Law. This Indenture (including the Note Guarantees herein) and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 15.13    Waiver of Jury Trial. THE ISSUER, EACH NOTE GUARANTOR, THE INDENTURE TRUSTEE AND EACH HOLDER (PURSUANT TO ITS PURCHASE OF A NOTE) HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY NOTE GUARANTEE.
SECTION 15.14    Waiver of Immunity. This Indenture and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Issuer and each Note Guarantor. Each of the Issuer and each Note Guarantor irrevocably and unconditionally and to the fullest extent permitted by Law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the Notes, any Note Guarantee, the Transaction Documents or any other document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 15.14 shall have the fullest scope permitted under the United

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States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

SECTION 15.15    Submission to Jurisdiction, etc.
(a)    The Issuer, each Note Guarantor and the Indenture Trustee irrevocably submit to the exclusive personal jurisdiction of any New York state or United States federal court located in the City of New York, New York in any action arising out of or relating to this Indenture, the Notes, the Note Guarantees or any of the other Transaction Documents to which each is or is to be a party, or for recognition or enforcement of any judgment, and the Issuer, each Note Guarantor and the Indenture Trustee hereby irrevocably and unconditionally agree that all claims in respect of such action or proceeding may be heard and determined in any such court of the State of New York or, to the extent permitted by Law, in such Federal court. The Issuer, each Note Guarantor and the Indenture Trustee irrevocably waive, to the fullest extent permitted by Law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Notes, the Note Guarantees or any of the other Transaction Documents in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer, each Note Guarantor and the Indenture Trustee agree that final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Indenture, the Notes or any other Transaction Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Indenture, the Notes or any other Transaction Document in the courts of any jurisdiction.
(b)    Each of the Issuer and the Note Guarantors hereby irrevocably appoints and empowers C T Corporation System, located at 28 Liberty Street, New York, New York 10005 as its Authorized Agent (the “Process Agent”) to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceeding in any New York State court or United States Federal court sitting in the Borough of Manhattan, The City of New York, New York, United States and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Issuer and each Note Guarantor will take any and all action necessary to continue such designation in full force and effect and to advise the Indenture Trustee in writing of any change of address of such Process Agent; should such Process Agent become unavailable for this purpose for any reason, the Issuer and each Note Guarantor will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (b). Each of the Issuer and the Note Guarantors irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 15.3 or to any other address of which it shall have given notice pursuant to Section 15.3 or to its Process Agent. Service upon the Issuer or any Note Guarantor, as the case may be, or the Process Agent as provided for herein, will, to the fullest extent permitted by Law, constitute valid and effective personal service upon it, and the failure of the Process Agent to give any notice of such service to the Issuer or

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any Note Guarantor, as the case may be, shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

SECTION 15.16    Assignment.
(a)    Under the Credit and Guaranty Agreement, the Lender’s interest in the Loan may not be assigned to any Person except in accordance with Section 14.04 of the Credit and Guaranty Agreement. In the event of the assignment of the Loan to the Issuer in accordance with Section 14.04 of the Credit and Guaranty Agreement, the Issuer will succeed to all rights of the Lender under the Credit and Guaranty Agreement and the Loan and, pursuant to the pledge of the Trust Assets contemplated herein, the Indenture Trustee, acting pursuant to the written instructions of the Required Holders (or such other percentage of Noteholders of Outstanding Notes as may be permitted or required pursuant to the terms of this Indenture), shall have the right to direct the Issuer with respect to all matters relating to the Credit and Guaranty Agreement and the Loan as contemplated under Section 11.6.
(b)    Each Person who becomes a Noteholder or an owner of a beneficial interest in a Note shall be deemed to have consented to any subsequent assignment to the Issuer of all or any portion of the Credit and Guaranty Agreement, the Loan and the Expense Reimbursement and Indemnity Agreement.
SECTION 15.17    Power to Employ Agents and Advisors. The Issuer shall be entitled to appoint such agents and engage such advisors, as it may consider necessary or desirable in order to perform or satisfy its obligations under this Indenture, provided, however, that such delegation or appointment shall not release the Issuer’s obligations hereunder. The Issuer shall supervise the conduct of such agents or advisor and shall at all times remain liable for any acts or omissions of such agents or advisors to the same extent as if they were the Issuer’s own acts or omissions subject to Section 2.6.
SECTION 15.18    Execution in Counterparts. This Indenture and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and delivered by any standard form of telecommunication, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
SECTION 15.19    Entire Agreement. Notwithstanding any supplemental agreements that the parties may execute, this Indenture, together with the Notes, the Note Guarantees and the Participation Agreement, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.
SECTION 15.20    Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering

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activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. Each party to this Indenture agrees that it will provide to the Indenture Trustee and Authorized Agents such information as they may request, from time to time, in order for the Indenture Trustee and Authorized Agents to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow them to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

SECTION 15.21    Non-Petition Covenant. Notwithstanding anything herein to the contrary, each party hereto agrees that it shall not (i) take any action to, or give or make any consent, instruction, vote, claim, approval, filing or notice to commence (or oppose the dismissal of) any case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization, rehabilitation, arrangement, adjustment, winding-up, liquidation, provisional liquidation, sequestration, dissolution, composition, or other relief with respect to the Cayman Trustee or any of the assets or debts of the Cayman Trustee (a “Bankruptcy Case”), (ii) join with, cause, solicit or instruct any other party to commence (or oppose the dismissal of) such a Bankruptcy Case, (iii) move, directly or indirectly, for appointment of a receiver, liquidator, provisional liquidator, assignee, trustee, custodian, examiner or sequestrator or similar official with respect to the Cayman Trustee or any of the assets or debts of the Cayman Trustee, or (iv) seek any order relating to the winding up, liquidation, provisional liquidation or dissolution of the Cayman Trustee or a general assignment for the benefit of the Cayman Trustee’s creditors. Nothing in this Section 15.21 shall preclude, or be deemed to stop any party hereto (i) from taking any action in (A) any Bankruptcy Case voluntarily filed or commenced by the Cayman Trustee or its shareholders or (B) any involuntary insolvency Bankruptcy Case filed or commenced by a Person other than the Cayman Trustee, or (ii) from commencing against the Issuer or any of its assets any legal action which is not a Bankruptcy Case.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
Executed by:
WALKERS FIDUCIARY LIMITED,
in its capacity as, trustee of the CT Trust
By:    ___________________________________
Name:
Title:
In the presence of:
Witness:    ______________________________
Name:
Title:

[Signature Page to the Indenture]
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NOTE GUARANTORS:
COMUNICACIONES CELULARES, S.A.
By:    ___________________________________
Name:
Title:

[Signature Page to the Indenture]
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CLOUD2NUBE, S.A.
By:    ___________________________________
Name:
Title:

[Signature Page to the Indenture]
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DISTRIBUIDORA CENTRAL DE
COMUNICACIONES, S.A.
By:    ___________________________________
Name:
Title:

[Signature Page to the Indenture]
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DISTRIBUIDORA INTERNACIONAL
DE COMMUNICACIONES, S.A.
By:    ___________________________________
Name:
Title:

[Signature Page to the Indenture]
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SERVICIOS ESPECIALIZADOS EN
TELECOMUNICACIONES, S.A.
By:    ___________________________________
Name:
Title:

[Signature Page to the Indenture]
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DISTRIBUIDORA DE
COMMUNICACIONES DE
OCCIDENTE,S.A.
By:    ___________________________________
Name:
Title:

[Signature Page to the Indenture]
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NAVEGA.COM., S.A
By:    ___________________________________
Name:
Title:

[Signature Page to the Indenture]
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DISTRIBUIDORA DE
COMUNICACIONES DE ORIENTE,
S.A.
By:    ___________________________________
Name:
Title:

[Signature Page to the Indenture]
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COMUNICACIONES
CORPORATIVAS, S.A.
By:    ___________________________________
Name:
Title:

[Signature Page to the Indenture]
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SERVICIOS INNOVADORES DE
COMUNICACIONY
ENTRETENIMENTO, S.A.
By:    ___________________________________
Name:
Title:

[Signature Page to the Indenture]
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THE BANK OF NEW YORK MELLON,
as Indenture Trustee, Note Registrar, Transfer Agent and Paying Agent
By:    ___________________________________
Name:
Title:

[Signature Page to the Indenture]
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EXHIBIT A-1
FORM OF RULE 144A RESTRICTED GLOBAL NOTE
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO WALKERS FIDUCIARY LIMITED, AS TRUSTEE OF THE CT TRUST, AS ISSUER (THE “ISSUER”), OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE NOTES MAY BE PURCHASED AND TRANSFERRED ONLY IN MINIMUM PRINCIPAL AMOUNTS OF US$200,000 AND INTEGRAL MULTIPLES OF US$1,000 IN EXCESS THEREOF. IF AT ANY TIME THE TRUST DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF THIS NOTE OR BENEFICIAL INTERESTS HEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE, THE TRUST MAY REQUIRE SUCH HOLDER TO TRANSFER THIS NOTE (OR INTEREST HEREIN) TO A TRANSFEREE ACCEPTABLE TO THE TRUST WHO IS ABLE TO AND WHO DOES SATISFY ALL OF THE REQUIREMENTS SET FORTH HEREIN AND IN THE INDENTURE. PENDING SUCH TRANSFER, SUCH HOLDER WILL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE (OR INTEREST HEREIN) FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO RECEIPT OF PRINCIPAL AND INTEREST PAYMENTS ON THE NOTE, AND SUCH HOLDER WILL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THE NOTE EXCEPT AS OTHERWISE REQUIRED TO SELL ITS INTEREST THEREIN AS DESCRIBED HEREIN.
THE NOTES EVIDENCED BY THIS GLOBAL NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE ISSUER OF THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THE NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO THE TRUST OR THE BORROWER OR (A)(1) TO A PERSON WHO IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND RELATED RULES), IN EACH CASE PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS ALSO A QUALIFIED PURCHASER AS TO WHICH THE PURCHASER EXERCISES SOLE INVESTMENT DISCRETION, IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A, AND PROVIDED THAT EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN US$25,000,000 IN SECURITIES OF ISSUERS THAT ARE NOT ITS AFFILIATED PERSONS, (B) IS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE TRUST, (C) IT HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE ISSUER AFTER GIVING
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EFFECT TO THE PURCHASE OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN) (UNLESS ALL OF ITS BENEFICIAL OWNERS ARE QUALIFIED INSTITUTIONAL BUYERS WHO ARE ALSO QUALIFIED PURCHASERS), (D) IT IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(K) PLAN, OR A TRUST HOLDING THE ASSET OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN, (E) IT IS NOT A PARTNERSHIP, COMMON TRUST FUND OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE QUALIFIED INSTITUTIONAL BUYERS WHO ARE ALSO QUALIFIED PURCHASERS, (F) UNDERSTANDS THAT THE TRUST MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS SECURITY FROM ONE OR MORE BOOK-ENTRY DEPOSITARIES, (G) IF IT IS A SECTION 3(C)(1) OR SECTION 3(C)(7) INVESTMENT COMPANY, OR A SECTION 7(D) FOREIGN INVESTMENT COMPANY RELYING ON SECTION 3(C)(1) OR SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT WITH RESPECT TO ITS U.S. HOLDERS AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS AS REQUIRED BY THE INVESTMENT COMPANY ACT AND (H) MUST BE ABLE TO AND WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE APPLICABLE TRANSFER RESTRICTIONS, AND WILL NOT TRANSFER THIS NOTE OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO A PURCHASER WHO CAN MAKE THE SAME REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, PROVIDED THAT, AS A CONDITION TO THE REGISTRATION OF THE TRANSFER THEREOF, THE TRUST OR THE INDENTURE TRUSTEE MAY REQUIRE THE DELIVERY OF ANY DOCUMENTS, INCLUDING AN OPINION OF COUNSEL, THAT THE TRUST, IN ITS SOLE DISCRETION, MAY DEEM NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION. THE HOLDER HEREOF, BY PURCHASING OR ACCEPTING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE TRUST THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM THE HOLDER OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.
THE FOREGOING LEGENDS MAY BE REMOVED FROM THIS NOTE ONLY ON THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.
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FACE OF NOTE

WALKERS FIDUCIARY LIMITED
AS TRUSTEE OF THE CT TRUST
5.125% SENIOR NOTES DUE 2032
RULE 144A RESTRICTED GLOBAL NOTE
No.R-[ ]
CUSIP No.: 12659B AA2
ISIN No.: US12659BAA26
Common Code: 241147797
Principal Amount: U.S.$[     ],
as revised by the Schedule of Increases and
Decreases in Global Note attached hereto
Initial Issuance Date: February 3, 2022
This Note is one of a duly authorized issue of Notes of Walkers Fiduciary Limited, as trustee (the “Cayman Trustee”) of the CT Trust (the “Issuer”), designated as its 5.125% Senior Notes due 2032 (the “Notes”), issued in an initial aggregate principal amount of U.S.$900,000,000 under an indenture (the “Indenture”) dated as of February 3, 2022, among the Issuer, Comunicaciones Celulares, S.A., Cloud2Nube, S.A., Comunicaciones Corporativas, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Navega.com, S.A., Servicios Especializados en Telecomunicaciones, S.A. and Servicios Innovadores de Comunicación y Entretenimiento, S.A. (the “Guarantors”) and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), Note Registrar, Paying Agent and Transfer Agent, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Guarantors, the Indenture Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.
The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, as nominee of The Depository Trust Company (“DTC”) and the holder of record of this Note (the “Noteholder”), the principal amount specified above in U.S. dollars on February 3, 2032 (the “Stated Maturity”) (or earlier or later as provided in the Indenture as hereinafter described) upon presentation and surrender hereof, at the office or agency of the Indenture Trustee referred to below.
Interest Rate:    5.125%
Interest Payment Dates:    February 3 and August 3 of each year, commencing on August 3, 2022

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Record Dates:    With respect to any payment to be made on an Interest Payment Date, the January 18 or July 18 preceding such Interest Payment Date; other than the Interest Payment Date which is the same as the Maturity Date, in which case it will be the Maturity Date
Maturity Date    February 3, 2032
Additional provisions of this Note are set forth on the other side of this Note.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.
WALKERS FIDUCIARY LIMITED,
AS TRUSTEE OF THE CT TRUST
By:    ____________________________________
Name:
Title:
Date:

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CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON,
as Indenture Trustee
By:    ____________________________________
Authorized Signatory
Date:

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REVERSE SIDE OF NOTE

5.125% SENIOR NOTES DUE 2032

The Issuer has issued the Notes under an Indenture, dated as of February 3, 2022 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors and the Indenture Trustee. The terms of the Notes include those stated in the Indenture and capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms. Each Noteholder by accepting a Note agrees to be bound by all of the terms and provisions of the Indenture. With the proceeds from the Notes, the Issuer will acquire, pursuant to a participation agreement to be dated as of February 3, 2022 (the “Participation Agreement”) by and among the Issuer, JPMorgan Chase Bank, N.A. (the “Lender”), and The Bank of New York Mellon, as administrative agent (the “Administrative Agent”), a 100% participation interest in a US$900,000,000 loan (the “Loan”) made by the Lender to Comunicaciones Celulares, S.A. (in such capacity, the “Borrower”), pursuant to a credit agreement dated as of February 3, 2022 (the “Credit and Guaranty Agreement”) among the Lender, the Borrower and Cloud2Nube, S.A., Comunicaciones Corporativas, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Navega.com, S.A., Servicios Especializados en Telecomunicaciones, S.A. and Servicios Innovadores de Comunicación y Entretenimiento, S.A., as guarantors (in such capacity, the “Loan Guarantors”), and the Administrative Agent.
This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. The terms of this Note are made expressly subject to the terms of the Indenture and should any ambiguity arise in relation to the terms of the Note and the provisions of the Indenture, the provisions of the Indenture shall prevail.
Unless the certificate of authentication hereon has been duly executed by or on behalf of the Indenture Trustee or any Authenticating Agent by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
1.    Maturity.
The Issuer shall pay the principal amount of the Notes in full in a single payment on February 3, 2032 (the “Maturity Date”) to the extent the Notes have not been redeemed or repurchased prior thereto as provided under Article IV of the Indenture. No payments in respect of the principal of the Notes shall be paid prior to the Maturity Date except upon redemption prior to the Maturity Date pursuant to Article IV of the Indenture.
2.    Interest.

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(a)    The Notes will accrue interest from and including the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including February 3, 2022 (the “Issue Date”) to but excluding the Maturity Date (to the extent the Notes have not been redeemed or repurchased prior thereto as provided under Article IV of the Indenture ) at a rate per annum equal to 5.125% (the “Interest Rate”), payable semi-annually in arrears on February 3 and August 3 of each year, commencing on August 3, 2022 (each an “Interest Payment Date”). The Interest Rate will be computed on the basis of a 360-day year of twelve 30-day months.
3.    Method of Payment.
(a)    Subject to the limited recourse provisions described in Section 16 herein and Section 2.6 of the Indenture, the Issuer shall pay all amounts due and owing by the Issuer under the Indenture, as the same shall become due and owing. All payments of principal, interest and other amounts required to be made by the Issuer shall be made, pursuant to the terms of the Indenture, by the Issuer to the Indenture Trustee promptly upon receipt by the Issuer of any cash proceeds with respect to (i) the Participation, unless any such payment amounts are paid directly to the Indenture Trustee at the direction of the Lender pursuant to the Participation Agreement, and (ii) any Tax Reimbursement Payments pursuant to Section 2 of the Expense Reimbursement and Indemnity Agreement. All such payments to the Indenture Trustee shall be made by the Issuer or on behalf of the Issuer by the Lender or the Administrative Agent by depositing immediately available funds in U.S. dollars to the Loan Collection Account provided for in the Indenture.
(b)    Interest on any Note that is payable, and punctually paid or duly provided for, on any Interest Payment Date or any other Payment Date (other than the Maturity Date) shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such payment. Payment of interest on the Notes shall be made at the Place of Payment (or, if such office is not in the City of New York, at either such office or an office to be maintained in such city). The principal amount of any Note, whether due on the Maturity Date, a redemption date or on any other Payment Date, will be payable only upon surrender of such Note at the Corporate Trust Office of the Indenture Trustee or at the specified offices of any Paying Agent appointed by the Indenture Trustee; provided, however, that so long as the Notes are held in the name of a nominee of DTC, the Indenture Trustee, or such Paying Agent, will make such payments to DTC or its nominee, as the case may be, in accordance with DTC’s applicable procedure. If the due date for payment of the principal amount of the Notes in respect of any Note is not a Business Day, the Noteholder thereof will not be entitled to payment of the amount due until the next succeeding Business Day and will not be entitled to any further interest or other payment in respect of any such delay.
(c)    Payments with respect to any Note will be made (a) in the case of Global Notes, in U.S. dollars by wire transfer in accordance with DTC’s applicable policies and procedures; and (b) in the case of certificated notes, in U.S. dollars by wire transfer in immediately available funds to the account of such Noteholder at a bank or other entity having appropriate facilities therefor in the United States if such Noteholder has notified the Indenture Trustee or the Paying Agent, as applicable, in writing of wire instructions by the Record Date immediately prior to the applicable Note Payment Date. If a Noteholder does not provide the
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Indenture Trustee or the Paying Agent, as applicable, with such wire transfer instructions, the Indenture Trustee or the Paying Agent, as applicable, will make payments by U.S. dollar check to the mailing address of such Noteholder appearing in the Note Register maintained by the Indenture Trustee. Until revoked, such instruction will remain in effect with respect to any future payments payable to such Noteholder with respect to such Notes.

4.    Authorized Agents.
The Bank of New York Mellon (the “Indenture Trustee”) will act as Indenture Trustee, Paying Agent, Transfer Agent and Note Registrar. The Issuer may appoint and change any Authorized Agent without notice to any Noteholder.
5.    Redemption Events Offers to Purchase.
(a)    The Issuer shall redeem the Notes, in whole or in part, as applicable, upon the deposit by the Lender, or otherwise as provided in the Credit and Guaranty Agreement or Participation Agreement, in the Loan Collection Account of any Prepayment Amount upon the occurrence of any optional or mandatory prepayment by the Borrower of the amounts outstanding from time to time under the Credit and Guaranty Agreement and the Loan due to the occurrence of any of the following: (i) any optional prepayment of the Loan, in whole or in part, with a make-whole premium in accordance with Section 3.03(b) of the Credit and Guaranty Agreement, (ii) any optional prepayment of the Loan, in whole or in part, without a make-whole premium in accordance with Section 3.03(c) of the Credit and Guaranty Agreement, (iii) an optional redemption upon certain tender offers, in whole or in part, in accordance with Section 3.03(d) of the Credit and Guaranty Agreement, (iv) any optional prepayment of the Loan, in whole but not in part, upon a Withholding Tax Event in accordance with Section 3.03(e) of the Credit and Guaranty Agreement, (v) any optional prepayment of the Loan, in whole but not in part, upon occurrence of a Change of Control Remainder Event in accordance with Section 3.03(f) of the Credit and Guaranty Agreement, (vi) a Change of Control Prepayment Event in accordance with Section 3.04(a) of the Credit and Guaranty Agreement, (vii) an Asset Sale Prepayment Event in accordance with Section 3.04(b) of the Credit and Guaranty Agreement, and (viii) upon the acceleration of the Loan as a result of the occurrence of a Loan Event of Default, (each of clauses (i) through (v), an “Optional Redemption Event” and, together with the redemption events described in clauses (vi), (vii) and (viii), the “Note Redemption Events”).
(b)    Upon (i) the occurrence of a Note Redemption Event and payment by the Borrower to the Lender or the Administrative Agent on behalf of the Lender of the applicable Prepayment Amount with respect to a Note Redemption Event, as provided for in the Credit and Guaranty Agreement and (ii) payment by the Lender or the Administrative Agent on behalf of the Lender of the Prepayment Amount so received from the Borrower for deposit to the Loan Collection Account for the benefit of the Issuer and the Indenture Trustee on behalf of the Noteholders, the Issuer shall pay on the applicable redemption date the redemption price for the Notes together with accrued and unpaid interest thereon to but not including the date of redemption solely out of the Prepayment Amount received from the Borrower with respect to such redemption.

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(c)    If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected, in the case of certified Notes, by lot or by such other method as the Indenture Trustee will deem to be fair and appropriate, and in the case of Global Notes, in accordance with DTC’s applicable policies and procedures (in integral multiples of US$1,000; provided that the remaining principal amount of such Noteholder’s Note will not be less than US$200,000). Upon surrender of any Note redeemed in part, the Noteholder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note (or appropriate adjustments will be made to the amount of such Global Note in accordance with the Registered Depository’s policies and procedures).
(d)    Notes called for redemption become due and payable at the redemption price on the redemption date. On and after the applicable redemption date, interest will cease to accrue on the Notes as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price together with accrued and unpaid interest thereon pursuant to the Indenture. Upon redemption of the Notes by the Issuer, the redeemed Notes will be cancelled and cannot be reissued.
(e)    Notwithstanding anything herein to the contrary, the funds available to so redeem the Notes shall be limited to funds in respect of the Prepayment Amount actually received in the Loan Collection Account by the Issuer from the Lender under the Participation Agreement following receipt of the same from the Borrower or any Note Guarantor. Following any Note Redemption Event pursuant to this Section 5, the aggregate principal amount of the Notes Outstanding shall be reduced for all Noteholders in an amount equal to the aggregate principal amount of the Notes redeemed, and all amounts thereafter due and payable in respect of the Notes shall be payable based on the then Outstanding amount of the Notes after giving effect to any such Note Redemption Event.
6.    Repurchase of Notes Tendered upon a Change of Control.
(a)    Upon the Issuer’s receipt from the Lender or the Borrower of a Change of Control Notice in accordance with the Credit and Guaranty Agreement, the Issuer will deliver a copy of the notice to the Indenture Trustee and promptly (and in no event later than 30 days prior to the Change of Control Payment Date) give (or the Indenture Trustee, in the name of and at the expense of the Issuer, upon the Issuer providing written instruction to the Indenture Trustee containing all of the relevant information to be included in the notice at least 3 Business Days before the notice is to be given to Noteholders (or such shorter time as is acceptable to the Indenture Trustee) shall give) notice as described in Section 15.4 of the Indenture to each Noteholder (with a copy to the Indenture Trustee unless the Indenture Trustee sends the notice) offering to purchase (subject to the receipt by the Issuer from the Lender of Change of Control Payment) the Notes on the Change of Control Payment Date at a price equal to the Change of Control Payment upon substantially identical terms as and pursuant to the Borrower’s Change of Control Offer (the “Notes Change of Control Offer”). In addition to the information contained in the Borrower’s Change of Control Notice, the notice of the Notes Change of Control Offer will include instructions and materials necessary to enable Noteholders to tender Notes pursuant to the offer. The Change of Control Payment Date shall be no earlier than 30 days nor later than 60 days subsequent to the date on which the notice of the Notes Change of Control Offer is
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delivered to Noteholders (other than as may be required by applicable Law) and will be the same herein and under the Credit and Guaranty Agreement.

(b)    Upon a Notes Change of Control Offer, each Noteholder will have the right to require that the Issuer purchase (subject to the receipt by the Issuer from the Lender of the Change of Control Payment) all or a portion of such Noteholder’s Notes in integral multiples of US$1,000; provided that the remaining principal amount of such Noteholder’s Notes will not be less than US$200,000. Tender of any Notes to be purchased in connection with the Notes Change of Control Offer must be received by the Issuer no later than five Business Days preceding the Change of Control Payment Date and may also be withdrawn until the same.
(c)    Upon payment by the Lender of the amounts so received from the Borrower for deposit to the Loan Collection Account for the benefit of the Issuer and the Indenture Trustee on behalf of the Noteholders, and on the Change of Control Payment Date, the Issuer shall, to the extent lawful, accept for payment all Notes or portions thereof validly tendered and not validly withdrawn, make payment or cause payment to be made for such Notes or portions thereof accepted for payment and deliver or cause to be delivered to the Indenture Trustee the Notes so accepted, and the Issuer shall instruct the Indenture Trustee to cancel such Notes in accordance with its applicable procedures. Notwithstanding anything herein to the contrary, the obligation of the Issuer to so repurchase the Notes shall be limited in extent to funds in respect of the amount actually received by the Issuer. Following any Change of Control Payment pursuant to this Section 6, the aggregate principal amount of the Notes Outstanding shall be reduced for all Noteholders in an amount equal to the aggregate principal amount of the Notes repurchased, and all amounts thereafter due and payable in respect of the Notes shall be payable based on the then Outstanding amount of the Notes after giving effect to such repurchase.
7.    Repurchase of Notes Tendered upon an Asset Sale Offer
The Notes shall be subject to redemption upon the occurrence of any prepayment by the Borrower of amounts outstanding from time to time under the Credit and Guaranty Agreement and the Loan due to the occurrence of an Asset Sale Prepayment Event as further described under Section 7.7 of the Indenture.
8.    Ranking.
The Notes shall be direct, senior, secured, limited recourse and unsubordinated Indebtedness of the Issuer and shall at all times rank pari passu without any preferences among themselves, with all other present and future obligations of the Issuer (other than obligations preferred by statute or by operation of Law).
9.    Taxation.
(a)    Except as compelled by law, the Issuer will make any and all payments of principal, premium, interest or any other amounts under the Indenture or in respect of the Notes free and clear of, and without withholding or deduction for or on account of, any Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction. If any such Taxes are required to be deducted or withheld:
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(i)    the Issuer shall notify the Lender and the Indenture Trustee that it is required by law to withhold or deduct such Taxes;
(ii)    the Issuer shall make all such withholdings and deductions; and
(iii)    the Issuer shall pay the full amount withheld or deducted to the relevant taxation authority in accordance with applicable law.
(b)    The sum payable by the Issuer under the Indenture shall be increased by the sum of (x) the Additional Amounts payable to the Issuer pursuant to the Participation Agreement and the Credit and Guaranty Agreement or the Loan Guarantees, respectively, and (y) the Tax Reimbursement Payments payable to the Issuer by the Borrower or the Guarantors pursuant to the Expense Reimbursement and Indemnity Agreement or the Loan Guarantees, respectively, after accounting for any Taxes withheld from such payments to the Issuer or otherwise payable by the Issuer in respect of such payments (“Note Additional Amounts”).
(c)    All references to principal, interest or other amounts payable under the Indenture shall be deemed to include any Note Additional Amounts payable by the Issuer under this Section 9 or otherwise with respect to the Indenture. The foregoing obligations in this Section 9 shall survive any termination, defeasance or discharge of the Indenture.
(d)    At least 10 Business Days prior to the first Interest Payment Date for the Notes, and, if there has been any change with respect to the matters set forth in the below mentioned certificate at least 10 Business Days prior to each Interest Payment Date for the Notes, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate instructing the Indenture Trustee as to any circumstances in which payments of principal of, premium (if any) or interest on the Notes due on such date shall be subject to deduction or withholding for or on account of any Taxes and the rate of any such deduction or withholding. The Issuer covenants to indemnify the Indenture Trustee and any other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without gross negligence, bad faith or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Issuer under the preceding sentence shall survive the resignation or removal of the Indenture Trustee, the Registrar or any Paying Agent.
(e)    The Issuer shall provide the Indenture Trustee with documentation reasonably satisfactory to the Indenture Trustee evidencing the payment of Taxes in respect of which the Issuer, the Borrower or any Note Guarantor has paid any Note Additional Amounts. Copies of such documentation shall be made available by the Indenture Trustee to the Noteholders or the other Paying Agents, as applicable, upon written request therefor.
10.    Denominations; Transfer; Exchange.
The Notes are in fully registered form, without coupons and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. A Noteholder may transfer or exchange Notes in accordance with the Indenture.
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11.    Persons deemed owners.
The registered Noteholder of this Note may be treated as the owner of it for all purposes.
12.    Unclaimed money.
The Indenture Trustee will pay to the Issuer upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Indenture Trustee may at the expense of the Issuer publish once in a newspaper of general circulation in New York City, or send to each Noteholder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuer. After payment to the Issuer, Noteholders entitled to such money must look solely to the Issuer for payment, unless applicable law designates another Person, and all liability of the Indenture Trustee with respect to such money will cease.
13.    Amendment, Waiver.
(a)    Notwithstanding anything to the contrary in any Transaction Document, as a result of the pledge described in Article V of the Indenture, the Issuer shall not agree to any modification of the terms of any Transaction Document to which it is a party without having first received directions from the Indenture Trustee, acting upon the written instructions of the Required Holders, except as set forth under Section 12.1(c) and 12.2 of the Indenture.
(b)    At the written direction or consent of the Required Holders, each of the Issuer and the Indenture Trustee shall, subject to Sections 12.3 and 12.4 of the Indenture, enter into an indenture or indentures supplemental hereto for the purpose of amending the provisions of the Indenture and the Issuer shall otherwise amend, modify or supplement any other Transaction Document to which it is a party; provided, however, that without the consent or direction of 90% of the aggregate principal amount of the then Outstanding Notes directly affected thereby, no such supplemental indenture or modification or amendment shall cause, with respect to the Indenture or any other Transaction Document, any of the following:
(i)    change the maturity of any payment of principal of or any installment of interest on any Note;
(ii)    reduce the principal amount or the rate of interest, or change the method of computing the amount of principal, interest or Note Additional Amounts, payable under any Transaction Document on any date;
(iii)    change any Place of Payment where the principal of or interest under any Transaction Document is payable;
(iv)    change the coin or currency in which the principal of or interest on any Transaction Document is payable;

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(v)    impair the right of the Noteholders to institute suit for the enforcement of any payment on or after the date due;
(vi)    release the security interest in the Trust Assets created under the Indenture or waive any of the payment obligations of the Issuer that would otherwise be payable to the Noteholders;
(vii)    following the delivery of notice to the holders of the Notes by the Issuer (or the Indenture Trustee on behalf of the Issuer) of any Notes Change of Control Offer or Notes Asset Sale Offer, modify any such offer in a manner adverse to the Noteholders;
(viii)    reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Noteholders is required for any modification or the consent of whose Noteholders is required for any waiver of compliance with the Indenture; or
(ix)    modify or change any of the provisions of the Indenture requiring consent or direction of Noteholders to amend, modify or waive any other provisions or terms except to increase any required percentage of consenting Noteholders or to provide that one or more provisions of the Indenture cannot be modified or waived without the consent of each Noteholder.
14.    Defaults and Remedies.
If an Event of Default (other than an Event of Default specified in Section 10(g) or Section 10(h) of the Credit and Guaranty Agreement) has occurred and is continuing, the Indenture Trustee or the Noteholders of at least 25% in principal amount of Outstanding Notes may declare the unpaid principal of and premium, if any, and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Issuer (and the Indenture Trustee if given by the Noteholders) specifying the Event of Default and that it is a “notice of acceleration.” Upon such declaration the principal and interest shall be due and payable immediately.
Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Required Holders (or such other percentage of Noteholders of Outstanding Notes as may be permitted or required pursuant to the terms of the Indenture) may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Indenture Trustee in personal or financial liability or expense for which the Indenture Trustee has not received an indemnity or security satisfactory to it.
15.    Indenture Trustee Dealings with the Issuer.
Subject to certain limitations set forth in the Indenture, the Indenture Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its
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Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.

16.    Limited Recourse.
(a)    Notwithstanding any other provision of the Indenture, all payments to be made by, and all liabilities of, the Cayman Trustee under the Indenture, this Note and any other Transaction Document to which the Cayman Trustee is a party shall be made only from, and limited to, the income and proceeds of the Trust Assets and only to the extent that the Cayman Trustee shall have received income or proceeds from the Trust Assets sufficient to make such payments or satisfy such liabilities in accordance with the terms hereto. No recourse shall be had to the assets of the Cayman Trustee which are owned by it beneficially or held by it as trustee for any other trust. The Cayman Trustee shall not sell or otherwise dispose of any of the Trust Assets unless otherwise specifically permitted under the Indenture and the Cayman Trustee shall not take any actions under the Participation Agreement except as authorized by the Noteholders in accordance with Section 10.6 of the Indenture. The Cayman Trustee shall not sell or otherwise dispose of the Participation without the consent of all of the Noteholders and payment of all amounts to the Indenture Trustee and agents appointed pursuant to the Indenture.
(b)    Following the application of the income and proceeds of the Trust Assets in accordance with the Indenture, none of the Noteholders will be entitled to take any further action to recover any sums due but remaining unpaid under the Indenture or the Notes and all remaining claims in respect of the Indenture and the Notes will thereupon be extinguished and shall not thereafter revive.
(c)    No incorporator, director, officer, employee, stockholder or controlling Person of the Cayman Trustee shall have any liability for any obligations of the Cayman Trustee under the Notes or the Indenture or the other Transaction Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
17.    Authentication.
This Note shall not be valid until an authorized signatory of the Indenture Trustee (or an Authenticating Agent acting on its behalf) signs the certificate of authentication on the other side of this Note.
18.    CUSIP or ISIN Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Indenture Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
19.    Governing Law.
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This Note shall be governed by, and construed in accordance with, the law of the State of New York.
20.    Currency Rate Indemnity.
The Issuer will indemnify each of the Indenture Trustee and the Noteholders as provided in the Indenture in respect of the conversion of currency relating to the Notes and the Indenture.
21.    Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
The Issuer and the Note Guarantors have consented to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York, and agreed that all disputes under the Indenture, the Notes, the Note Guarantees and the other Transaction Documents may be submitted to the jurisdiction of such courts. The Issuer and the Guarantors have irrevocably consented to and waived to the fullest extent permitted by law any objection that the Issuer or the Note Guarantors may have to the laying of venue of any suit, forum, action or proceeding against the Issuer or the Note Guarantors or any of their respective properties, assets and revenues with respect to the Indenture, the Note Guarantees and the other Transaction Documents or any such suit, action or proceeding in any such court and any right to which the Issuer or the Note Guarantors may be entitled on account of place of residence or domicile.
To the extent that the Issuer or any Note Guarantor or any of their respective revenues, assets or properties shall be entitled to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process remedy, the Issuer and the Note Guarantors have irrevocably agreed not to claim and will irrevocably waive such immunity to the fullest extent permitted by the laws of such jurisdiction.
The Issuer and the Note Guarantors have agreed that service of all writs, claims, process and summons in any suit, action or proceeding against the Issuer or the Guarantors or their respective properties, assets or revenues with respect to the Indenture, the Notes, the Note Guarantees and the other Transaction Documents or any suit, action or proceeding to enforce or execute any judgment brought against them in the State of New York may be made upon C T Corporation Systems, located at 28 Liberty Street, New York, New York 10005, and the Issuer and the Guarantors have irrevocably appointed C T Corporation Systems as their agent to accept such service of any and all such writs, claims, process and summonses.

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ASSIGNMENT FORM

For value received
hereby sells, assigns and transfers unto
(Please insert social security or
other identifying number of assignee)
(Please print or type name and address,
including zip code, of assignee)
the within Note and does hereby irrevocably constitute and appoint _________ attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.
Date:    Your signature:    (Sign exactly as your name appears on the face of this Note)

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

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EXHIBIT A-2
FORM OF REGULATION S UNRESTRICTED GLOBAL NOTE
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO WALKERS FIDUCIARY LIMITED, AS TRUSTEE OF THE CT TRUST, AS ISSUER (THE “ISSUER”), OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE NOTES MAY BE PURCHASED AND TRANSFERRED ONLY IN MINIMUM PRINCIPAL AMOUNTS OF $200,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY JURISDICTION AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

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FACE OF NOTE

WALKERS FIDUCIARY LIMITED
AS TRUSTEE OF THE CT TRUST
5.125% SENIOR NOTES DUE 2032
REGULATION S UNRESTRICTED GLOBAL NOTE
No. S-[ ]
CUSIP No.: G2588B AA2
ISIN No.: USG2588BAA29
Common Code: 241148769
Principal Amount: U.S.$[     ],
as revised by the Schedule of Increases and
Decreases in Global Note attached hereto
Initial Issuance Date: February 3, 2022
This Note is one of a duly authorized issue of Notes of Walkers Fiduciary Limited, as trustee (the “Cayman Trustee”) of the CT Trust (the “Issuer”), designated as its 5.125% Senior Notes due 2032 (the “Notes”), issued in an initial aggregate principal amount of U.S.$900,000,000 under an indenture (the “Indenture”) dated as of February 3, 2022, among the Issuer, Comunicaciones Celulares, S.A., Cloud2Nube, S.A., Comunicaciones Corporativas, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Navega.com, S.A., Servicios Especializados en Telecomunicaciones, S.A. and Servicios Innovadores de Comunicación y Entretenimiento, S.A. (the “Guarantors”) and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), Note Registrar, Paying Agent and Transfer Agent, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Guarantors, the Indenture Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.
The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, as nominee of The Depository Trust Company (“DTC”) and the holder of record of this Note (the “Noteholder”), the principal amount specified above in U.S. dollars on February 3, 2032 (the “Stated Maturity”) (or earlier or later as provided in the Indenture as hereinafter described) upon presentation and surrender hereof, at the office or agency of the Indenture Trustee referred to below.
Interest Rate:    5.125%
Interest Payment Dates:    February 3 and August 3 of each year, commencing on August 3, 2022
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Record Dates:    With respect to any payment to be made on an Interest Payment Date, the January 18 or July 18 preceding such Interest Payment Date; other than the Interest Payment Date which is the same as the Maturity Date, in which case it will be the Maturity Date
Maturity Date    February 3, 2032
Additional provisions of this Note are set forth on the other side of this Note.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.
WALKERS FIDUCIARY LIMITED, AS TRUSTEE OF THE CT TRUST
By:    ___________________________________
Name:
Title:
Date:

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CERTIFICATE OF AUTHENTICATION
This Note is one of the Notes referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON,
as Indenture Trustee
By:    __________________________________
Authorized Signatory
Date:

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REVERSE SIDE OF NOTE

5.125% SENIOR NOTES DUE 2032

The Issuer has issued the Notes under an Indenture, dated as of February 3, 2022 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors and the Indenture Trustee. The terms of the Notes include those stated in the Indenture and capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms. Each Noteholder by accepting a Note agrees to be bound by all of the terms and provisions of the Indenture. With the proceeds from the Notes, the Issuer will acquire, pursuant to a participation agreement to be dated as of February 3, 2022 (the “Participation Agreement”) by and among the Issuer, JPMorgan Chase Bank, N.A. (the “Lender”), and The Bank of New York Mellon, as administrative agent (the “Administrative Agent”), a 100% participation interest in a US$900,000,000 loan (the “Loan”) made by the Lender to Comunicaciones Celulares, S.A. (in such capacity, the “Borrower”), pursuant to a credit agreement dated as of February 3, 2022 (the “Credit and Guaranty Agreement”) among the Lender, the Borrower and Cloud2Nube, S.A., Comunicaciones Corporativas, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Navega.com, S.A., Servicios Especializados en Telecomunicaciones, S.A. and Servicios Innovadores de Comunicación y Entretenimiento, S.A., as guarantors (in such capacity, the “Loan Guarantors”), and the Administrative Agent.
This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. The terms of this Note are made expressly subject to the terms of the Indenture and should any ambiguity arise in relation to the terms of the Note and the provisions of the Indenture, the provisions of the Indenture shall prevail.
Unless the certificate of authentication hereon has been duly executed by or on behalf of the Indenture Trustee or any Authenticating Agent by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
1.    Maturity.
The Issuer shall pay the principal amount of the Notes in full in a single payment on February 3, 2032 (the “Maturity Date”) to the extent the Notes have not been redeemed or repurchased prior thereto as provided under Article IV of the Indenture. No payments in respect of the principal of the Notes shall be paid prior to the Maturity Date except upon redemption prior to the Maturity Date pursuant to Article IV of the Indenture.
2.    Interest.

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(a)    The Notes will accrue interest from and including the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including February 3, 2022 (the “Issue Date”) to but excluding the Maturity Date (to the extent the Notes have not been redeemed or repurchased prior thereto as provided under Article IV of the Indenture ) at a rate per annum equal to 5.125% (the “Interest Rate”), payable semi-annually in arrears on February 3 and August 3 of each year, commencing on August 3, 2022 (each an “Interest Payment Date”). The Interest Rate will be computed on the basis of a 360-day year of twelve 30-day months.
3.    Method of Payment.
(a)    Subject to the limited recourse provisions described in Section 16 herein and Section 2.6 of the Indenture, the Issuer shall pay all amounts due and owing by the Issuer under the Indenture, as the same shall become due and owing. All payments of principal, interest and other amounts required to be made by the Issuer shall be made, pursuant to the terms of the Indenture, by the Issuer to the Indenture Trustee promptly upon receipt by the Issuer of any cash proceeds with respect to (i) the Participation, unless any such payment amounts are paid directly to the Indenture Trustee at the direction of the Lender pursuant to the Participation Agreement, and (ii) any Tax Reimbursement Payments pursuant to Section 2 of the Expense Reimbursement and Indemnity Agreement. All such payments to the Indenture Trustee shall be made by the Issuer or on behalf of the Issuer by the Lender or the Administrative Agent by depositing immediately available funds in U.S. dollars to the Loan Collection Account provided for in the Indenture.
(b)    Interest on any Note that is payable, and punctually paid or duly provided for, on any Interest Payment Date or any other Payment Date (other than the Maturity Date) shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such payment. Payment of interest on the Notes shall be made at the Place of Payment (or, if such office is not in the City of New York, at either such office or an office to be maintained in such city). The principal amount of any Note, whether due on the Maturity Date, a redemption date or on any other Payment Date, will be payable only upon surrender of such Note at the Corporate Trust Office of the Indenture Trustee or at the specified offices of any Paying Agent appointed by the Indenture Trustee; provided, however, that so long as the Notes are held in the name of a nominee of DTC, the Indenture Trustee, or such Paying Agent, will make such payments to DTC or its nominee, as the case may be, in accordance with DTC’s applicable procedure. If the due date for payment of the principal amount of the Notes in respect of any Note is not a Business Day, the Noteholder thereof will not be entitled to payment of the amount due until the next succeeding Business Day and will not be entitled to any further interest or other payment in respect of any such delay.
(c)    Payments with respect to any Note will be made (a) in the case of Global Notes, in U.S. dollars by wire transfer in accordance with DTC’s applicable policies and procedures; and (b) in the case of certificated notes, in U.S. dollars by wire transfer in immediately available funds to the account of such Noteholder at a bank or other entity having appropriate facilities therefor in the United States if such Noteholder has notified the Indenture Trustee or the Paying Agent, as applicable, in writing of wire instructions by the Record Date immediately prior to the applicable Note Payment Date. If a Noteholder does not provide the Indenture Trustee or the Paying Agent, as applicable, with such wire transfer instructions, the
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Indenture Trustee or the Paying Agent, as applicable, will make payments by U.S. dollar check to the mailing address of such Noteholder appearing in the Note Register maintained by the Indenture Trustee. Until revoked, such instruction will remain in effect with respect to any future payments payable to such Noteholder with respect to such Notes.

4.    Authorized Agents.
The Bank of New York Mellon (the “Indenture Trustee”), will act as Indenture Trustee, Paying Agent, Transfer Agent and Note Registrar. The Issuer may appoint and change any Authorized Agent without notice to any Noteholder.
5.    Redemption Events Offers to Purchase.
(a)    The Issuer shall redeem the Notes, in whole or in part, as applicable, upon the deposit by the Lender, or otherwise as provided in the Credit and Guaranty Agreement or Participation Agreement, in the Loan Collection Account of any Prepayment Amount upon the occurrence of any optional or mandatory prepayment by the Borrower of the amounts outstanding from time to time under the Credit and Guaranty Agreement and the Loan due to the occurrence of any of the following: (i) any optional prepayment of the Loan, in whole or in part, with a make-whole premium in accordance with Section 3.03(b) of the Credit and Guaranty Agreement, (ii) any optional prepayment of the Loan, in whole or in part, without a make-whole premium in accordance with Section 3.03(c) of the Credit and Guaranty Agreement, (iii) an optional redemption upon certain tender offers, in whole or in part, in accordance with Section 3.03(d) of the Credit and Guaranty Agreement, (iv) any optional prepayment of the Loan, in whole but not in part, upon a Withholding Tax Event in accordance with Section 3.03(e) of the Credit and Guaranty Agreement, (v) any optional prepayment of the Loan, in whole but not in part, upon occurrence of a Change of Control Remainder Event in accordance with Section 3.03(f) of the Credit and Guaranty Agreement, (vi) a Change of Control Prepayment Event in accordance with Section 3.04(a) of the Credit and Guaranty Agreement, (vii) an Asset Sale Prepayment Event in accordance with Section 3.04(b) of the Credit and Guaranty Agreement, and (viii) upon the acceleration of the Loan as a result of the occurrence of a Loan Event of Default, (each of clauses (i) through (v), an “Optional Redemption Event” and, together with the redemption events described in clauses (vi), (vii) and (viii), the “Note Redemption Events”).
(b)    Upon (i) the occurrence of a Note Redemption Event and payment by the Borrower to the Lender or the Administrative Agent on behalf of the Lender of the applicable Prepayment Amount with respect to a Note Redemption Event, as provided for in the Credit and Guaranty Agreement and (ii) payment by the Lender or the Administrative Agent on behalf of the Lender of the Prepayment Amount so received from the Borrower for deposit to the Loan Collection Account for the benefit of the Issuer and the Indenture Trustee on behalf of the Noteholders, the Issuer shall pay on the applicable redemption date the redemption price for the Notes together with accrued and unpaid interest thereon to but not including the date of redemption solely out of the Prepayment Amount received from the Borrower with respect to such redemption.

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(c)    If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected, in the case of certificated Notes, by lot or by such other method as the Indenture Trustee will deem to be fair and appropriate, and in the case of Global Notes, in accordance with DTC’s applicable policies and procedures (in integral multiples of US$1,000; provided that the remaining principal amount of such Noteholder’s Note will not be less than US$200,000). Upon surrender of any Note redeemed in part, the Noteholder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note (or appropriate adjustments will be made to the amount of such Global Note in accordance with the Registered Depository’s policies and procedures).
(d)    Notes called for redemption become due and payable at the redemption price on the redemption date. On and after the applicable redemption date, interest will cease to accrue on the Notes as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price together with accrued and unpaid interest thereon pursuant to the Indenture. Upon redemption of the Notes by the Issuer, the redeemed Notes will be cancelled and cannot be reissued.
(e)    Notwithstanding anything herein to the contrary, the funds available to so redeem the Notes shall be limited to funds in respect of the Prepayment Amount actually received in the Loan Collection Account by the Issuer from the Lender under the Participation Agreement following receipt of the same from the Borrower or any Guarantor. Following any Note Redemption Event pursuant to this Section 5, the aggregate principal amount of the Notes Outstanding shall be reduced for all Noteholders in an amount equal to the aggregate principal amount of the Notes redeemed, and all amounts thereafter due and payable in respect of the Notes shall be payable based on the then Outstanding amount of the Notes after giving effect to any such Note Redemption Event.
6.    Repurchase of Notes Tendered upon a Change of Control.
(a)    Upon the Issuer’s receipt from the Lender or the Borrower of a Change of Control Notice in accordance with the Credit and Guaranty Agreement, the Issuer will deliver a copy of the notice to the Indenture Trustee and promptly (and in no event later than 30 days prior to the Change of Control Payment Date) give (or the Indenture Trustee, in the name of and at the expense of the Issuer, upon the Issuer providing written instruction to the Indenture Trustee containing all of the relevant information to be included in the notice at least 3 Business Days before the notice is to be given to Noteholders (or such shorter time as is acceptable to the Indenture Trustee) shall give) notice as described in Section 15.4 of the Indenture to each Noteholder (with a copy to the Indenture Trustee unless the Indenture Trustee sends the notice) offering to purchase (subject to the receipt by the Issuer from the Lender of Change of Control Payment) the Notes on the Change of Control Payment Date at a price equal to the Change of Control Payment upon substantially identical terms as and pursuant to the Borrower’s Change of Control Offer (the “Notes Change of Control Offer”). In addition to the information contained in the Borrower’s Change of Control Notice, the notice of the Notes Change of Control Offer will include instructions and materials necessary to enable Noteholders to tender Notes pursuant to the offer. The Change of Control Payment Date shall be no earlier than 30 days nor later than 60 days subsequent to the date on which the notice of the Notes Change of Control Offer is
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delivered to Noteholders (other than as may be required by applicable Law) and will be the same herein and under the Credit and Guaranty Agreement.

(b)    Upon a Notes Change of Control Offer, each Noteholder will have the right to require that the Issuer purchase (subject to the receipt by the Issuer from the Lender of the Change of Control Payment) all or a portion of such Noteholder’s Notes in integral multiples of US$1,000; provided that the remaining principal amount of such Noteholder’s Notes will not be less than US$200,000. Tender of any Notes to be purchased in connection with the Notes Change of Control Offer must be received by the Issuer no later than five Business Days preceding the Change of Control Payment Date and may also be withdrawn until the same.
(c)    Upon payment by the Lender of the amounts so received from the Borrower for deposit to the Loan Collection Account for the benefit of the Issuer and the Indenture Trustee on behalf of the Noteholders, and on the Change of Control Payment Date, the Issuer shall, to the extent lawful, accept for payment all Notes or portions thereof validly tendered and not validly withdrawn, make payment or cause payment to be made for such Notes or portions thereof accepted for payment and deliver or cause to be delivered to the Indenture Trustee the Notes so accepted, and the Issuer shall instruct the Indenture Trustee to cancel such Notes in accordance with its applicable procedures. Notwithstanding anything herein to the contrary, the obligation of the Issuer to so repurchase the Notes shall be limited in extent to funds in respect of the amount actually received by the Issuer. Following any Change of Control Payment pursuant to this Section 6, the aggregate principal amount of the Notes Outstanding shall be reduced for all Noteholders in an amount equal to the aggregate principal amount of the Notes repurchased, and all amounts thereafter due and payable in respect of the Notes shall be payable based on the then Outstanding amount of the Notes after giving effect to such repurchase.
7.    Repurchase of Notes Tendered upon an Asset Sale Offer
The Notes shall be subject to redemption upon the occurrence of any prepayment by the Borrower of amounts outstanding from time to time under the Credit and Guaranty Agreement and the Loan due to the occurrence of an Asset Sale Prepayment Event as further described under Section 7.7 of the Indenture.
8.    Ranking.
The Notes shall be direct, senior, secured, limited recourse and unsubordinated Indebtedness of the Issuer and shall at all times rank pari passu without any preferences among themselves, with all other present and future obligations of the Issuer (other than obligations preferred by statute or by operation of Law).
9.    Taxation.
(a)    Except as compelled by law, the Issuer will make any and all payments of principal, premium, interest or any other amounts under the Indenture or in respect of the Notes free and clear of, and without withholding or deduction for or on account of, any Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction. If any such Taxes are required to be deducted or withheld:
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(i)    the Issuer shall notify the Lender and the Indenture Trustee that it is required by law to withhold or deduct such Taxes;
(ii)    the Issuer shall make all such withholdings and deductions; and
(iii)    the Issuer shall pay the full amount withheld or deducted to the relevant taxation authority in accordance with applicable law.
(b)    The sum payable by the Issuer under the Indenture shall be increased by the sum of (x) the Additional Amounts payable to the Issuer pursuant to the Participation Agreement and the Credit and Guaranty Agreement or the Loan Guarantees, respectively, and (y) the Tax Reimbursement Payments payable to the Issuer by the Borrower or the Guarantors pursuant to the Expense Reimbursement and Indemnity Agreement or the Loan Guarantees, respectively, after accounting for any Taxes withheld from such payments to the Issuer or otherwise payable by the Issuer in respect of such payments (“Note Additional Amounts”).
(c)    All references to principal, interest or other amounts payable under the Indenture shall be deemed to include any Note Additional Amounts payable by the Issuer under this Section 9 or otherwise with respect to the Indenture. The foregoing obligations in this Section 9 shall survive any termination, defeasance or discharge of the Indenture.
(d)    At least 10 Business Days prior to the first Interest Payment Date for the Notes, and, if there has been any change with respect to the matters set forth in the below mentioned certificate at least 10 Business Days prior to each Interest Payment Date for the Notes, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate instructing the Indenture Trustee as to any circumstances in which payments of principal of, premium (if any) or interest on the Notes due on such date shall be subject to deduction or withholding for or on account of any Taxes and the rate of any such deduction or withholding. The Issuer covenants to indemnify the Indenture Trustee and any other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without gross negligence, bad faith or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Issuer under the preceding sentence shall survive the resignation or removal of the Indenture Trustee, the Registrar or any Paying Agent.
(e)    The Issuer shall provide the Indenture Trustee with documentation reasonably satisfactory to the Indenture Trustee evidencing the payment of Taxes in respect of which the Issuer, the Borrower or any Note Guarantor has paid any Note Additional Amounts. Copies of such documentation shall be made available by the Indenture Trustee to the Noteholders or the other Paying Agents, as applicable, upon written request therefor.
10.    Denominations; Transfer; Exchange.
The Notes are in fully registered form, without coupons and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. A Noteholder may transfer or exchange Notes in accordance with the Indenture.
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11.    Persons deemed owners.
The registered Noteholder of this Note may be treated as the owner of it for all purposes.
12.    Unclaimed money.
The Indenture Trustee will pay to the Issuer upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Indenture Trustee may at the expense of the Issuer publish once in a newspaper of general circulation in New York City, or send to each Noteholder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuer. After payment to the Issuer, Noteholders entitled to such money must look solely to the Issuer for payment, unless applicable law designates another Person, and all liability of the Indenture Trustee with respect to such money will cease.
13.    Amendment, Waiver.
(a)    Notwithstanding anything to the contrary in any Transaction Document, as a result of the pledge described in Article V of the Indenture, the Issuer shall not agree to any modification of the terms of any Transaction Document to which it is a party without having first received directions from the Indenture Trustee, acting upon the written instructions of the Required Holders, except as set forth under Section 12.1(c) and 12.2 of the Indenture.
(b)    At the written direction or consent of the Required Holders, each of the Issuer and the Indenture Trustee shall, subject to Sections 12.3 and 12.4 of the Indenture, enter into an indenture or indentures supplemental hereto for the purpose of amending the provisions of the Indenture and the Issuer shall otherwise amend, modify or supplement any other Transaction Document to which it is a party; provided, however, that without the consent or direction of 90% of the aggregate principal amount of the then Outstanding Notes directly affected thereby, no such supplemental indenture or modification or amendment shall cause, with respect to the Indenture or any other Transaction Document, any of the following:
(i)    change the maturity of any payment of principal of or any installment of interest on any Note;
(ii)    reduce the principal amount or the rate of interest, or change the method of computing the amount of principal, interest or Note Additional Amounts, payable under any Transaction Document on any date;
(iii)    change any Place of Payment where the principal of or interest under any Transaction Document is payable;
(iv)    change the coin or currency in which the principal of or interest on any Transaction Document is payable;
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(v)    impair the right of the Noteholders to institute suit for the enforcement of any payment on or after the date due;
(vi)    release the security interest in the Trust Assets created under the Indenture or waive any of the payment obligations of the Issuer that would otherwise be payable to the Noteholders;
(vii)    following the delivery of notice to the holders of the Notes by the Issuer (or the Indenture Trustee on behalf of the Issuer) of any Notes Change of Control Offer or Notes Asset Sale Offer, modify any such offer in a manner adverse to the Noteholders;
(viii)    reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Noteholders is required for any modification or the consent of whose Noteholders is required for any waiver of compliance with the Indenture; or
(ix)    modify or change any of the provisions of the Indenture requiring consent or direction of Noteholders to amend, modify or waive any other provisions or terms except to increase any required percentage of consenting Noteholders or to provide that one or more provisions of the Indenture cannot be modified or waived without the consent of each Noteholder.
14.    Defaults and Remedies.
If an Event of Default (other than an Event of Default specified in Section 10(g) or Section 10(h) of the Credit and Guaranty Agreement) has occurred and is continuing, the Indenture Trustee or the Noteholders of at least 25% in principal amount of Outstanding Notes may declare the unpaid principal of and premium, if any, and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Issuer (and the Indenture Trustee if given by the Noteholders) specifying the Event of Default and that it is a “notice of acceleration.” Upon such declaration the principal and interest shall be due and payable immediately.
Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Required Holders (or such other percentage of Noteholders of Outstanding Notes as may be permitted or required pursuant to the terms of the Indenture) may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Indenture Trustee in personal or financial liability or expense for which the Indenture Trustee has not received an indemnity or security satisfactory to it.
15.    Indenture Trustee Dealings with the Issuer.
Subject to certain limitations set forth in the Indenture, the Indenture Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its
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Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.

16.    Limited Recourse.
(a)    Notwithstanding any other provision of the Indenture, all payments to be made by, and all liabilities of, the Cayman Trustee under the Indenture, this Note and any other Transaction Document to which the Cayman Trustee is a party shall be made only from, and limited to, the income and proceeds of the Trust Assets and only to the extent that the Cayman Trustee shall have received income or proceeds from the Trust Assets sufficient to make such payments or satisfy such liabilities in accordance with the terms hereto. No recourse shall be had to the assets of the Cayman Trustee which are owned by it beneficially or held by it as trustee for any other trust. The Cayman Trustee shall not sell or otherwise dispose of any of the Trust Assets unless otherwise specifically permitted under the Indenture and the Cayman Trustee shall not take any actions under the Participation Agreement except as authorized by the Noteholders in accordance with Section 10.6 of the Indenture. The Cayman Trustee shall not sell or otherwise dispose of the Participation without the consent of all of the Noteholders and payment of all amounts to the Indenture Trustee and agents appointed pursuant to the Indenture.
(b)    Following the application of the income and proceeds of the Trust Assets in accordance with the Indenture, none of the Noteholders will be entitled to take any further action to recover any sums due but remaining unpaid under the Indenture or the Notes and all remaining claims in respect of the Indenture and the Notes will thereupon be extinguished and shall not thereafter revive.
(c)    No incorporator, director, officer, employee, stockholder or controlling Person of the Cayman Trustee shall have any liability for any obligations of the Cayman Trustee under the Notes or the Indenture or the other Transaction Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
17.    Authentication.
This Note shall not be valid until an authorized signatory of the Indenture Trustee (or an Authenticating Agent acting on its behalf) signs the certificate of authentication on the other side of this Note.
18.    CUSIP or ISIN Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Indenture Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
19.    Governing Law.
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This Note shall be governed by, and construed in accordance with, the law of the State of New York.
20.    Currency Rate Indemnity.
The Issuer will indemnify each of the Indenture Trustee and the Noteholders as provided in the Indenture in respect of the conversion of currency relating to the Notes and the Indenture.
21.    Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
The Issuer and the Note Guarantors have consented to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York, and agreed that all disputes under the Indenture, the Notes, the Note Guarantees and the other Transaction Documents may be submitted to the jurisdiction of such courts. The Issuer and the Guarantors have irrevocably consented to and waived to the fullest extent permitted by law any objection that the Issuer or the Note Guarantors may have to the laying of venue of any suit, forum, action or proceeding against the Issuer or the Note Guarantors or any of their respective properties, assets and revenues with respect to the Indenture, the Note Guarantees and the other Transaction Documents or any such suit, action or proceeding in any such court and any right to which the Issuer or the Note Guarantors may be entitled on account of place of residence or domicile.
To the extent that the Issuer or any Note Guarantor or any of their respective revenues, assets or properties shall be entitled to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process remedy, the Issuer and the Note Guarantors have irrevocably agreed not to claim and will irrevocably waive such immunity to the fullest extent permitted by the laws of such jurisdiction.
The Issuer and the Note Guarantors have agreed that service of all writs, claims, process and summons in any suit, action or proceeding against the Issuer or the Guarantors or their respective properties, assets or revenues with respect to the Indenture, the Notes, the Note Guarantees and the other Transaction Documents or any suit, action or proceeding to enforce or execute any judgment brought against them in the State of New York may be made upon C T Corporation Systems, located at 28 Liberty Street, New York, New York 10005, and the Issuer and the Guarantors have irrevocably appointed C T Corporation Systems as their agent to accept such service of any and all such writs, claims, process and summonses.

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ASSIGNMENT FORM
For value received
hereby sells, assigns and transfers unto
(Please insert social security
or other identifying number of assignee)
(Please print or type name and address,
including zip code, of assignee)
the within Note and does hereby irrevocably constitute and appoint ________ attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.
Date:    Your signature:     (Sign exactly as your name appears on the face of this Note)

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

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EXHIBIT B
FORM OF AUTHENTICATION AND DELIVERY ORDER
The Bank of New York Mellon, as Indenture Trustee
385 Rifle Camp Road, 3rd Floor
Woodland Park, New Jersey 07424
Attention: Alicia Coronado/Structured Cross-Border
Ladies and Gentlemen:
Pursuant to Section 2.2 of the Indenture dated as of February 3, 2022 (the “Indenture”) among Walkers Fiduciary Limited, as trustee of the CT Trust, as issuer (the “Issuer”), Comunicaciones Celulares, S.A., Cloud2Nube, S.A., Comunicaciones Corporativas, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Navega.com, S.A., Servicios Especializados en Telecomunicaciones, S.A. and Servicios Innovadores de Comunicación y Entretenimiento, S.A., as Guarantors and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), Registrar, Paying Agent and Transfer Agent, you are hereby ordered in your capacity as Indenture Trustee to authenticate, on the date hereof, U.S.$900,000,000 of the Issuer’s 5.125% Senior Notes due 2032 (the “Notes”) in the manner provided in the Indenture in global form and in the aggregate principal amount of U.S.$[●] in respect of the Rule 144A Restricted Global Note (CUSIP No. 12659B AA2) and U.S.$[●] in respect of the Regulation S Unrestricted Global Note (CUSIP No. G2588B AA2) heretofore duly executed by a proper Authorized Representative of the Issuer and delivered to you as provided in the Indenture and to hold the Notes in your capacity as custodian for The Depository Trust Company. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.
Date: February 3, 2022
[Signature page follows]
(i)

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IN WITNESS WHEREOF, I have signed this certificate.
Dated: February 3, 2022
WALKERS FIDUCIARY LIMITED, AS TRUSTEE OF THE CT TRUST
By:
Name:
Title:
By:
Name:
Title:

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Receipt of the Global Notes is hereby
acknowledged.
Date: February 3, 2022
THE BANK OF NEW YORK MELLON. as Indenture Trustee
By:
Name:
Title:
:

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EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
[Date]
The Bank of New York Mellon
240 Greenwich Street
Floor 7 West
New York, New York 10286
Attention: Corporate Trust Administration
With a copy to:

The Bank of New York Mellon
385 Rifle Camp Road, 3rd Floor
Woodland, Park, NJ 07424
Attention: Alicia Coronado / Structured Cross-Border
Re:    Walkers Fiduciary Limited, as trustee of
CT Trust, 5.125% Senior Notes due 2032
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of February 3, 2022 (as amended and supplemented from time to time, the “Indenture”), among Walkers Fiduciary Limited, as trustee of the CT Trust (the “Company”), as issuer, Comunicaciones Celulares, S.A., Cloud2Nube, S.A., Comunicaciones Corporativas, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Navega.com, S.A., Servicios Especializados en Telecomunicaciones, S.A. and Servicios Innovadores de Comunicación y Entretenimiento, S.A., as Guarantors and The Bank of New York Mellon, as Indenture Trustee, Note Registrar, Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
This letter relates to U.S.$900,000,000 aggregate principal amount of the Company’s 5.125% Senior Notes due 2032 (the “Notes”) [in the case of a transfer of an interest in a Rule 144A Restricted Global Note: which represent an interest in a Rule 144A Restricted Global Note (CUSIP: [  ]/ISIN: [  ]) beneficially owned by] [in the case of a transfer of a certificated Note: held in the name of] the undersigned (“Transferor”) in connection with the request to effect the transfer of such Notes in exchange for an equivalent beneficial interest in a Regulation S Unrestricted Global Note (CUSIP: [ ]/ISIN: [ ]).
In connection with such request, the Transferor confirms that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor represents that:
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    the offer of the Notes was not made to a person in the United States;
    either (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on the Transferor’s behalf reasonably believed that the transferee was outside the United States (within the meaning of Regulation S) or (ii) the transaction is being executed in, on or through the facilities of a designated offshore securities market (within the meaning of Regulation S) and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction has been pre-arranged with a buyer in the United States;
    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(b) of Regulation S;
    the Transferor is not a distributor of the Notes, an affiliate of the Company, an affiliate of any distributor of the Notes or a person acting on behalf of any of the foregoing;
    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
    the Transferor is the beneficial owner of the principal amount of Notes being transferred.
In addition, if the sale is made during the period ending forty (40) days after the original issuance of the Notes and the transferee will take delivery in the form of a beneficial interest in the Regulation S Unrestricted Global Note, such beneficial interest will be held immediately after such transfer only in or through accounts maintained at the Registered Depositary through Euroclear or Clearstream (or by agent members acting for the account thereof).
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours, [Name of Transferor]
By:    _____________________________
[Authorized Signature]
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EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
TO QUALIFIED INSTITUTIONAL BUYERS (QIBS) WHO ARE ALSO QUALIFIED PURCHASERS
[Date]
The Bank of New York Mellon
240 Greenwich Street
Floor 7 West
New York, New York 10286
Attention: Corporate Trust Administration
With a copy to:

The Bank of New York Mellon
385 Rifle Camp Road, 3rd Floor
Woodland, Park, NJ 07424
Attention: Alicia Coronado / Structured Cross-Border
Re:    Walkers Fiduciary Limited, as trustee of CT Trust, 5.125% Senior Notes due 2032
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of February 3, 2022 (as amended and supplemented from time to time, the “Indenture”), among Walkers Fiduciary Limited, as trustee of the CT Trust (the “Company”), as issuer, Comunicaciones Celulares, S.A., Cloud2Nube, S.A., Comunicaciones Corporativas, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Navega.com, S.A., Servicios Especializados en Telecomunicaciones, S.A. and Servicios Innovadores de Comunicación y Entretenimiento, S.A., as Guarantors and The Bank of New York Mellon, as Indenture Trustee, Note Registrar, Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
This letter relates to U.S.$900,000,000 aggregate principal amount of the Company’s 5.125% Senior Notes due 2032 (the “Notes”) [in the case of a transfer of an interest in a Regulation S Unrestricted Global Note: which represents an interest in a Regulation S Unrestricted Global Note (CUSIP: [  ]/ISIN: [  ]) beneficially owned by] [in the case of a transfer of a certificated Note: which are held in the name of] the undersigned (the “Transferor”) in connection with the request to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Restricted Global Note (CUSIP: [  ]/ISIN: [  ]).
In connection with such request, the Transferor does hereby certify that the [transferee is a Qualified Institutional Buyer that is also a Qualified Purchaser] [Transferor
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reasonably believes that the transferee is a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, and is also a Qualified Purchaser].

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours,
[Name of Transferor]
By:    _____________________________
[Authorized Signature]
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EXHIBIT E
FORM OF QUALIFIED INSTITUTIONAL BUYER/QUALIFIED PURCHASER CERTIFICATION
[Letterhead of Prospective Note Purchaser/Exchanger]
[Date]
The Bank of New York Mellon
240 Greenwich Street
Floor 7 West
New York, New York 10286
Attention: Corporate Trust Administration
With a copy to:

The Bank of New York Mellon
385 Rifle Camp Road, 3rd Floor
Woodland, Park, NJ 07424
Attention: Alicia Coronado / Structured Cross-Border
Re:    CT Trust,
5.125% Senior Notes due 2032
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of February 3, 2022 (as amended and supplemented from time to time, the “Indenture”), among Walkers Fiduciary Limited, as trustee of the CT Trust, as issuer (the “Issuer”), Comunicaciones Celulares, S.A., Cloud2Nube, S.A., Comunicaciones Corporativas, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Navega.com, S.A., Servicios Especializados en Telecomunicaciones, S.A. and Servicios Innovadores de Comunicación y Entretenimiento, S.A., as Guarantors and The Bank of New York Mellon, as Indenture Trustee, Note Registrar, Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
In connection with the undersigned’s purchase of $US[  ] in aggregate principal amount of the Issuer’s 5.125% Senior Notes due 2032 to be represented by [Note   ] (CUSIP: [  ]/ISIN: [ ] (the “Notes”), as set forth below, the undersigned hereby represents, acknowledges and agrees as follows:
It is (A) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended, and is acquiring the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder and (B) also a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended.
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Name of Purchaser:
Dated:
By:     ______________________________
Name:
Title:
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EXHIBIT F
FORM OF SECTION 3(C)(7) REMINDER NOTICE
THE DEPOSITORY TRUST COMPANY IMPORTANT
DATE:    [ ]
TO:    ALL PARTICIPANTS
FROM:    Walkers Fiduciary Limited,
as trustee of CT Trust (the “Issuer”)
SUBJECT:    Section 3(c)(7) restrictions for 5.125% Senior Notes due 2032
(A)    CUSIP Number: 12659B AA2
(B)    Note Description: 5.125% Senior Notes due 2032
(C)    Offer Amount: $900,000,000
(D)    Initial Purchasers: Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC
(E)    Indenture Trustee: The Bank of New York Mellon
(F)    Issue Date: February 3, 2022
Special Instructions: See Attached Important Instructions from the Issuer.
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Walkers Fiduciary Limited,
as trustee of the CT Trust (the “Issuer”),
c/o The Bank of New York Mellon
240 Greenwich Street, Floor 7 West
New York, New York 10286
Attention: Corporate Trust Administration
IMPORTANT INSTRUCTIONS
5.125% Senior Notes due 2032 (the “Notes”)
CUSIP Number: 12659B AA2
The Issuer and the Initial Purchaser are putting The Depository Trust Company (“DTC”) participants on notice that they are required to follow these purchase and transfer restrictions with regard to the above-referenced Notes.
In order to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the exemption provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), offers, sales and resales of the Notes issued by Walkers Fiduciary Limited, as trustee of the CT Trust, within the United States or to U.S. persons (within the meaning of Regulation S under the Securities Act (“U.S. Persons”)) may only be made to “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A who are also “qualified purchasers” (“QP”) within the meaning of Section 2(a)(51) of the Investment Company Act. Each purchaser of the Notes (including the registered holders and beneficial owners of the Notes as they exist from time to time, including as a result of transfers, in each case, as of the time of purchase) represents and agrees, on its own behalf and on behalf of each account for which it is purchasing, among other things, that: (1) it is a QIB who is also a QP (a “QIB/QP”), (2) it is aware the sale of the Notes to it is being made in reliance on Rule 144A, (3) it is acquiring such Notes for its own account or the account of a QIB/QP as to which the purchaser exercises sole investment discretion, (4) it and each such account (i) is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of unaffiliated issuers, (ii) is not formed for the purpose of investing in the Issuer, (iii) has not invested more than 40% of its assets in the Notes (or beneficial interests therein) and/or other securities of the Trust after giving effect to the purchase of the Notes (or beneficial interests therein) (unless all of its beneficial owners are QIBs who are also Qualified Purchasers), (iv) is not a participant-directed employee plan, such as a 401(K) plan, or a trust holding the asset of such a plan, unless the investment decisions with respect to such plan are made solely by the fiduciary, trustee or sponsor of such plan, (v) is not a partnership, common trust fund or corporation, special trust, pension fund or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners, as the case may be, may designate the particular investment to be made, or the allocation thereof, unless all such partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners are QIBs who are also Qualified Purchasers; (vi) will provide notice of the transfer restrictions to any subsequent transferees and (vii) acknowledges that the Issuer may receive a list of participants holding positions in the global note or notes representing the Notes from one or more book-entry depositaries, (5) it understands that the Company is not and will not be registered as an “investment company” under the Investment

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Company Act, (6) it understands and acknowledges that the Notes are being offered only in a transaction not involving any public offering in the United States, within the meaning of the Securities Act, and the Notes have not been and will not be registered under the Securities Act or within any securities regulatory authority of any U.S. state, the Securities and Commodities Market Law of Guatemala or any other jurisdiction, and may not be offered, resold, pledged or otherwise transferred except (i) to the Issuer or the Borrower, (ii) to a person who the seller reasonably believes is a QIB/QP in a transaction meeting the requirements of Rule 144A or (iii) upon delivery of a written certification in the form provided in the Indenture, in an offshore transaction in accordance with Rule 904 of Regulation S, in each case in accordance with all applicable securities laws of the states of the United States, (7) it understands and acknowledges that the Notes (or any interest therein) may be purchased, sole, pledged or otherwise transferred only in minimum principal amounts of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof and (8) either (i) it is not and is not acquiring the Notes on behalf of, or with the assets of, any (a) “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) which is subject to Title I of ERISA, “plan” which is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or entity whose underlying assets are treated as assets of any such employee benefit plan or plan pursuant to the U.S. Department of Labor regulation codified at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, or (b) governmental, church or non-U.S. plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or entity whose assets are treated as assets of any such plan, or (ii) its purchase, holding and disposition of a Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or violation of applicable Similar Law. Each purchaser further understands that the Notes will bear a Restrictive Legend with respect to such transfer restrictions. See “Transfer Restrictions” in the final offering memorandum dated as of February 3, 2022.
The Indenture provides that if, notwithstanding the restrictions on contained therein, the Issuer determines that any beneficial owner of (A) a Regulation S Global Note (or any interest therein) is a U.S. Person (within the meaning of Regulation S under the Securities Act) or (B) a Rule 144A Global Note is not both (i) a QIB and (ii) a QP (any such Person, a “Non-Permitted Holder”), then the Issuer may require, by notice to such Non-Permitted Holder, that such Non- Permitted Holder sell all of its right, title and interest to such Note (or interest therein) to a Person that (1) is not a U.S. Person (in the case of a Person holding its interest through a Regulation S Unrestricted Global Note) or (2) in the case of a Person holding its interest through a Rule 144A Restricted Global Note, is both (i) a QIB and (ii) a QP, with such sale to be effected within 30 days after notice of such sale requirement is given. If such Non-Permitted Holder fails to effect the transfer required within such 30-day period, (i) upon written direction from the Issuer, the Indenture Trustee, on behalf of and at the expense of the Issuer, shall cause such Non- Permitted Holder’s interest in such Note to be transferred in a commercially reasonable sale to a Person that certifies to the Indenture Trustee and the Issuer in connection with such transfer, that such Person (X) is not a U.S. person (in the case of a Person holding its interest through a Regulation S Unrestricted Global Note) or (Y) is both (i) a QIB and (ii) a QP (in the case of a Person holding its interest through a Rule 144A Restricted Global Note) and pending such transfer, no further payments will be made in respect of such Note held by such Non-Permitted Holder.

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The restrictions on transfer required by the Issuer (outlined above) will be reflected under the notation “3c7” in DTC’s User Manuals and DTC’s Reference Directory.
Capitalized terms not defined herein are as defined in the Indenture, dated February 3, 2022, among Issuer, certain guarantors party thereto and The Bank of New York Mellon, as trustee, note registrar, paying agent and transfer agent.

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EXHIBIT G
Walkers Fiduciary Limited,
as trustee of the CT Trust (the “Issuer”),
c/o The Bank of New York Mellon
240 Greenwich Street, Floor 7 West
New York, New York 10286
Attention: Corporate Trust Administration
[_____], 2022
Bloomberg, L.P.
731 Lexington Avenue
New York, New York 10022
Ladies and Gentlemen:
Pursuant to the indenture, dated as of February 3, 2022 (the “Indenture”), among Walkers Fiduciary Limited, acting as trustee of the CT Trust established pursuant to a Declaration of Trust, dated January 12, 2022 under the laws of the Cayman Islands, as issuer (the “Issuer”), Comunicaciones Celulares, S.A., Cloud2Nube, S.A., Comunicaciones Corporativas, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Navega.com, S.A., Servicios Especializados en Telecomunicaciones, S.A. and Servicios Innovadores de Comunicación y Entretenimiento, S.A., as Guarantors and The Bank of New York Mellon, as trustee (the “Indenture Trustee”), Note Registrar, Paying Agent and Transfer Agent, the Issuer is issuing US$900,000,000 5.125% Senior Notes due 2032 (collectively, the “Notes”). The Notes will be issued pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. CUSIP numbers issued by the CUSIP Service Bureau have been obtained for the Notes and are set forth on Schedule A of this letter.
The Notes will be issued to The Depository Trust Company (“DTC”) in the nominee name of Cede & Co. at closing. Beneficial interests in the Notes will be held and transferred by book entry either directly through DTC or through one or more participants in DTC. The Issuer is a “3(c)(7) Issuer”, meaning that the Issuer has not registered as an Investment Company within the meaning of the Investment Company Act of 1940, as amended, upon reliance on the exemption from registration thereunder contained in Section 3(c)(7) thereof. Accordingly, the Issuer hereby requests that Bloomberg, L.P. include the following (or substantially similar language) at the bottom of each DES screen containing information about the Rule 144A Global Notes (CUSIP 12659B AA2): “ISS’D UNDER 144A/3C7. SEE RESTRICTIONS IN OM-QIB/QP ONLY. NON-COMPLIANT PURCHASE MAY BE VOIDED AND/OR RESULT IN FORCED SALE”.

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Very truly yours,
WALKERS FIDUCIARY LIMITED, ACTING AS TRUSTEE OF THE CT TRUST
By:    ____________________________________
Name:
Title:

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Schedule A
CUSIPs
144A:    12659B AA2
Reg S:    G2588B AA2

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EXHIBIT H

REQUEST TO THE DEPOSITORY TRUST COMPANY

Walkers Fiduciary Limited,
as trustee of CT Trust

Reference is made to the Indenture dated as of February 3, 2022 among Walkers Fiduciary Limited, an ordinary company incorporated with limited liability in the Cayman Islands, as trustee (the “Cayman Trustee”) of CT Trust (the “Trust”) established under the Declaration of Trust, dated as of January 12, 2022, as issuer (the “Issuer”), Comunicaciones Celulares, S.A., Comunicaciones Corporativas, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Navega.com, S.A., Servicios Especializados en Telecomunicaciones, S.A., Servicios Innovadores de Comunicación y Entretenimiento, S.A. and Cloud2Nube, S.A., as Guarantors, The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), Registrar, Paying Agent and Transfer Agent. Capitalized terms used and not otherwise defined herein have the respective meanings set forth in the Indenture.
Pursuant to the Indenture, the Issuer hereby instructs you, as the Registered Depositary, to take the following steps in connection with the Rule 144A Global Notes (CUSIP 12659B AA2):
(i)    to include the “3c7” and “144A” markers in the Registered Depositary 20-character security descriptor and the 48-character additional descriptor for the Rule 144A Global Notes in order to indicate that sales are limited to QIBs that are also Qualified Purchasers;

(ii)    to cause (i) each physical Registered Depositary delivery order ticket delivered by the Registered Depositary to purchasers to contain the Registered Depositary 20-character security descriptors and (ii) each Registered Depositary delivery order ticket delivered by the Registered Depositary to purchasers in electronic form to contain the “3c7” and “144A” indicators and the related user manual for participants, which shall contain a description of the relevant restrictions;

(iii)    to send a notice substantially in the form attached hereto to all Registered Depositary participants in connection with the offering of the Rule 144A Global Notes;

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(iv)    to include the Rule 144A Global Notes in the Registered Depositary’s “Reference Directory” of Section 3(c)(7) offerings;

(v)    to include in all “confirms” of trades of the Rule 144A Global Notes in the Registered Depositary CUSIP numbers with a “fixed field” attached to the CUSIP number that has the “3c7” and “144A” markers; and

(vi)    to deliver to the Issuer and the Indenture Trustee from time to time a list of all Registered Depositary participants holding an interest in the Rule 144A Global Notes.

By:
Name:
Title: Authorized Signatory Walkers Fiduciary Limited as trustee of CT Trust

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